Filed Pursuant to Rule 424(b)(3)
Registration No. 333-188096

PROSPECTUS

57,400,130 Shares of Common Stock

COPYTELE, INC.

This prospectus relates to the resale of up to 57,400,130 shares of common stock, par value $0.01 per share (“Common Stock”), of CopyTele, Inc. (“we” or the “Company”) held by certain selling stockholders, consisting of the following:

•

9,380,000 shares of Common Stock issued or issuable upon exercise of common stock purchase warrants issued to 10 accredited investors in our February 2011 private placement

•

8,252,895 shares of Common Stock issued upon conversion of $750,000 principal amount of 8% convertible debentures plus accrued interest thereon issued to five accredited investors in our September 2012 private placement;

•

19,267,235 shares of Common Stock issuable upon conversion of $1,765,000 principal amount of 8% convertible debentures plus accrued interest thereon and exercise of common stock purchase warrants issued to 20 accredited investors and the placement agent in our January 2013 private placement;

•

500,000 shares of Common Stock issuable upon exercise of common stock purchase warrants issued to ZQX Advisors, LLC in connection with a consulting agreement we entered into with them in August 2009; and

•

20,000,000 shares of Common Stock in the aggregate issued or issuable to Aspire Capital Fund, LLC (“Aspire Capital”) pursuant to a common stock purchase agreement between the Company and Aspire Capital, dated April 23, 2013 (the “Purchase Agreement”).

We will not receive any proceeds from the resale of any of the shares of Common Stock being registered hereby.  However, we have received $500,000 in gross proceeds, and in the future may receive up to an aggregate of $9.5 million in additional gross proceeds, from the sale of our Common Stock to Aspire Capital, pursuant to the Purchase Agreement.  We may also receive proceeds from the sale of securities upon the exercise of the warrants issued in our January 2013 and February 2011 private placements and the exercise of warrants issued to ZQX Advisors, LLC (if applicable, the “cashless exercise” provision is not utilized by the holder).

Our common stock is quoted on the OTC Bulletin Board under the symbol “COPY.” On June 17, 2013, the last reported sale price of our common stock on the OTC Bulletin Board was $0.311 per share.

The selling stockholders may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. With regard only to the shares it sells for its own behalf, Aspire Capital is an “underwriter” within the meaning of the Securities Act of 1933, as amended. The Company is paying all of the registration expenses incurred in connection with the registration of the shares. We will not pay any of the selling commissions, brokerage fees and related expenses.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 11 to read about factors you should consider before investing in shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is June 19, 2013

You should rely only on the information contained in this prospectus. We have not authorized any dealer, salesperson or other person to provide you with information concerning us, except for the information contained in this prospectus. The information contained in this prospectus is complete and accurate only as of the date on the front cover page of this prospectus, regardless when the time of delivery of this prospectus or the sale of any common stock. This prospectus is not an offer to sell, nor is it a solicitation of an offer to buy, our Common Stock in any jurisdiction in which the offer or sale is not permitted.

TABLE OF CONTENTS

    Page

Cautionary Note Regarding Forward Looking Statements

4

Prospectus Summary

5

The Offering

9

Risk Factors

10

Use Of Proceeds

19

Determination Of Offering Price

20

Dilution

20

Selling Stockholders

20

Plan Of Distribution

31

Description Of Securities To Be Registered

32

Information With Respect To The Registrant

35

Market For Common Equity And Related Stockholder Matters

40

Management’s Discussion And Analysis Of Financial Condition And Results Of Operations

41

Directors, Executive Officers And Corporate Governance

53

Executive Compensation

55

Compensation Discussion And Analysis

61

Certain Relationships And Related Transactions

64

Security Ownership Of Certain Beneficial Owners And Management

65

Description Of Securities

69

Change Of Independent Registered Accounting Firm

69

Experts

69

Legal Matters

70

How To Get More Information

70

Index To Financial Statements

F-1

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains forward looking statements that involve risks and uncertainties, principally in the sections entitled “Information with Respect to the Registrant,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the Securities and Exchange Commission. The following discussion should be read in conjunction with the consolidated financial statements for the fiscal year ended October 31, 2012 and notes included herewith, as well as the condensed consolidated financial statements for the three months ended January 31, 2013 and notes included herewith. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. You should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this prospectus could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained elsewhere in this prospectus, before making an investment decision.

As used herein, “we,” “us,” “our,” the “Company”, “CopyTele” or “CTI” means CopyTele, Inc. unless otherwise indicated.  Unless otherwise indicated, all references in this prospectus to “dollars” or “$” refer to US dollars.

Business Overview

CTI currently owns 53 U.S. patents and 11 U.S. patent applications. Our principal operations include the development, acquisition, licensing, and enforcement of patented technologies. While in the past, the primary operations of the Company involved licensing in connection with and the development of patented technologies, the primary operations of the Company are now patent licensing in connection with the unauthorized use of patented technologies and patent enforcement. We expect to first generate revenues and related cash flows from the licensing and enforcement of patents that we currently own and thereafter also obtain the rights to license and enforce patents from third parties.  We are continuing to develop our patent portfolios through the filing and prosecution of patent applications and will initiate lawsuits, if necessary, to prevent the unauthorized use of our patented technologies. The changes in the primary operations of the Company included elimination of development efforts, accordingly, we are no longer incurring research and development expenses. Certain of our patents are encumbered due to arrangements previously entered into by the Company.  Where we are able, we will take the steps necessary to remove any encumbrances that may inhibit our patent licensing and enforcement efforts. We expect to obtain the rights to license and enforce additional patents from third parties, and when necessary, will assist such parties in the further development of their patent portfolios through the filing of additional patent applications. In the ordinary course of our business, we will likely initiate patent enforcement actions against unauthorized users of patented technologies on our own behalf and in conjunction with such third parties.

We were incorporated on November 5, 1982 under the laws of the State of Delaware.

Transactions with Selling Stockholders

August 2009 Transaction with ZQX

On August 20, 2009, we entered into an Engagement Letter with ZQX Advisors, LLC (“ZQX”) pursuant to which they were engaged to evaluate of our E-Paper® electrophoretic intellectual property, which engagement was terminated by us on January 21, 2013.  In connection with this engagement, we issued to ZQX 800,000 unregistered shares of our common stock together with warrants to purchase an additional 500,000 unregistered shares of our common stock in exchange for a 19.5% ownership interest in ZQX.  Warrants to purchase 250,000 shares are exercisable at $0.37 per share and warrants to purchase the remaining 250,000 shares are exercisable at $0.555 per share. The warrants are currently exercisable and expire in August 2019.

February 2011 Private Placement

On February 8, 2011, we sold 7,000,000 shares of our common stock in a private placement to 10 accredited investors, including Denis A. Krusos, the Company’s former Chairman and Chief Executive Officer, Henry P. Herms, the Company’s Chief Financial Officer and a director, and Lewis H. Titterton, a director and now the current Chairman, and George P. Larounis, former director of the Company, at a price of $0.1786 per share, for proceeds of $1,250,000.  In conjunction with the sale of the common stock, we issued the investors warrants to purchase 7,000,000 shares of our common stock.  Each warrant grants the holder the right to purchase one share of our common stock (or 7,000,000 shares of common stock in the aggregate) at the purchase price of $0.1786 per share on or before February 8, 2016.  Certain of the investors are officers and/or directors of the Company and the warrants issued to such persons included a “cashless exercise” provision.

September 2012 Private Placement

On September 12, 2012, we completed a private placement with 5 accredited investors, including Lewis H. Titterton, Jr., the Company’s Chairman and then Chief Executive Officer, and Bruce Johnson, a director of the Company pursuant to which we sold $750,000 principal amount of 8% Convertible Debentures due 2016. These debentures mature on September 12, 2016, bear interest at the rate of 8% payable quarterly and are convertible into shares of our common stock at a price per share of $0.092. We may prepay these debentures at any time without penalty upon 30 days prior notice.  We also have the option to pay any interest on the debentures in common stock. These debentures also provide for events of default which, if any of them occurs, would permit the principal of and accrued interest on these debentures to become or to be declared due and payable, unless the event of default has been cured or the holder of the debenture has waived in writing the event of default.  We granted the holders customary piggy-back registration rights.  In February 2013, $600,000 principal amount of these debentures were converted into 6,521,736 shares of our common stock and an additional 68,116 shares were issued in payment of accrued interest.  In April 2013 the remaining $150,000 principal amount of these debentures were converted into 1,630,434 shares of our common stock and an additional 32,609 shares were issued in payment of accrued interest.

January 2013 Private Placement

On January 25, 2013, we completed a private placement with 20 accredited investors, including Robert A. Berman, the Company’s President, Chief Executive Officer and a director, Dr. Amit Kumar, a consultant and director of the Company, and Bruce Johnson, a director of the Company, pursuant to which we sold $1,765,000 principal amount of 8% Convertible Debentures due 2015 and warrants to purchase 5,882,745 shares of our common stock.  These debentures mature on January 25, 2015, bear interest at the rate of 8% payable quarterly and are convertible into shares of our common stock at a price per share of $0.15.  We may prepay these debentures at any time without penalty upon 30 days prior notice, but only if the sales price of our common stock is at least $0.30 for 20 trading days in any 30-day trading period ending no more than 15 days before the prepayment notice.  We have the option to pay any interest on the debentures in common stock based on the average of the closing prices of  our common stock for the 10 trading days immediately preceding the interest payment date.  If all remaining interest through the maturity date of the debentures is paid in common stock, we would issue an additional 837,919 shares (based on the average closing prices of our common stock for the 10 trading days ending May 31, 2013).  We also have the option to pay any interest on the debentures with additional debentures.  If all remaining interest through the maturity date of the debentures that are currently outstanding were paid in the form of debentures, we would issue $256,906 principal of additional 8% convertible debentures. The terms of the debentures preclude the Company from incurring any indebtedness senior to the debentures.

These debentures contain full ratchet anti-dilution protection which means, that, subject to certain exceptions, if we sell shares of common stock (or securities convertible or exchangeable  into common stock) at an effective price of less than $0.15 per share of common stock, the conversion price of these debentures will be reduced to such lower effective sales price.  These debentures also provide for events of default which, if any of them occurs, would permit the principal of and accrued interest on the debentures to become or to be declared due and payable, unless the event of default has been cured or the holder of the debenture has waived in writing the event of default.  If all of the debentures are converted, we would issue 6,667 shares of common stock for each $1,000 principal amount of debentures or 11,767,255 shares of our common stock in the aggregate. For each $1,000 principal amount of debentures, we issued a warrant to purchase 3,333 shares of common stock.  Each warrant grants the holder the right to purchase our common stock at the purchase price per share of $0.30 on or before January 25, 2016.  If there is not an effective registration statement covering shares of common stock issuable upon exercise of the warrants, the warrants may be exercised on a cashless basis.

Pursuant to the terms of the debentures and warrants, no investor may convert or exercise such investor’s debenture or warrant if such conversion or exercise would result in the investor beneficially owning in excess of 4.99% of our then issued and outstanding common stock. A holder may, however, increase this limitation (but in no event exceed 9.99% of the number of shares of common stock issued and outstanding) by providing us with 61 days’ notice that such holder wishes to increase this limitation.

In connection with this offering, the Company granted each investor registration rights with respect to the shares of common stock issuable upon such conversion or exercise.  We have agreed to use our reasonable best efforts to cause the registration statement, of which this prospectus forms a part to be declared effective by July 24, 2013, to keep registration statement, of which this prospectus forms a part effective until the shares of our common stock that may be acquired upon conversion or exercise of the debentures or warrants can be sold under Rule 144(k) of the Securities Act or such earlier date when all such shares have been sold publicly; provided, however, the Company shall not be required to keep the registration statement, of which this prospectus forms a part effective after January 25, 2016.

In connection with this offering we paid The Benchmark Company LLC, as placement agent, a cash placement fee of $41,400 (or 6% of the aggregate purchase price from the investors they introduced to us) and issued to it and its designees warrants to purchase 276,014 shares of common stock (or 6% of the aggregate number of shares underlying the debentures issued to the investors they introduced to us) upon the same terms as the warrants issued in the offering.

April 2013 Purchase Agreement with Aspire Capital

On April 23, 2013, we entered into the Purchase Agreement with Aspire Capital, which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $10 million of shares of our Common Stock over the two-year term of the agreement. In consideration for entering into the Purchase Agreement, concurrently with the execution of the Purchase Agreement, we issued to Aspire Capital 3,500,000 shares of our Common Stock, or the “Commitment Shares,” as a commitment fee. Upon execution of the Purchase Agreement, Aspire Capital purchased 2,500,000 shares on April 23, 2013 for $500,000, or the “Initial Purchase Shares.”  Other terms and conditions of the Purchase Agreement are described below.

Concurrently with entering into the Purchase Agreement, we also entered into a registration rights agreement with Aspire Capital, or the “Registration Rights Agreement.”  The Registration Rights Agreement provides that we will file one or more registration statements, as necessary, to register under the Securities Act, the sale of the shares that have been and may be issued to Aspire Capital under the Purchase Agreement.  We agreed to file an initial registration statement registering the sale of the shares by Aspire Capital with the Securities and Exchange Commission, or SEC, within ten (10) business days of entering into the Purchase Agreement with Aspire Capital.  We further agreed to keep the registration statement effective and to indemnify Aspire Capital for liabilities in connection with the sale of the shares under the terms of the Registration Rights Agreement.

As of May 31, 2013, there were 199,959,796 shares of our Common Stock outstanding, (164,941,098 held by non-affiliates) including the Initial Purchase Shares and the Commitment Shares, but excluding the 14,000,000 shares offered that may be sold to Aspire Capital pursuant to the Purchase Agreement. If all of the 20,000,000 shares of our Common Stock offered hereby were issued and outstanding as of the date hereof, such shares would represent approximately 9.3% of the total Common Stock outstanding or approximately 10.1% of the non-affiliate shares of Common Stock outstanding as of May 31, 2013.  The number of shares of our Common Stock ultimately offered for sale by Aspire Capital is dependent upon the number of shares purchased by Aspire Capital under the Purchase Agreement.

Pursuant to the Purchase Agreement and the Registration Rights Agreement, we are registering under the Securities Act 20,000,000 shares of our Common Stock, which includes the Commitment Shares and the Initial Purchase Shares that have already been issued to Aspire Capital, as well as an additional 14,000,000 shares of Common Stock that we may issue to Aspire Capital. All 20,000,000 shares of Common Stock are being offered pursuant to this prospectus.

As described in more detail below, generally under the Purchase Agreement we have two ways we can elect to sell shares of Common Stock to Aspire Capital on any business day we select: (1) through a regular purchase of up to 200,000 shares (but not to exceed $200,000) at a known price based on the market price of our Common Stock prior to the time of each sale, and (2) through a volume-weighted average price, or VWAP, purchase of a number of shares up to 30% of the volume traded on the purchase date at a price equal to the lesser of (i) the closing sale price on the purchase date or (ii) 95% of the VWAP for such purchase date.  The Company can only require a VWAP purchase if the closing sale price for our Common Stock on the notice day for the VWAP purchase is higher than $0.50 and the Company has also submitted a regular purchase notice to Aspire Capital in the amount of 200,000 shares on the notice date for the VWAP purchase. The VWAP purchase requirement that the closing sales price exceed $0.50 per share shall not be subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.

On June 19, 2013, all of the conditions to commencement under the Purchase Agreement were met. Therefore on any business day on which the closing sale price of our Common Stock equals or exceeds $0.15 per share, over the two-year term of the Purchase Agreement, we have the right, in our sole discretion, to present Aspire Capital with a purchase notice directing Aspire Capital to purchase up to 200,000 shares of our Common Stock per business day; however, no sale pursuant to such purchase notice may exceed $200,000 per business day.  The purchase price per share is the lower of (i) the lowest sale price for our Common Stock on the purchase date or (ii) the arithmetic average of the three lowest closing sale prices for our Common Stock during the 12 consecutive business days ending on the business day immediately preceding the purchase date.  The applicable purchase price will be determined prior to delivery of any purchase notice.

In addition, on any date on which we have submitted a purchase notice to Aspire Capital in the amount of 200,000 shares, we also have the right, in our sole discretion, to present Aspire Capital with a volume-weighted average price purchase notice, or a “VWAP Purchase Notice,” directing Aspire Capital to purchase an amount of our Common Stock equal to a percentage (not to exceed 30%) of the aggregate shares of Common Stock traded on the next business day subject to a maximum number of shares determined by us.  The purchase price per share pursuant to such VWAP Purchase Notice shall be generally the lower of (i) the closing sale price on the purchase date and (ii) 95% of the VWAP of our Common Stock traded on the OTC Bulletin Board on the purchase day.

The number of shares covered by, and the timing of, each purchase notice are determined by us, at our sole discretion.  We may deliver multiple purchase notices to Aspire Capital from time to time during the term of the Purchase Agreement, so long as the most recent purchase has been completed. There are no trading volume requirements or other restrictions under the Purchase Agreement.  Aspire Capital has no right to require any sales from us, but is obligated to make purchases as directed in accordance with the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification and termination provisions.  The Purchase Agreement may be terminated by us at any time, at our discretion, without any cost or penalty. Aspire Capital has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of our Common Stock.  We did not pay any additional amounts to reimburse or otherwise compensate Aspire Capital in connection with the transaction other than the Commitment Shares.  There are no limitations on use of proceeds, financial or business covenants, restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. American Capital Partners, LLC acted as our agent in connection with the transaction, and we agreed to pay them a cash fee.

Our gross proceeds will depend on the purchase prices and the frequency of sales of shares to Aspire Capital; provided, however,  that the maximum aggregate proceeds from sales of shares, including the Initial Purchase Shares, is $10 million.  Our delivery of purchase notices will be made subject to market conditions, in light of our anticipated capital needs from time to time and under the limitations contained in the Purchase Agreement.  We expect to use proceeds from sales of shares for general corporate purposes and working capital requirements.

The issuance of all the shares to Aspire Capital under the Purchase Agreement is exempt from registration under the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Recent Developments

On April 3, 2013, the Company, through its newly formed, wholly owned subsidiary, CTI Patent Acquisition Corporation (“CTIPAC”), entered into an exclusive license agreement (the “CTIPAC Agreement”) pursuant to which it acquired the rights to a patent portfolio relating to loyalty awards programs commonly provided by airlines, credit card companies, hotels, retailers, casinos, and others. The patent portfolio consists of 13 patents (the “Patents”) that cover the conversion of non-negotiable, loyalty awards points into negotiable funds used to purchase goods and services from third parties, and the conversion of awards points into points and awards provided by other loyalty program providers. Pursuant to the CTIPAC Agreement, the licensors will receive a percentage of all amounts received by CTIPAC from licensing and enforcement of the Patents along with an immaterial number of shares of the Company’s common stock.

On April 17, 2013, CopyTele, Inc., a Delaware corporation (“CTI”), through its newly formed, wholly owned subsidiary, CTIPAC, entered into an exclusive license agreement (the “Agreement”) pursuant to which it acquired the rights to a patent portfolio covering window frames commonly used in manufactured housing, and replacement windows. The portfolio covers window frames that integrate a feature commonly known in the industry as a “J-channel” or “J-rail”, resulting in easier and faster assembly and installation.   Pursuant to the Agreement, the licensor will receive a percentage of all amounts received by CTIPAC from licensing and enforcement of these patents.

As previously announced, the Company’s business plan is to develop and acquire patented technologies for the purposes of patent monetization and patent assertion.  The acquired patents are the Company’s first two acquisition of patents developed by third parties.

Where You Can Find Us

Our principal executive offices are located at 900 Walt Whitman Road, Melville, New York 11747, our telephone number is 631-549-5900, and our Internet website address is www.copytele.com.

THE OFFERING

Common stock offered by selling stockholders	57,400,130 shares of common stock, including 6,000,000 shares issued to Aspire Capital on April 23, 2013.

Common stock outstanding before the offering	199,959,796 shares of common stock as of the date hereof, including 6,000,000 shares issued to Aspire Capital on April 23, 2013.

Common stock outstanding after the offering	240,609,167 shares of common stock.

Use of proceeds

We will not receive any proceeds from the sale of shares by the selling stockholders.  However, we may receive up to an aggregate of $10 million in gross proceeds from the sale of our Common Stock to Aspire Capital (including $500,000 from the sale of shares sold to Aspire Capital on April 23, 2013) under the Purchase Agreement described above. We may also receive proceeds upon the exercise of the warrants issued in the January 2013 and February 2011 private placements and the exercise of warrants issued to ZQX Advisors, LLC (to the extent the registration statement of which this prospectus is a part is then effective and, if applicable, the “cashless exercise” provision is not utilized by the holder).  Any proceeds will be used for general corporate and working capital or for other purposes that the Board of Directors, in its good faith deem to be in the best interest of the Company.

OTCBB Trading Symbol	COPY

Dividend policy:	We currently intend to retain any future earnings to fund the development and growth of our business. Therefore, we do not currently anticipate paying cash dividends on our Common Stock.

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below, together with all of the other information included in this prospectus, before making an investment decision with regard to our securities. The statements contained in or incorporated into this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer.  In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Our results of operations, financial condition and cash flows can be adversely affected by various risks. These risks include, but are not limited to, the principal factors listed below and the other matters set forth in this prospectus. You should carefully consider all of these risks before making an investment decision.

Risks Related to Our Financial Condition and Operations

We have a history of losses and may incur additional losses in the future.

On a cumulative basis we have sustained substantial losses and negative cash flows from operations since our inception.   As of January 31, 2013, our accumulated deficit was approximately $127,178,000.  As of January 31, 2013, we had approximately $1,713,000 in cash and cash equivalents on hand, and negative working capital of approximately $1,658,000.  We expect to continue incurring significant legal and general and administrative expenses in connection with our operations. As a result, we anticipate that we may incur losses in the future.

We may need additional funding in the future which may not be available on acceptable terms, or at all, and, if available, may result in dilution to our stockholders, and the report from our independent registered public accountants includes an uncertainty paragraph regarding our ability to continue as a going concern.

Based on currently available information, we believe that our existing cash, cash equivalents, and short-term investments, together with expected cash flows from patent licensing and enforcement, and other potential sources of cash flow may not be sufficient to enable us to continue our patent licensing and enforcement activities for at least 12 months.  However, our projections of future cash needs and cash flows may differ from actual results.  If current cash on hand and cash that may be generated from patent licensing and enforcement activities are insufficient to satisfy our liquidity requirements, we may seek to sell our investment securities or other financial assets or our debt or additional equity securities or obtain loans from various financial institutions where possible.  The sale of additional equity securities or securities convertible into or exercisable for equity securities could result in dilution to our stockholders.  We can give no assurance that we will generate sufficient cash flows in the future (through licensing and enforcement of patents, or otherwise) to satisfy our liquidity requirements or sustain future operations, or that other sources of funding, such as sales of equity or debt, would be available, if needed, on favorable terms or at all.  We can also give no assurance that we will have sufficient funds to repay our convertible debt at maturity in fiscal years 2015 or 2016.  If we cannot obtain such funding if needed or if we cannot sufficiently reduce operating expenses, we would need to curtail or cease some or all of our operations.

As shown in the accompanying condensed consolidated financial statements for the three months ended January 31, 2013, we have incurred a net loss of approximately $2,095,000 during the three months ended January 31, 2013, and, as of that date, we have an accumulated deficit of approximately $127,178,000 and a net shareholders’ deficiency of approximately $1,324,000.  As shown in the accompanying consolidated financial statements for the fiscal year ended October 31, 2012, we have incurred a net loss of approximately $4,253,000 during the fiscal year ended October 31, 2012, and, as of that date, we have an accumulated deficit of approximately $125,083,000 and a net shareholders’ deficiency of approximately $1,194,000.  These and the other factors described herein raise uncertainty about our ability to continue as a going concern.  Management’s plans in regard to these matters are set forth in the notes to the accompanying consolidated financial statements.  The accompanying consolidated financial statements have been prepared assuming that we will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.  The report from our former independent registered public accountants, KPMG LLP, dated January 29, 2013, includes an explanatory paragraph related to our ability to continue as a going concern.

If we encounter unforeseen difficulties with our business or operations in the future that require us to obtain additional working capital, and we cannot obtain additional working capital on favorable terms, or at all, our business may suffer.

Our consolidated cash, cash equivalents and short-term investments on hand totaled approximately $840,000 and $3,023,000 at October 31, 2012 and 2011, respectively, and consolidated cash and cash equivalents on hand totaled approximately $1,713,000 at January 31, 2013.  To date, we have relied primarily upon cash from the public and private sale of equity securities to generate the working capital needed to finance our operations.

Although we received net proceeds of approximately $500,000 from the sale of shares of common stock to Aspire Capital on April 23, 2013, we will need substantial additional capital to continue to operate our business.

Our purchase agreement with Aspire Capital has a number of limitations on our ability to sell shares to them; for example, the registration statement covering the shares must remain effective. In addition, we can only submit a purchase notice to Aspire Capital on a business day in which the closing price of our common stock equals or exceeds $0.15 per share. Any sales of shares to Aspire Capital will be limited by market conditions and the number of shares that we may be able to sell will be reduced if the volume of our common stock declines.

We may encounter unforeseen difficulties with our business or operations in the future that may deplete our capital resources more rapidly than anticipated.  As a result, we may be required to obtain additional working capital in the future through bank credit facilities, public or private debt or equity financings, or otherwise.  We have not identified other sources for additional funding and cannot be certain that additional funding will be available on acceptable terms, or at all.  If we are required to raise additional working capital in the future, such financing may be unavailable to us on favorable terms, if at all, or may be dilutive to our existing stockholders. If we fail to obtain additional working capital as and when needed, such failure could have a material adverse impact on our business, results of operations and financial condition.  Furthermore, such lack of funds may inhibit our ability to respond to competitive pressures or unanticipated capital needs, or may force us to reduce operating expenses, which could significantly harm the business and development of operations. Because our independent auditors have expressed doubt as to our ability to continue as a “going concern,” as reported in their report on our financial statements, our ability to raise capital may be severely hampered. Similarly, our ability to borrow any such capital may be more expensive and difficult to obtain until this “going concern” uncertainty is resolved.

Failure to effectively manage our potential growth could place strains on our managerial, operational and financial resources and could adversely affect our business and operating results.

Our change in business strategy and potential growth is expected to place a strain on our managerial, operational and financial resources and systems.  Further, as our business grows, we will be required to manage multiple relationships.  Any growth by us, or an increase in the number of our strategic relationships, may place additional strain on our managerial, operational and financial resources and systems.  Although we may not grow as we expect, if we fail to manage our growth effectively or to develop and expand our managerial, operational and financial resources and systems, our business and financial results will be materially harmed.

Our future success depends on our ability to expand our organization.

As we grow, the administrative demands upon us will grow, and our success will depend upon our ability to meet those demands. These demands include increased accounting, management, legal services, staff support, and general office services. We may need to hire additional qualified personnel to meet these demands, the cost and quality of which is dependent in part upon market factors outside of our control.  Further, we will need to effectively manage the training and growth of our staff to maintain an efficient and effective workforce, and our failure to do so could adversely affect our business and operating results.

Our investments are subject to risks, which may cause us to incur losses or have reduced liquidity.

The capital and credit markets have been experiencing extreme volatility and disruption since 2008, and at times, the volatility and disruption have reached unprecedented levels. In some cases, the markets have exerted downward pressure on stock prices and credit capacity for certain issuers.  Although economic conditions appear to be improving, if the current capital and credit markets do not continue to improve or further deteriorate, we may be unable to liquidate a particular investment. Furthermore, if economic conditions do not continue to improve, or if they further deteriorate, we may be required to record additional impairment charges in a future period despite our ability to hold such investments until maturity.

Our equity arrangements with Videocon involve market risks.

At the same time as we entered into the Videocon License Agreement (defined below), we entered into the Share Subscription Agreement with Mars Overseas Limited (“Mars Overseas”), an affiliate of Videocon Industries Limited (“Videocon”), to purchase the 20,000,000 CopyTele Shares (defined below), and our subsidiary, CopyTele International, entered into the GDR Purchase Agreement to purchase the 1,495,845 Videocon GDRs (defined below).  The value of the Videocon GDRs owned by us depends upon, among other things, the value of Videocon’s securities in its home market of India, as well as exchange rates between the U.S. dollar and Indian rupee (the currency in which Videocon’s securities are traded in its home market).  Based on both the duration and the continuing magnitude of the market price declines and the uncertainty of recovery, we recorded other than temporary impairments as of October 31, 2009 and 2011. We can give no assurances that the value of the Videocon GDRs will not decline in the future and future write downs may occur.

In addition, for the purpose of effecting a lock up of the Videocon GDRs and CopyTele Shares (collectively, the “Securities”) for a period of seven years, and therefore restricting both parties from selling or transferring the Securities during such period, CopyTele International and Mars Overseas entered into two Loan and Pledge Agreements.  The Videocon GDRs are to be held as security for a loan in the principal amount of $5,000,000 from Mars Overseas to CopyTele International, and the CopyTele Shares are similarly held as security for a loan in the principal amount of $5,000,000 from CopyTele International to Mars Overseas.  The loans are for a term of seven years, do not bear interest and prepayment of the loans will not release the lien on the Securities prior to the end of the seven year period.  The loan agreements also provide for customary events of default which may result in forfeiture of the Securities by the defaulting party.  We can give no assurances that the respective parties receiving such loans will not default on such loans.

Risks Related to Patent Monetization and Patent Assertion Activities

We may not be able to monetize our patent portfolios.

As we recently announced, the primary operations of the Company going forward will be Patent Monetization and Patent Assertion. We expect to first generate revenues and related cash flows from the licensing and enforcement of patents that we currently own and from the rights to license and enforce additional patents we have obtained, and may obtain in the future, from third parties.  However, we can give no assurances that we will be able to identify opportunities to exploit such patents or that such opportunities, even if identified, will generate sufficient revenues to sustain future operations.

Certain of our patent portfolios are subject to existing license agreements with AUO and Videocon which may limit our ability to monetize them.

In the course of entering into the EPD License Agreement and the Nano Display License Agreement with AU Optronics Corp. (“AUO”), and the Videocon License Agreement with Videocon, certain rights to our ePaper® Display patents were licensed to AUO, and certain rights to our nFED Display patents were licensed to AUO and Videocon, respectively.  We have terminated the EPD License Agreement and the Nano Display License Agreement with AUO although we can give no assurance that AUO will not challenge the effectiveness of such terminations, and we are engaged in discussions with Videocon with respect to the Videocon License Agreement.  We intend to take the steps necessary to seek to remove any encumbrances that may inhibit our patent licensing and enforcement efforts; however, we can give no assurance that the ePaper® Display patents and the nFED patents will be unencumbered.  If the patent portfolios remain encumbered or if our termination of the AUO license agreements are deemed to be ineffective, it could limit our ability to monetize such portfolios.

While we recently commenced lawsuits against AUO and E Ink Corporation “(E Ink”), we may not be successful in obtaining judgments in our favor.

While we recently filed the AUO/E Ink Lawsuit and the E Ink Lawsuit, we can give no assurance that these lawsuits will be decided in our favor or even if they are that the damages and other remedies will be material.

Our revenues are unpredictable, and this may harm our financial condition.

Due to the nature of the licensing business and uncertainties regarding the amount and timing of the receipt of license and other fees from potential infringers, stemming primarily from uncertainties regarding the outcome of enforcement actions, rates of adoption of our patented technologies, the growth rates of potential licensees and certain other factors, our revenues, if any,  may vary significantly from quarter to quarter, which could make our business difficult to manage, adversely affect our business and operating results, cause our quarterly results to fall below market expectations and adversely affect the market price of our common stock.

Our success depends in part upon our ability to retain the best legal counsel to represent us in patent enforcement litigation.

The success of our licensing business depends upon our ability to retain the best legal counsel to prosecute patent infringement litigation. As our patent enforcement actions increase, it will become more difficult to find the best legal counsel to handle all of our cases because many of the best law firms may have a conflict of interest that prevents their representation of us.

We, in certain circumstances, rely on representations, warranties and opinions made by third parties that, if determined to be false or inaccurate, may expose us to certain material liabilities.

From time to time, we may rely upon the opinions of purported experts.  In certain instances, we may not have the opportunity to independently investigate and verify the facts upon which such opinions are made. By relying on these opinions, we may be exposed to liabilities in connection with the licensing and enforcement of certain patents and patent rights which could have a material adverse effect on our operating results and financial condition.

Once we commence Patent Monetization and Patent Assertion, we may become subject to claims and counterclaims by third parties.

As we become engaged in the business of Patent Monetization and Patent Assertion, we may be subject to claims, counterclaims and legal actions that arise in the ordinary course of business and which could have a material impact on our operation and financial condition.  In connection with any patent enforcement actions, it is also possible that a defendant may request and/or a court may rule that we have violated statutory authority, regulatory authority, federal rules, local court rules, or governing standards relating to the substantive or procedural aspects of such enforcement actions.  In such event, a court may issue monetary sanctions against us or award attorney's fees and/or expenses to a defendant(s), which could be material.

Our exposure to uncontrollable outside influences, including new legislation, court rulings or actions by the United States Patent and Trademark Office, could adversely affect our Patent Monetization and Patent Assertion business and results of operations.

Our Patent Monetization and Patent Assertion business is subject to numerous risks from outside influences, including the following:

New legislation, regulations or rules related to obtaining patents or enforcing patents could significantly increase our operating costs and decrease our revenue.

We may apply for patents and may spend a significant amount of resources to enforce those patents. If new legislation, regulations or rules are implemented either by Congress, the U.S. Patent and Trademark Office (“USPTO”), or the courts that impact the patent application process, the patent enforcement process or the rights of patent holders, these changes could negatively affect our expenses and revenue. For example, new rules regarding the burden of proof in patent enforcement actions could significantly increase the cost of our enforcement actions, and new standards or limitations on liability for patent infringement could negatively impact our revenue derived from such enforcement actions.

Trial judges and juries often find it difficult to understand complex patent enforcement litigation, and as a result, we may need to appeal adverse decisions by lower courts in order to successfully enforce our patents.

It is difficult to predict the outcome of patent enforcement litigation at the trial level. It is often difficult for juries and trial judges to understand complex, patented technologies, and as a result, there is a higher rate of successful appeals in patent enforcement litigation than more standard business litigation. Such appeals are expensive and time consuming, resulting in increased costs and delayed revenue. Although we diligently pursue enforcement litigation, we cannot predict with significant reliability the decisions made by juries and trial courts.

More patent applications are filed each year resulting in longer delays in getting patents issued by the USPTO.

We hold a number of pending patents. We have identified a trend of increasing patent applications each year, which we believe is resulting in longer delays in obtaining approval of pending patent applications. The application delays could cause delays in recognizing revenue, if any, from these patents and could cause us to miss opportunities to license patents before other competing technologies are developed or introduced into the market.

U.S. Federal courts are becoming more crowded, and as a result, patent enforcement litigation is taking longer.

Patent enforcement actions are almost exclusively prosecuted in U.S. Federal court. Federal trial courts that hear patent enforcement actions also hear criminal cases. Criminal cases always take priority over patent enforcement actions. As a result, it is difficult to predict the length of time it will take to complete an enforcement action. Moreover, we believe there is a trend in increasing numbers of civil lawsuits and criminal proceedings before United States Judges, and as a result, we believe that the risk of delays in patent enforcement actions will have a significant effect on our business in the future unless this trend changes.

Any reductions in the funding of the USPTO could have an adverse impact on the cost of processing pending patent applications and the value of those pending patent applications.

Our primary asset is our patent portfolios, including pending patent applications before the USPTO. The value of our patent portfolios is dependent upon the issuance of patents in a timely manner, and any reductions in the funding of the USPTO could negatively impact the value of our assets. Further, reductions in funding from Congress could result in higher patent application filing and maintenance fees charged by the USPTO, causing an unexpected increase in our expenses.

Competition is intense in the industries in which we do business and as a result, we may not be able to grow or maintain our market share for our technologies and patents.

Our licensing business may compete with venture capital firms and various industry leaders for technology licensing opportunities.  Many of these competitors may have more financial and human resources than we do.  As we become more successful, we may find more companies entering the market for similar technology opportunities, which may reduce our market share in one or more technology industries that we currently rely upon to generate future revenue.

Our patented technologies face uncertain market value.

Many of our patents and technologies are in the early stages of adoption in the commercial and consumer markets. Demand for some of these technologies is untested and is subject to fluctuation based upon the rate at which our licensees will adopt our patents and technologies in their products and services.

As patent enforcement litigation becomes more prevalent, it may become more difficult for us to voluntarily license our patents.

We believe that the more prevalent patent enforcement actions become, the more difficult it will be for us to voluntarily license our patents. As a result, we may need to increase the number of our patent enforcement actions to cause infringing companies to license the patent or pay damages for lost royalties. This may increase the risks associated with an investment in our company.

Uncertainty in global economic conditions could negatively affect our business, results of operations and financial condition.

Our revenue-generating opportunities depend on the use of our patented technologies by existing and prospective licensees, the overall demand for the products and services of our licensees, and on the overall economic and financial health of our licensees.  Although economic conditions appear to be improving, recent uncertainties in global economic conditions have resulted in a tightening of the credit markets, a low level of liquidity in many financial markets, and extreme volatility in the credit, equity and fixed income markets.  If economic conditions do not continue to improve, or if they further deteriorate, many of our licensees' potential customers, which may rely on credit financing, may delay or reduce their purchases of our licensees' products and services.  In addition, the use or adoption of our patented technologies is often based on current and forecasted demand for our licensees' products and services in the marketplace and may require companies to make significant initial commitments of capital and other resources.  If negative conditions in the global credit markets delay or prevent our licensees' and their potential customers' access to credit, overall consumer spending on the products and services of our licensees may decrease and the potential adoption or use of our patented technologies may slow, respectively.  Further, if the markets in which our licensees intend to participate do not continue to improve, or deteriorate further, this could negatively impact our licensees' long-term sales and revenue generation, margins and operating expenses, which could in turn have an adverse effect on our future business, results of operations and financial condition.

In connection with patent enforcement actions conducted by us, a court may rule that we have violated certain statutory, regulatory, federal, local or governing rules or standards, which may expose us to certain material liabilities.

In connection with any of our patent enforcement actions, it is possible that a defendant may request and/or a court may rule that we have violated statutory authority, regulatory authority, federal rules, local court rules, or governing standards relating to the substantive or procedural aspects of such enforcement actions.  In such event, a court may issue monetary sanctions against us or award attorney's fees and/or expenses to a defendant(s), which could be material, and if we are required to pay such monetary sanctions, attorneys' fees and/or expenses, such payment could materially harm our operating results and our financial position.

We are dependent upon a few key personnel and the loss of their services could adversely affect us.

Our future success to monetize our patent portfolios will depend on the efforts of our President and Chief Executive Officer, Robert A. Berman, and our Senior Vice President – Engineering, John Roop, and our strategic advisor, Dr. Amit Kumar.  We do not maintain “key person” life insurance on Messrs. Berman or Roop or Dr. Kumar. The loss of the services of any such persons could have a material adverse effect on our business and operating results.

Risks Related to Our Common Stock

The availability of shares for sale in the future could reduce the market price of our common stock.

In the future, we may issue securities to raise cash for operations and acquisitions.  We have and in the future may issue securities convertible into our common stock. Any of these events may dilute stockholders' ownership interests in our company and have an adverse impact on the price of our common stock.

In addition, sales of a substantial amount of our common stock in the public market, or the perception that these sales may occur, could reduce the market price of our common stock. This could also impair our ability to raise additional capital through the sale of our securities.

We have a limited number of common shares available for future issuance which could adversely affect our ability to raise capital.

We are authorized to issue 300,000,000 shares of common stock. As of May 31, 2013, we had outstanding 199,959,796 shares of common stock or 288,574,655 shares of common stock after giving effect to the assumed exercise of all outstanding warrants and options and assumed conversion of convertible debentures but excluding the additional 14,000,000 shares that may be issuable to Aspire Capital.  In order to permit the Company to reserve and have available up to 14,000,000 shares for issuance under the Purchase Agreement with Aspire Capital, certain members of our management, consisting of Robert A. Berman, John Roop and Dr. Amit Kumar, have agreed not to exercise any of their options to acquire shares of common stock until the Company has notified them that a sufficient number of shares are otherwise available.  Due to the limited number of authorized shares available for issuance, we may not be able to raise significant additional capital until we increase the number of shares we are authorized to issue. To facilitate the possibility and flexibility of raising of additional capital or the completion of potential acquisitions of patent portfolios, we may seek stockholder approval to increase the number of our authorized shares of common stock. We can provide no assurance that stockholders will approve an amendment to our certificate of incorporation to increase the number of shares of common stock we are authorized to issue.  If we require additional capital and we are unable to obtain stockholder approval to increase the number of authorized shares of common stock, we would need to curtail or cease some or all of our operations.

Delaware law and our charter documents contain provisions that could discourage or prevent a potential takeover of our company that might otherwise result in our stockholders receiving a premium over the market price of their shares.

Provisions of Delaware law and our certificate of incorporation and bylaws could make the acquisition of our company by means of a tender offer, proxy contest or otherwise, and the removal of incumbent officers and directors, more difficult. These provisions include:

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Section 203 of the Delaware General Corporation Law, which prohibits a merger with a 15%-or-greater stockholder, such as a party that has completed a successful tender offer, until three years after that party became a 15%-or-greater stockholder;

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The authorization in our certificate of incorporation of undesignated preferred stock, which could be issued without stockholder approval in a manner designed to prevent or discourage a takeover; and

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Provisions in our bylaws regarding stockholders' rights to call a special meeting of stockholders limit such rights to stockholders holding together at least a majority of shares of the Company entitled to vote at the meeting, which could make it more difficult for stockholders to wage a proxy contest for control of our board of directors or to vote to repeal any of the anti-takeover provisions contained in our certificate of incorporation and bylaws.

Together, these provisions may make the removal of management more difficult and may discourage transactions that could otherwise involve payment of a premium over prevailing market prices for our common stock.

We may fail to meet market expectations because of fluctuations in quarterly operating results, which could cause the price of our common stock to decline.

Our reported revenues and operating results have fluctuated in the past and may continue to fluctuate significantly from quarter to quarter in the future. It is possible that in future periods, revenues could fall below the expectations of securities analysts or investors, which could cause the market price of our common stock to decline. The following are among the factors that could cause our operating results to fluctuate significantly from period to period:

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the dollar amount of agreements executed in each period, which is primarily driven by the nature and characteristics of the technology being licensed and/or the magnitude of infringement associated with a specific licensee;

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the specific terms and conditions of agreements executed in each period and/or the periods of infringement contemplated by the respective payments;

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fluctuations in the total number of agreements executed;

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fluctuations in the sales results or other royalty-per-unit activities of our licensees that impact the calculation of license fees due;

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the timing of the receipt of periodic license fee payments and/or reports from licensees;

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fluctuations in the net number of active licensees period to period;

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costs related to acquisitions, alliances, licenses and other efforts to expand our operations;

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the timing of payments under the terms of any customer or license agreements into which we may enter; and

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expenses related to, and the timing and results of, patent filings and other enforcement proceedings relating to intellectual property rights, as more fully described in this section.

Technology company stock prices are especially volatile, and this volatility may depress the price of our common stock.

The stock market has experienced significant price and volume fluctuations, and the market prices of technology companies have been highly volatile. We believe that various factors may cause the market price of our common stock to fluctuate, perhaps substantially, including, among others, the following:

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announcements of developments in our patent enforcement actions;

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developments or disputes concerning our patents;

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our or our competitors' technological innovations;

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developments in relationships with licensees;

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variations in our quarterly operating results;

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our failure to meet or exceed securities analysts' expectations of our financial results;

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a change in financial estimates or securities analysts' recommendations;

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changes in management's or securities analysts' estimates of our financial performance;

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changes in market valuations of similar companies;

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the current sovereign debt crises affecting several countries in the European Union and concerns about sovereign debt of the United States;

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announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures, capital commitments, new technologies, or patents; and

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failure to complete significant transactions.

The financial crisis affecting the banking system and financial markets and the uncertainty in global economic conditions, which began in late 2007 has resulted in a tightening in the credit markets, a low level of liquidity in many financial markets, and extreme volatility in the credit, equity and fixed income markets. As noted above, our stock price, like many others, has fluctuated significantly in recent periods and if investors have concerns that our business, operating results and financial condition will be negatively impacted by global economic conditions, our stock price could continue to fluctuate significantly in future periods.

In addition, we believe that fluctuations in our stock price during applicable periods can also be impacted by court rulings and/or other developments in our patent licensing and enforcement actions. Court rulings in patent enforcement actions are often difficult to understand, even when favorable or neutral to the value of our patents and our overall business, and we believe that investors in the market may overreact, causing fluctuations in our stock prices that may not accurately reflect the impact of court rulings on our business operations and assets.

In the past, companies that have experienced volatility in the market price of their stock have been the objects of securities class action litigation. If our common stock was the object of securities class action litigation, it could result in substantial costs and a diversion of management's attention and resources, which could materially harm our business and financial results.

Our common stock is subject to the Commission’s penny stock rules which may make our shares more difficult to sell.

Our common stock fits the definition of a penny stock and therefore is subject to the rules adopted by the Commission regulating broker-dealer practices in connection with transactions in penny stocks.  The Commission’s rules may have the effect of reducing trading activity in our common stock making it more difficult for investors to sell their shares. The Commission’s rules require a broker or dealer proposing to effect a transaction in a penny stock to deliver the customer a risk disclosure document that provides certain information prescribed by the Commission, including, but not limited to, the nature and level of risks in the penny stock market. The broker or dealer must also disclose the aggregate amount of any compensation received or receivable by him in connection with such transaction prior to consummating the transaction. In addition, the Commission’s rules also require a broker or dealer to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction before completion of the transaction. The existence of the Commission’s rules may result in a lower trading volume of our common stock and lower trading prices.

We do not anticipate declaring any cash dividends on our common stock.

We have never declared or paid cash dividends on our common stock and do not plan to pay any cash dividends in the near future. Our current policy is to retain all funds and any earnings for use in the operation and expansion of our business. If we do not pay dividends, our stock may be less valuable to you because a return on your investment will only occur if our stock price appreciates.

The securities issued in our recent private placements may dilute your percentage ownership interest and may also result in downward pressure on the price of our common stock.

In connection with our private placements in February 2011 and January 2013, we have outstanding convertible debentures and warrants which are convertible into or exercisable for an aggregate of 26,649,371 shares of our common stock, including accrued interest on convertible debentures.  If all such shares of common stock were issued, our stockholders would experience a dilution in ownership interest of approximately 11.8%.  In addition, as we are required to register these shares for resale by the holders, it is possible that a significant number of shares could be sold at the same time.  Because the market for our common stock is thinly traded, the sales and/or the perception that those sales may occur, could adversely affect the market price of our common stock.  Furthermore, the mere existence of a significant number of shares of common stock issuable upon conversion of the debentures or the exercise of warrants may be perceived by the market as having a potential dilutive effect, which could lead to a decrease in the price of our common stock.

We are registering an aggregate of 57,400,130 shares of common stock that may be issued under the Purchase Agreement or were previously issued or are issuable  upon exercise or conversion of the debentures and warrants issued in our February 2011, September 2012 and January 2013 private placements. The sale of such shares could depress the market price of our common stock.

We are registering an aggregate of 57,400,130 shares of common stock under the registration statement of which this prospectus forms a part for issuance pursuant to the Purchase Agreement and the registration obligations of our prior private placements or other transactions. Notwithstanding ownership limitations in such agreements, the 57,400,130 shares represent approximately 23.9% of our shares of common stock outstanding immediately after issuance of all 40,649,371 shares pursuant to the Purchase Agreement and the conversion and exercise rights of the debentures and warrants in our private placements or other transactions at the time the registration statement is filed.

The sale of our common stock to Aspire Capital may cause substantial dilution to our existing stockholders and the sale, actual or anticipated, of the shares of common stock acquired by Aspire Capital could cause the price of our common stock to decline.

We have the right to sell up to $10 million of our shares of common stock to Aspire, including the 2,500,000 shares sold to Aspire Capital on April 23, 2013, and have issued 3,500,000 shares to Aspire Capital as a commitment fee. We are obligated to register these shares with the SEC. Also, we have agreed to initially register 14,000,000 additional shares that we may sell to Aspire Capital in the future. It is anticipated that these shares will be sold by Aspire Capital over a period of up to approximately two years from the date the registration statement, of which this prospectus forms a part becomes effective.

Any actual or anticipated sales of shares by Aspire Capital may cause the trading price of our common stock to decline. Additional issuances of shares to Aspire Capital may result in dilution to the interests of other holders of our common stock. The sale of a substantial number of shares of our common stock by Aspire Capital, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. However, we have the right to control the timing and amount of sales of our shares to Aspire Capital, and the purchase agreement may be terminated by us at any time at our discretion without any penalty or cost to us.

We may not have access to the full amount available under the Purchase Agreement with Aspire Capital.

The registration statement, of which this prospectus is a part, registers 20,000,000 shares for issuance and sale to Aspire Capital under the Purchase Agreement.  In order for us to receive the full $10 million proceeds under the Purchase Agreement, the average sales price of our common stock would need to be approximately $0.68, which is significantly in excess of the purchase price as of the date of this prospectus.  At an assumed purchase price under the Purchase Agreement of $.030 (equal to the lowest sales price of our common stock on May 31, 2013), we would be able to receive up to $4,200,000 in additional gross proceeds, assuming the sale of the remaining 14,000,000 shares being registered hereunder at such purchase price. To receive the remaining available amount under the Purchase Agreement, we would be required to register 17,666,667 additional shares (at an assumed purchase price of $0.30) on a new registration statement. Due to the nature of the formula for determining the purchase price, we are not able to determine the exact number of shares that we will issue under the Purchase Agreement. We are currently authorized to issue 300,000,000 shares of our common stock.

Accordingly, our ability to have access to the full amount under the Purchase Agreement with Aspire Capital will likely be subject to our ability to prepare and file one or more additional registration statements registering the resale of additional shares. These subsequent registration statements may be subject to review and comment by the staff of the SEC, and will require the consent of our independent registered public accounting firm. Therefore, the timing of effectiveness of these subsequent registration statements cannot be assured. The effectiveness of these subsequent registration statements is a condition precedent to our ability to sell the shares of common stock subject to these subsequent registration statements to Aspire Capital under the Purchase Agreement.

Raising funds by issuing equity or debt securities could dilute the value of the common stock and impose restrictions on our working capital.

If we were to raise additional capital by issuing equity securities, including sales of shares of common stock to Aspire Capital, the value of the then outstanding common stock would be reduced, unless the additional equity securities were issued at a price equal to or greater than the market value of the common stock at the time of issuance of the new securities. If the additional equity securities were issued at a per share price less than the per share value of the outstanding shares, then all of the outstanding shares would suffer a dilution in value with the issuance of such additional shares. Further, the issuance of debt securities in order to obtain additional funds may impose restrictions on our operations and may impair our working capital as we service any such debt obligations.

Upon effectiveness of this prospectus, future sales of our Common Stock in the public market could result in significant volatility and depress the market price.

Upon the effectiveness of the registration statement, of which this prospectus forms a part of which this prospectus is a part, most of the stock covered under the registration will be immediately available for trading.  Due to a limitation in the number of shares traded on a regular basis, there may be significant swings in the bid and ask prices of our stock or there may not be any significant volume of the stock available to trade.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling stockholders. However, we may also receive up to $10 million in gross proceeds from the sale of our Common Stock to Aspire Capital (including the $500,000 we already received upon Aspire Capital’s purchase of 2,500,000 shares of our Common Stock on April 23, 2013).  We may also receive proceeds from the sale of securities upon the exercise of the warrants issued in the January 2013 and February 2011 private placements and the exercise of warrants issued to ZQX Advisors, LLC (to the extent the registration statement of which this prospectus is a part is then effective and, if applicable, the “cashless exercise” provision is not utilized by the holder).

These proceeds will be used for general corporate and working capital or other purposes that the Board of Directors, in its good faith deem to be in the best interest of the Company.  As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of shares to Aspire Capital and the other selling stockholders. Accordingly, we will retain broad discretion over the use of these proceeds, if any.

DIVIDEND POLICY

We have not declared any dividends and do not anticipate that we will declare dividends in the foreseeable future; rather, we intend to retain any future earnings for the development of the business. Payment of future cash dividends, if any, will be at the discretion of our Board of Directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, outstanding indebtedness and plans for expansion and restrictions imposed by lenders, if any.

DETERMINATION OF OFFERING PRICE

The selling stockholders will offer common stock at the prevailing market prices or privately negotiated price.

The offering price of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

In addition, there is no assurance that our common stock will trade at market prices in excess of the offering price as prices for common stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The issuance of our common stock upon conversion or exercise of the outstanding debentures or warrants and the sale of our common stock to Aspire Capital pursuant to the Purchase Agreement will have a dilutive impact on our stockholders. As a result, our net income per share, if any, would decrease in future periods and the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our right to sell shares to Aspire Capital, the more shares of our common stock we will have to issue to Aspire Capital pursuant to the Purchase Agreement and our existing stockholders would experience greater dilution.

After giving effect to the sale in this offering of 40,649,371 shares of common stock at an assumed average sale price of $0.235 per share (based on the effective conversion or exercise price of the outstanding debentures and warrants and the lowest sales price of our common stock as of May 31, 2013), our pro forma as adjusted net tangible book value as of January 31, 2013 would have been approximately $8,227,000, or $0.0364 per share of common stock. This represents an immediate increase in pro forma as adjusted net tangible book value of $0.0436 per share to our existing stockholders and an immediate dilution of $0.1986 per share to our new stockholders.

SELLING STOCKHOLDERS

57,400,130 shares of common stock were issued or are issuable to selling stockholders pursuant to transactions exempt from registration under the Securities Act. All of the common stock offered by this prospectus is being offered by the selling stockholders for their own accounts.

August 2009 Transaction with ZQX

On August 20, 2009, we entered into an Engagement Letter with ZQX Advisors, LLC (“ZQX”) pursuant to which they were engaged to evaluate our E-Paper® electrophoretic intellectual property, which engagement was terminated by us on January 21, 2013.  In connection with this engagement, we issued to ZQX 800,000 unregistered shares of our common stock together with warrants to purchase an additional 500,000 unregistered shares of our common stock in exchange for a 19.5% ownership interest in ZQX. Warrants to purchase 250,000 shares are exercisable at $0.37 per share and warrants to purchase the remaining 250,000 shares are exercisable at $0.555 per share. The warrants are currently exercisable and expire in August 2019.

February 2011 Private Placement

On February 8, 2011, we sold 7,000,000 shares of our common stock in a private placement to 10 accredited investors, including Denis A. Krusos, the Company’s former Chairman and Chief Executive Officer, Henry P. Herms, the Company’s Chief Financial Officer and a director, and Lewis H. Titterton, a director and now the current Chairman, and George P. Larounis, former director of the Company, at a price of $0.1786 per share, for proceeds of $1,250,000.  In conjunction with the sale of the common stock, we issued the investors warrants to purchase 7,000,000 shares of our common stock.  Each warrant grants the holder the right to purchase one share of our common stock (or 7,000,000 shares of common stock in the aggregate) at the purchase price of $0.1786 per share on or before February 8, 2016.  Certain of the investors are officers and/or directors of the Company and the warrants issued to such persons included a “cashless exercise” provision.

September 2012 Private Placement

On September 12, 2012, we completed a private placement with 5 accredited investors, including Lewis H. Titterton, Jr., the Company’s Chairman and then Chief Executive Officer, and Bruce Johnson, a director of the Company pursuant to which we sold $750,000 principal amount of 8% Convertible Debentures due 2016. These debentures mature on September 12, 2016, bear interest at the rate of 8% payable quarterly and are convertible into shares of our common stock at a price per share of $0.092.  The entire $750,000 principal amount of these debentures plus accrued interest were converted into 8,252,895 shares of common stock.  We granted the holders customary piggy-back registration rights.

January 2013 Private Placement

On January 25, 2013, we completed a private placement with 20 accredited investors, including Robert A. Berman, the Company’s President, Chief Executive Officer and a director, Dr. Amit Kumar, a consultant and director of the Company, and Bruce Johnson, a director of the Company, pursuant to which we sold $1,765,000 principal amount of 8% Convertible Debentures due 2015 and warrants to purchase 5,882,745 shares of our common stock.  If all of the debentures are converted, we would issue 6,667 shares of common stock for each $1,000 principal amount of debentures or 11,767,255 shares of our common stock in the aggregate. For each $1,000 principal amount of debentures, we issued a warrant to purchase 3,333 shares of common stock.  Each warrant grants the holder the right to purchase our common stock at the purchase price per share of $0.30 on or before January 25, 2016.

We have the option to pay any interest on the debentures in common stock based on the average of the closing prices of  our common stock for the 10 trading days immediately preceding the interest payment date.  If all remaining interest through the maturity of these debentures is paid in common stock, we would issue an additional 837,919 shares (based on the average closing prices of our common stock for the 10 trading days ending May31, 2013). We also have the option to pay any interest on the debentures with additional debentures.  If all remaining interest through the maturity date of the debentures that are currently outstanding were paid in the form of debentures, we would issue $256,906 principal of additional 8% convertible debentures.

In connection with this offering, the Company granted each investor registration rights with respect to the shares of common stock issuable upon such conversion or exercise.  We have agreed to use our reasonable best efforts to cause the registration statement, of which this prospectus forms a part, be declared effective by July 24, 2013 and to keep this registration statement effective until the shares of our common stock that may be acquired upon conversion or exercise of the debentures or warrants can be sold under Rule 144(k) of the Securities Act or such earlier date when all such shares have been sold publicly; provided, however, the Company shall not be required to keep the registration statement, of which this prospectus forms a part, effective after January 25, 2016.

In connection with this offering we paid The Benchmark Company LLC, as placement agent, a cash placement fee of $41,400 (or 6% of the aggregate purchase price from the investors they introduced to us) and issued to and its designees warrants to purchase 276,014 shares of common stock (or 6% of the aggregate number of shares underlying the debentures issued to the investors they introduced to us) upon the same terms as the warrants issued in the offering. Pursuant to the terms of the debentures and warrants, no investor may convert or exercise such investor’s debenture or warrant if such conversion or exercise would result in the investor beneficially owning in excess of 4.99% of our then issued and outstanding common stock. A holder may, however, increase this limitation (but in no event exceed 9.99% of the number of shares of common stock issued and outstanding) by providing us with 61 days’ notice that such holder wishes to increase this limitation.

April 2013 Purchase Agreement with Aspire Capital

General

On April 23, 2013, we entered into the Purchase Agreement, which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $10 million of shares of our Common Stock over the two-year term of the Purchase Agreement. In consideration for entering into the Purchase Agreement, concurrently with the execution of the Purchase Agreement, we issued to Aspire Capital the Commitment Shares and Aspire Capital purchased the Initial Purchase Shares. Concurrently with entering into the Purchase Agreement, we also entered into the Registration Rights Agreement, in which we agreed to file one or more registration statements, as permissible and necessary to register under the Securities Act, to register the sale of the shares of our Common Stock that have been and may be issued to Aspire Capital under the Purchase Agreement.

As of May 31, 2013, there were 199,959,796 shares of our Common Stock outstanding, (164,941,098 held by non-affiliates),  including the Initial Purchase Shares and the Commitment Shares, but excluding the additional 14,000,000 shares offered pursuant to this prospectus that may be sold to Aspire Capital pursuant to the Purchase Agreement. If all of the 20,000,000 shares of our Common Stock offered hereby were issued and outstanding as of the date hereof, such shares would represent approximately 9.3% of the total Common Stock outstanding or approximately 10.1% of the non-affiliate shares of Common Stock outstanding as of May 31, 2013.  The number of shares of our Common Stock ultimately offered for sale by Aspire Capital is dependent upon the number of shares purchased by Aspire Capital under the Purchase Agreement.

Pursuant to the Purchase Agreement and the Registration Rights Agreement, we are registering under the Securities Act 20,000,000 shares of our Common Stock, which includes the Commitment Shares and the Initial Purchase Shares that have already been issued to Aspire Capital, as well as an additional 14,000,000 shares of Common Stock that we may issue to Aspire Capital. All 20,000,000 shares of Common Stock are being offered pursuant to this prospectus.

Under the Purchase Agreement we have two ways we can elect to sell shares of Common Stock to Aspire Capital on any business day we select: (1) through a regular purchase of up to 200,000 shares (but not to exceed $200,000) at a known price based on the market price of our Common Stock prior to the time of each sale, and (2)  VWAP purchase of a number of shares up to 30% of the volume traded on the purchase date at a price equal to the lesser of (i) the closing sale price on the purchase date or (ii) 95% of the next business day’s VWAP.  The Company can only require a VWAP purchase if the closing sale price for our Common Stock on the notice day for the VWAP purchase is higher than $0.50 and the Company has also submitted a regular purchase on the notice date for the VWAP purchase.  The VWAP purchase requirement that the closing sales price exceed $0.50 per share shall not be subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.

On June 19, 2013, all of the conditions to commencement under the Purchase Agreement were met. Therefore, on any business day on which the closing sale price of our Common Stock equals or exceeds $0.15 per share, over the two-year term of the Purchase Agreement, we have the right, in our sole discretion, to present Aspire Capital with a Purchase Notice directing Aspire Capital (as principal) to purchase up to 200,000 shares of our Common Stock per business day, up to $9,500,000 of our Common Stock in the aggregate at a Purchase Price calculated by reference to the prevailing market price of our Common Stock over a preceding 12 business day period (as more specifically described below); however, no sale pursuant to a Purchase Notice may exceed $200,000 per business day.  The applicable purchase price will be determined prior to delivery of any purchase notice.

In addition, on any date on which we submit a Purchase Notice to Aspire Capital in an amount equal to 200,000 shares and the closing sale price of our Common Stock exceeds $0.50 per share, we also have the right, in our sole discretion, to present Aspire Capital with a VWAP Purchase Notice directing Aspire Capital to purchase an amount of stock equal to up to 30% of the aggregate shares of the Company’s Common Stock traded on the OTC Bulletin Board on the purchase date, subject to the VWAP Purchase Share Volume Maximum and the VWAP Minimum Price Threshold.  The VWAP Purchase Price is calculated by reference to the prevailing market price of our Common Stock (as more specifically described below).

The Purchase Agreement provides that in no event will any shares of Common Stock be sold at a Purchase Price less than $0.15, or the “Floor Price.” This Floor Price shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction up to a maximum price of $0.50.

There are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our Common Stock to Aspire Capital. Aspire Capital has no right to require any sales by us, but is obligated to make purchases from us as we direct in accordance with the Purchase Agreement. There are no limitations on use of proceeds, financial or business covenants, restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. The Purchase Agreement may be terminated by us at any time, at our discretion, without any penalty or cost to us. The rights and obligations of Aspire Capital under the Purchase Agreement are not assignable or transferable.

Purchase of shares under the Purchase Agreement

Under the Purchase Agreement, on any trading day selected by us on which the closing price of our Common Stock is not less than $0.15 per share, we may direct Aspire Capital to purchase up to 200,000 shares of our Common Stock per trading day so long as sales pursuant to such Purchase Notice do not exceed $200,000 per trading day. The Purchase Price of such shares is equal to the lesser of:

•

the lowest sale price of our Common Stock on the purchase date; or

•

the arithmetic average of the three lowest closing sale prices for our Common Stock during the twelve consecutive trading days ending on the trading day immediately preceding the purchase date.

 In addition, on any date on which we submit a Purchase Notice to Aspire Capital in an amount equal to 200,000 shares and the closing sale price of our Common Stock exceeds $0.50 per share, we also have the right to direct Aspire Capital to purchase an amount of stock equal to up to 30% of the aggregate shares of the Company’s Common Stock traded on the OTC Bulletin Board on the purchase date, subject to the VWAP Purchase Share Volume Maximum and the VWAP Minimum Price Threshold, which is equal to the greater of (a) 90% of the closing price on the OTC Bulletin Board on the business day immediately preceding the VWAP Purchase Date or (b) such higher price as set forth by the Company in the VWAP Purchase Notice.  The VWAP Purchase Price of such shares is the lower of:

•

the closing sale price on the VWAP Purchase Date; or

•

95% of the volume-weighted average price for our Common Stock traded on the OTC Bulletin Board during normal trading hours:

o

on the VWAP Purchase Date, if the aggregate shares traded on the OTC Bulletin Board have not exceeded the VWAP Purchase Share Volume Maximum; or

o

the portion of the VWAP Purchase Date until such time as the sooner to occur of (i) the time at which the aggregate shares traded on the OTC Bulletin Board has exceeded the VWAP Purchase Share Volume Maximum or (ii) the time at which the sale price of the Common Stock falls below the VWAP Minimum Price Threshold.

We may deliver multiple Purchase Notices and VWAP Purchase Notices to Aspire Capital from time to time during the term of the Purchase Agreement, so long as the most recent purchase has been completed.

Minimum Share Price

Under the Purchase Agreement, the Company and Aspire Capital may not effect any sales of shares of our Common Stock on any trading day that the closing sale price of our Common Stock is less than $0.15 per share, which shall be appropriately adjusted as described above up to a maximum amount of $0.50 per share.

Beneficial Ownership Limitation

Under the Purchase Agreement, we and Aspire Capital may not effect any sales of shares of our Common Stock if such shares proposed to be issued and sold, when aggregated with all other shares of our Common Stock beneficially owned by Aspire Capital and its affiliates, would result in the beneficial ownership by Aspire Capital and its affiliates of more than 19.99% of our then issued and outstanding shares of Common Stock.

Events of Default

Generally, Aspire Capital may terminate the Purchase Agreement upon the occurrence of any of the following events of default:

•

the effectiveness of any registration statement that is required to be maintained effective pursuant to the terms of the Registration Rights Agreement between us and Aspire Capital lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to Aspire Capital for sale of our shares of Common Stock, and such lapse or unavailability continues for a period of ten consecutive business days or for more than an aggregate of thirty business days in any 365-day period, which is not in connection with a post-effective amendment to any such registration statement; provided, however, that in connection with any post-effective amendment to such registration statement that is required to be declared effective by the SEC, such lapse or unavailability may continue for a period of no more than twenty consecutive business days, which such period shall be extended for an additional twenty business days if we receive a comment letter from the SEC in connection therewith;

•

the suspension from trading or failure of our Common Stock to be listed on a Principal Market (as defined in the Purchase Agreement) for a period of three (3) consecutive business days;

•

the delisting of the Common Stock from the Principal Market (which is currently the OTC Bulletin Board), provided our Common Stock is not immediately thereafter trading on the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, the NYSE MKT, or the OTCQB or OTCQX market places of the OTC markets;

•

our transfer agent’s failure to issue to Aspire Capital shares of our Common Stock which Aspire Capital is entitled to receive under the Purchase Agreement within five (5) business days after an applicable purchase date;

•

any breach by us of the representations, warranties, covenants or other term or condition contained in the Purchase Agreement or any related agreements that would reasonably be expected to have a material adverse effect except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least five business days;

•

if we become insolvent or are generally unable to pay our debts as they become due; or

•

any participation or threatened participation in insolvency or bankruptcy proceedings by or against us.

Our Termination Rights

The Purchase Agreement may be terminated by us at any time, at our discretion, without any cost to us.

No Short-Selling or Hedging by Aspire Capital

Aspire Capital has agreed that neither it nor any of its agents, representatives and affiliates shall engage in any direct or indirect short-selling or hedging, which establishes a net short position with respect to our Common Stock during any time prior to the termination of the Purchase Agreement.

Effect of Performance of the Purchase Agreement on Our Stockholders

Except as described above, the Purchase Agreement does not limit the ability of Aspire Capital to sell any or all of the 20,000,000 shares registered in this offering. It is anticipated that shares registered in this offering will be sold over a period of up to approximately two years from the date we entered into the Purchase Agreement. The sale by Aspire Capital of a significant amount of shares registered in this offering at any given time could cause the market price of our Common Stock to decline or to be highly volatile. Sales to Aspire Capital by us pursuant to the Purchase Agreement also may result in dilution to the interests of other holders of our Common Stock. However, we have the right to control the timing and amount of sales of our shares to Aspire Capital, and the Purchase Agreement may be terminated by us at any time at our discretion without any penalty or cost to us.

Amount of Potential Proceeds to be Received under the Purchase Agreement

In connection with entering into the Purchase Agreement, we authorized the sale to Aspire Capital of up to $10 million of shares of our Common Stock. However, we estimate that we will sell no more than 20,000,000 shares to Aspire Capital under the Purchase Agreement (inclusive of the Commitment Shares and Initial Purchase Shares), all of which are included in this offering.  The number of shares ultimately offered for sale by Aspire Capital in this offering is dependent upon the number of shares purchased by Aspire Capital under the Purchase Agreement.  The following table sets forth the number and percentage of outstanding shares to be held by Aspire Capital after giving effect to the sale of shares of Common Stock issued to Aspire Capital covered by the registration statement of which this prospectus is a part at varying purchase prices in addition to the Initial Purchase Shares and the Commitment Shares.

Assumed Average Purchase Price of the Additional Shares Sold Under the Purchase Agreement	Number of Additional Shares to be Sold (1)	Percentage of Outstanding Shares After Giving Effect to the Aspire Capital Transaction (2)	Proceeds from the Sale of Shares to Aspire Capital Under the Purchase Agreement
$0.15	14,000,000	6.5%	$2,600,000
$0.25	14,000,000	6.5%	$4,000,000
$0.35	14,000,000	6.5%	$5,400,000
$0.45	14,000,000	6.5%	$6,800,000
$0.55	14,000,000	6.5%	$8,200,000

(1)

Based on total aggregate sales of the lesser of (a) $10 million of shares of Common Stock and (b) the 14,000,000 additional Purchase Shares registered herein. Excludes the Commitment Shares and the Initial Purchase Shares.

(2)

The denominator is based on 199,959,796 shares outstanding on May 31, 2013, plus the number of shares set forth in the adjacent column which we would have sold to Aspire Capital at the assumed price in the first column. The numerator is based on the number of shares which we would have sold under the Purchase Agreement at the corresponding assumed purchase price set forth in the first column and assuming a maximum of $10 million of shares are sold to Aspire Capital.

The following table sets forth certain information regarding the selling stockholders and the shares offered by them in this prospectus. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our common stock, or convertible or exercisable into shares of our common stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. Each selling stockholder’s percentage of ownership in the following table is based upon 199,959,796 shares of common stock outstanding as of June 3, 2013.

Except as set forth below, no selling stockholder has not held a position as an officer or director of the Company, nor has any material relationship of any kind with us or any of our affiliates.  All information with respect to share ownership has been furnished by the selling stockholders. The common stock being offered is being registered to permit secondary trading of the shares and the selling stockholders may offer all or part of the common stock owned for resale from time to time.  Except as set forth below, none of the selling stockholders have any family relationships with our officers, directors or controlling stockholders. Furthermore, none of the selling stockholders are a registered broker-dealer or an affiliate of a registered broker-dealer.

The term “selling stockholders” also includes any transferees, pledges, donees, or other successors in interest to the selling stockholders named in the table below. To our knowledge, subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the common stock set forth opposite such person’s name. We will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to any named selling stockholder who is able to use this prospectus to resell the securities registered hereby.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus (31)	Number of Shares of Common Stock Owned After Offering	Percentage of Common Stock Owned After Offering
Amit Kumar, Director and Strategic Advisor of CopyTele (1)	3,288,106	1,075,990	2,281,428	1.12%
Anne Rotondo (2)	928,705	280,000	648,705	*
Anthony R. Campbell (3)	1,006,678	1,075,990	-	*
Benjamin Bowen (4)	7,100	7,100	-	-
Braden Carlsson (4)	20,102	20,102	-	-
Bruce F. Johnson, Director of CopyTele (5)	7,639,302	4,123,453	3,585,161	1.78%
Christopher Titterton (6)	271,669	268,997	20,000	*
Christopher Uzpen (7)	151,002	161,399	-	*-
David W. Richards (8)	4,054,363	2,347,463	1,706,900	*
Denis A. Krusos (9)	11,119,800	1,400,000	9,719,800	4.63%
George P. Larounis (10)	1,380,000	280,000	1,100,000	*
Henry P. Herms, Vice President – Finance, CFO and Director of CopyTele (11)	1,348,917	560,000	788,917	*
Jamil Aboumeri (4)	7,100	7,100	-	-
Jeffery Titterton (12)	531,569	268,997	279,900	*
Jeffrey A. Blomberg (13)	251,669	268,997	-	-
John Borer (4)	7,100	7,100	-	-
John N. Hatsopoulos (14)	2,303,356	2,151,980	290,000	*
Jordan Lupu (15)	251,669	268,997	-	-
Leo C. Saenger, Jr. (16)	2,216,390	1,663,043	553,347	*
Leon Frenkel (17)	503,339	537,995	-	-
Lewis H. Titterton, Jr. Chairman of the Board and former interim CEO of CopyTele (18)	10,577,359	4,447,463	6,129,896	3.03%
Michael N. Emmerman (19)	2,013,356	2,151,980	-	-
Peri D. Krusos (20)	3,897,524	560,000	3,337,524	1.66%
Richard H. Morrison (21)	2,053,356	2,151,980	40,000	-
Robert Berman, President, CEO and Director of CopyTele (22)	2,725,567	537,995	2,222,228	1.10%
Robert H. Castilini (23)	2,883,383	1,613,985	1,373,366	*
Robert J. Gallivan, Jr. (24)	503,339	537,995	-	-
Robert H. McDonald (25)	3,766,268	700,000	3,066,268	1.53%
Steven Lau (26)	503,339	537,995	-	-
Sunny H. Wong (27)	251,669	268,997	-	-
The Benchmark Company LLC (4)	138,007	138,007	-	-
Thomas S. Howland (28)	761,008	806,992	6,000	*
Todd Hackett (29)	6,854,141	3,423,453	3,500,000	1.74%
Thomas M. Tann III (32)	2,873,652	2,151,980	860,296	*
William Odenthal (4)	96,605	96,605	-	-
ZQX Advisors, LLC (30)	1,300,000	500,000	800,000	*
Aspire Capital (33)	6,000,000	20,000,000	-	-

* Less than 1%.

_______________

(1)

Consists of 59,200 shares owned directly by Dr. Kumar, 2,222,228 shares that Dr. Kumar has the right to acquire within 60 days pursuant to his option agreements with the Company, and 1,000,000 shares that he has the right to acquire upon conversion of debentures and exercise of warrants purchased by him in the January 2013 private placement.   The number of shares owned prior to the offering also includes 6,678 shares issued in payment of interest on the debentures.   The number of shares that maybe sold pursuant to this prospectus also includes 69,312 shares that may be issued in payment of interest on the debentures through maturity. See “January 2013 Private Placement” above in this section.

(2)

Consists of 218,705 shares owned directly by Ms. Rotondo, 430,000 shares that Ms. Rotondo has the right to acquire within 60 days upon exercise of options granted pursuant to the 2003 Share Incentive Plan and/or the 2010 Share Incentive Plan and 280,000 shares that Ms. Rotondo has the right to acquire within 60 days upon exercise of warrants purchased by her in the February 2011 private placement.

(3)

Consists of 1,000,000 shares that Mr. Campbell has the right to acquire upon conversion of the debentures and exercise of the warrants issued in our January 2013 private placement.  The number of shares owned prior to the offering also includes 6,678 shares issued in payment of interest on the debentures.   The number of shares that maybe sold pursuant to this prospectus also includes 69,312 shares that may be issued in payment of interest on the debentures through maturity.  See “January 2013 Private Placement” above in this section.

(4)

Consists of shares issuable upon exercise of the warrants issued to The Benchmark Company LLC, as placement agent, or its designees.  See “January 2013 Private Placement” above in this section

(5)

Consists of 5,782,624 shares owns directly by Mr. Johnson, 150,000 shares that Mr. Johnson has the right to acquire within 60 days pursuant to his option agreements with the Company, 700,000 shares Mr. Johnson has the right to acquire within 60 days upon exercise of warrants purchased by him in the February 2011 private placement and 1,000,000 shares that he has the right to acquire within 60 days upon conversion of debentures and exercise of warrants purchased by him in the January 2013 private placement.  The number of shares owned prior to the offering also includes 6,678 shares issued in payment of interest on the debentures.   The number of shares that maybe sold pursuant to this prospectus also includes (a) 69,312 shares that may be issued in payment of interest on the debentures through maturity (see “January 2013 Private Placement” above in this section), (b) 1,647,463 shares that were acquired by Mr. Johnson upon conversion of the debentures issued in our September 2012 private placement (see “September 2012 Private Placement” above in this section) and (c) 700,000 shares that were acquired by Mr. Johnson in our February 2011 private placement (see  “February 2011 Private Placement” above in this section).

(6)

Consists of 20,000 shares owns directly by Mr. Christopher Titterton and 250,000 shares that he has the right to acquire within 60 days upon conversion of debentures and exercise of warrants purchased by him in the January 2013 private placement.  The number of shares owned prior to the offering also includes 1,669 shares issued in payment of interest on the debentures.   The number of shares that maybe sold pursuant to this prospectus also includes 17,328 shares that may be issued in payment of interest on the debentures through maturity. See “January 2013 Private Placement” above in this section.  Mr. Jeffrey Titterton is the grown son of Mr. Lewis H. Titterton, Jr.

(7)

Consists of 150,000 shares that Mr. Uzpen has the right to acquire within 60 days upon conversion of debentures and exercise of warrants purchased by him in the January 2013 private placement.  The number of shares owned prior to the offering also includes 1,002 shares issued in payment of interest on the debentures.  The number of shares that maybe sold pursuant to this prospectus also includes 10,397 shares that may be issued in payment of interest on the debentures through maturity. See “January 2013 Private Placement” above in this section.

(8)

Consists of 3,354,363 shares owns directly by Mr. Richards and 700,000 shares he has the right to acquire within 60 days upon exercise of warrants purchased by him in the February 2011 private placement.  The number of shares that maybe sold pursuant to this prospectus also includes 1,647,463 shares that were acquired by Mr. Richards upon conversion of the debentures issued in our September 2012 private placement. See “September 2012 Private Placement” above in this section.

(9)

Consists of 1,169,800 shares owns directly by Mr. Denis Krusos and 1,400,000 shares that has the right to acquire within 60 days upon exercise of warrants purchased by him in the February 8, 2011 private placement.  Also includes 8,550,000 shares that Mr. Krusos may have the right to acquire within 60 days upon exercise of options granted pursuant to the 2003 share Incentive Plan and/or the 2010 Share Incentive Plan.  Mr. Krusos was terminated as the Chief Executive Officer of the Company on August 21, 2012 and he resigned as a director on October 8, 2012.  The exercisability of Mr. Krusos’ options will be subject to the results of the Company’s ongoing review of the facts underlying his termination, which results shall be presented to the Board upon completion.  Mr. Krusos is the father of Ms. Peri Krusos.

(10)

Consists of 380,000 shares owned directly by Mr. Larounis, 720,000 shares that he has the right to acquire within 60 days upon exercise of options granted pursuant to the 2003 share Incentive Plan and/or the 2010 Share Incentive Plan and 280,000 shares he has the right to acquire within 60 days upon exercise of warrants purchased by him in the February 2011 private placement.

(11)

Consists of 290,575 shares owned directly by Mr. Herms, 778,342 shares that he has the right to acquire within 60 days upon exercise of options granted pursuant to the 2003 share Incentive Plan and/or the 2010 Share Incentive Plan and 280,000 shares he has the right to acquire within 60 days upon exercise of warrants purchased by him in the February 2011 private placement.  The number of shares that maybe sold pursuant to this prospectus also includes 280,000 shares that were acquired by Mr. Herms in our February 2011 private placement (see  “February 2011 Private Placement” above in this section)

(12)

Consists of 279,900 shares owns directly by Mr. Jeffrey Titterton and 250,000 shares that he has the right to acquire within 60 days upon conversion of debentures and exercise of warrants purchased by him in the January 2013 private placement.  The number of shares owned prior to the offering also includes 1,669 shares issued in payment of interest on the debentures.  The number of shares that maybe sold pursuant to this prospectus also includes 17,328 shares that may be issued in payment of interest on the debentures through maturity. See “January 2013 Private Placement” above in this section.  Mr. Jeffrey Titterton is the grown son of Mr. Lewis H. Titterton, Jr.

(13)

Consists of 250,000 shares that Mr. Blomberg has the right to acquire within 60 days upon conversion of debentures and exercise of warrants purchased by him in the January 2013 private placement.  The number of shares owned prior to the offering also includes 1,669 shares issued in payment of interest on the debentures.   The number of shares that maybe sold pursuant to this prospectus also includes 17,328 shares that may be issued in payment of interest on the debentures through maturity. See “January 2013 Private Placement” above in this section.

(14)

Consists of 290,000 shares owns directly by Mr. Hatsopoulos and 2,000,000 shares that he has the right to acquire within 60 days upon conversion of debentures and exercise of warrants purchased by him in the January 2013 private placement.  The number of shares owned prior to the offering also includes 13,356 shares issued in payment of interest on the debentures.   The number of shares that maybe sold pursuant to this prospectus also includes 138,624 shares that may be issued in payment of interest on the debentures through maturity. See “January 2013 Private Placement” above in this section.

(15)

Consists of 250,000 shares that Mr. Lupu has the right to acquire within 60 days upon conversion of debentures and exercise of warrants purchased by him in the January 2013 private placement.  The number of shares owned prior to the offering also includes 1,669 shares issued in payment of interest on the debentures.   The number of shares that maybe sold pursuant to this prospectus also includes 17,328 shares that may be issued in payment of interest on the debentures through maturity. See “January 2013 Private Placement” above in this section.

(16)

Consists of 553,347 shares owned directly by Mr. Saenger and 1,663,043 issued upon conversion of the debentures issued in our September 2012 private placement.  The number of shares that may be sold pursuant to this prospectus consists of the 1,663,043 shares that were acquired by Mr. Saenger upon conversion of the debentures issued in our September 2012 private placement. See “September 2012 Private Placement” above in this section.

(17)

Consists of 500,000 shares that Periscope Partners L.P. has the right to acquire within 60 days upon conversion of debentures and exercise of warrants purchased by it in the January 2013 private placement.  The number of shares owned prior to the offering also includes 3,339 shares issued in payment of interest on the debentures.   The number of shares that maybe sold pursuant to this prospectus also includes 34,656 shares that may be issued in payment of interest on the debentures through maturity. See “January 2013 Private Placement” above in this section.  Mr. Frenkel is the general partner of  Periscope Partners L.P. and has shared voting and investment power with respect to the shares owned by Periscope Partners L.P.  Mr. Frenkel disclaims beneficial ownership except to the extent of his pecuniary interest.

(18)

Consists of 8,394,025 shares owned directly by Mr. Lewis H. Titterton, Jr., 783,334 shares that Mr. Titterton has the right to acquire within 60 days pursuant to his option agreements with the Company, and 1,400,000 shares he has the right to acquire within 60 days upon exercise of warrants purchased by him in the February 2011 private placement.  The number of shares that maybe sold pursuant to this prospectus also includes (a) 1,647,463 shares that were acquired by Mr. Titterton upon conversion of the debentures issued in our September 2012 private placement (see “September 2012 Private Placement” above in this section) and (b) 1,400,000 shares that were acquired by Mr. Titterton in our February 2011 private placement (see “February 2011 Private Placement” above in this section). Mr. Titterton is the father of Messrs. Christopher and Jeffrey Titterton.

(19)

Consists of 2,000,000 shares that Mr. Emmerman has the right to acquire within 60 days upon conversion of debentures and exercise of warrants purchased by him in the January 2013 private placement.  The number of shares owned prior to the offering also includes 13,356 shares issued in payment of interest on the debentures.   The number of shares that maybe sold pursuant to this prospectus also includes 138,624 shares that may be issued in payment of interest on the debentures through maturity. See “January 2013 Private Placement” above in this section.

(20)

Includes 3,337,524 shares that Ms. Krusos owns directly and 560,000 shares that she has the right to acquire within 60 days upon exercise of warrants purchased by her in the February 2011 private placement.  Ms. Krusos is the adult daughter of Mr. Denis Krusos.

(21)

Consists of 40,000 shares owns directly by Mr. Morrison and 2,000,000 shares that he and his wife have the right to acquire within 60 days upon conversion of debentures and exercise of warrants purchased by jointly by them in the January 2013 private placement.  The number of shares owned prior to the offering also includes 13,356 shares issued in payment of interest on the debentures.   The number of shares that may be sold pursuant to this prospectus also includes 138,624 shares that may be issued in payment of interest on the debentures through maturity. See “January 2013 Private Placement” above in this section.

(22)

Consists of 2,222,228 shares that Mr. Berman has the right to acquire within 60 days pursuant to his option agreements with the Company, and 500,000 shares that he has the right to acquire within 60 days upon conversion of debentures and exercise of warrants purchased by him in the January 2013 private placement.  The number of shares owned prior to the offering also includes 3,339 shares issued in payment of interest on the debentures.   The number of shares that may be sold pursuant to this prospectus also includes 34,656 shares that may be issued in payment of interest on the debentures through maturity. See “January 2013 Private Placement” above in this section.

(23)

Consists of 1,373,366 shares owns directly by Mr. Castilini and 1,500,000 shares that he has the right to acquire within 60 days upon conversion of debentures and exercise of warrants purchased by him in the January 2013 private placement.  The number of shares owned prior to the offering also includes 10,017 shares issued in payment of interest on the debentures.   The number of shares that may be sold pursuant to this prospectus also includes 103,968 shares that may be issued in payment of interest on the debentures through maturity. See “January 2013 Private Placement” above in this section.

(24)

Consists of 500,000 shares that the Robert J. Gullivan, Jr. Sole Proprietorship Defined Benefit Pension Plan has the right to acquire within 60 days upon conversion of debentures and exercise of warrants purchased by it in the January 2013 private placement.  The number of shares owned prior to the offering also includes 3,339 shares issued in payment of interest on the debentures.   The number of shares that may be sold pursuant to this prospectus also includes 34,656 shares that may be issued in payment of interest on the debentures through maturity. See “January 2013 Private Placement” above in this section.  Mr. Gullivan has sole voting and investment power with respect to the shares owned by the plan.

(25)

Consists of 1,477,488 shares that Mr. McDonald owns directly, 1,450,000 shares owned by McDonald Lumber Co., Inc., 75,000 shares owned by the McDonald Family Partnership, 8,000 shares owned by Mr. McDonald’s wife, 5,000 shares owned by the Booth Family Partnership in which Mr. McDonald’s wife has a 1/3 ownership interest and 50,780 shares owned by Mr. McDonald’s grandchild for whom Mr. McDonald’s wife is custodian.  Also Includes 350,000 shares that Mr. McDonald has the right to acquire within 60 days upon exercise of warrants purchased by him in the February 2011 private placement and 350,000 shares that McDonald Lumber Co., Inc. has the right to acquire within 60 days upon exercise of warrants purchased by it in the February 2011 private placement, Mr. McDonald has sole voting and investment power over the shares owned by McDonald Lumber Co. Inc. and the McDonald Family Partnership.  Mr. McDonald disclaims beneficial ownership over the shares held by his wife as custodian for their grandchild.

(26)

Consists of 500,000 shares that Mr. Lau has the right to acquire within 60 days upon conversion of debentures and exercise of warrants purchased by him in the January 2013 private placement.  The number of shares owned prior to the offering also includes 3,339 shares issued in payment of interest on the debentures.   The number of shares that maybe sold pursuant to this prospectus also includes 34,656 shares that may be issued in payment of interest on the debentures through maturity. See “January 2013 Private Placement” above in this section.

(27)

Consists of 250,000 shares that Mr. Wong has the right to acquire within 60 days upon conversion of debentures and exercise of warrants purchased by him in the January 2013 private placement.  The number of shares owned prior to the offering also includes 1,669 shares issued in payment of interest on the debentures.   The number of shares that maybe sold pursuant to this prospectus also includes 17,328 shares that may be issued in payment of interest on the debentures through maturity. See “January 2013 Private Placement” above in this section.

(28)

Consists of 6,000 shares owned directly by Mr. Howland and 750,000 shares that he has the right to acquire within 60 days upon conversion of debentures and exercise of warrants purchased by him in the January 2013 private placement.  The number of shares owned prior to the offering also includes 5,008 shares issued in payment of interest on the debentures.   The number of shares that maybe sold pursuant to this prospectus also includes 51,984 shares that may be issued in payment of interest on the debentures through maturity. See “January 2013 Private Placement” above in this section.

(29)

Consists of 1,647,463 shares owned directly by Mr. Hackett and 3,500,000 shares that Mr. Hackett owns jointly with his wife, 700,000 shares that he and his wife have the right to acquire within 60 days upon exercise of warrants purchased by jointly by them in the February 2011 private placement and 1,000,000 shares that he and his wife have the right to acquire within 60 days upon conversion of debentures and exercise of warrants purchased by jointly by them in the January 2013 private placement.  The number of shares owned prior to the offering also includes 6,678 shares issued in payment of interest on the debentures.   The number of shares that maybe sold pursuant to this prospectus also includes 69,312 shares that may be issued in payment of interest on the debentures through maturity. See “January 2013 Private Placement” above in this section.

(30)

Consists of 800,000 shares owned directly by ZQX Advisors, LLC 500,000 and shares issuable upon exercise of the warrants issued to ZQX Advisors, LLC in August 2009.

(31)

Consists of the shares issued or issuable in our February 2011 Private Placement, September 2012 Private Placement, January 2013 Private Placement, shares issuable upon exercise of warrants issued to ZQX Advisors, LLC and shares that were issued to and are issuable to Aspire Capital.

(32)

Consists of 860,296 shares owned directly by Mr. Tann III and 2,000,000 shares that he has the right to acquire within 60 days upon conversion of debentures and exercise of warrants purchased by him in the January 2013 private placement.  The number of shares owned prior to the offering also includes 13,356 shares issued in payment of interest on debentures.  The number of shares that may be sold pursuant to this prospectus also includes 138,624 shares that may be issued in payment of interest on the debentures through maturity See “January 2013 Private Placement” above in this section.

(33)

As of the date of the Purchase Agreement, Aspire Capital beneficially owned no shares of Common Stock of the Company.  As of the date hereof, 6,000,000 shares of our Common Stock have been acquired by Aspire Capital under the Purchase Agreement. The Company may elect in its sole discretion to sell to Aspire Capital up to an additional number of shares under the Purchase Agreement equal to $9.5 million in value, but Aspire Capital does not presently beneficially own those shares as determined in accordance with the rules of the SEC.  Steven G. Martin, Erik J. Brown and Christos Komissopoulos, the principals of Aspire Capital, are deemed to be beneficial owners of all of the shares of Common Stock owned by Aspire Capital.  Although Messrs. Martin, Brown and Komissopoulos are deemed to have shared voting and investment power over the shares being offered under the prospectus filed with the SEC in connection with the transactions contemplated under the Purchase Agreement, each disclaims beneficial ownership of these shares except to the extent of their pecuniary interest therein. Aspire Capital is not a licensed broker dealer or an affiliate of a licensed broker dealer.

PLAN OF DISTRIBUTION

The common stock may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The sale of the common stock offered by this prospectus may be effected in one or more of the following methods:

• ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
• transactions involving cross or block trades;
• purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
• an exchange distribution in accordance with the rules of the applicable exchange;
• in privately negotiated transactions;
• short sales after the registration statement, of which this prospectus forms a part, becomes effective;
• broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
• “at the market” into an existing market for the common stock;
• through the writing of options on the shares;
• a combination of any such methods of sale; and
• any other method permitted pursuant to applicable law.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

Aspire Capital and the other selling stockholders may also sell shares of Common Stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, Aspire Capital and the other selling stockholders may transfer the shares of Common Stock by other means not described in this prospectus.

The selling stockholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, such selling stockholder.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholders and/or purchasers of the Common Stock for whom the broker-dealers may act as agent.  Aspire Capital has informed us that each such broker-dealer will receive commissions from Aspire Capital which will not exceed customary brokerage commissions.  The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders intend to sell/distribute the shares of common stock that they acquire from the Company in the open market.

Each of the selling stockholders shall acquire the securities offered hereby in the ordinary course of business and has advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

Aspire Capital and its affiliates have agreed not to engage in any direct or indirect short selling or hedging of our Common Stock during the term of the Purchase Agreement.

With regard only to the shares it sells for its own behalf, Aspire Capital is an “underwriter” within the meaning of the Securities Act.

We may suspend the sale of shares by the selling stockholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

If any of the selling stockholders use this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

This offering as it relates to Aspire Capital will terminate on the date that all shares issued to and issuable to Aspire Capital that are offered by this prospectus have been sold by Aspire Capital.

Regulation M

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholders.

We have advised each of the selling stockholders that while it is engaged in a distribution of the shares included in this prospectus it is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Capital Stock

Our authorized share capital consists of 300,000,000 shares of common stock, $0.01 par value per share, of which 199,959,796 shares of common stock is issued and outstanding as of this filing and 500,000 shares of preferred stock, $0.01 par value per share, of which none are issued and outstanding as of this filing. We are a Delaware corporation and our affairs are governed by our Certificate of Incorporation and By-laws. The following are summaries of material provisions of our Certificate of Incorporation and By-laws insofar as they relate to the material terms of our common shares. Complete copies of our Certificate of Incorporation and By-laws are filed as exhibits to our public filings.

Common Stock

Our Common Stock is quoted on the Over the Counter Bulletin Board under the symbol “COPY”.

All outstanding shares of common stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

Dividend Rights

Holders of the common stock may receive dividends when, as and if declared by our board of directors out of the assets legally available for that purpose and subject to the preferential dividend rights of any other classes or series of stock of our Company.  We have never paid, and have no plans to pay, any dividends on our shares of Common Stock.

Voting Rights

Holders of the Common Stock are entitled to one vote per share in all matters as to which holders of Common Stock are entitled to vote. Holders of not less than a majority of the outstanding shares of Common Stock entitled to vote at any meeting of stockholders constitute a quorum unless otherwise required by law.

Election of Directors

Directors hold office until the next annual meeting of stockholders and are eligible for reelection at such meeting. Directors are elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. There is no cumulative voting for directors.

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, holders of the common stock have the right to receive ratably and equally all of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock then outstanding.

Redemption

The common stock is not redeemable or convertible and does not have any sinking fund provisions.

Preemptive Rights

Holders of the common stock do not have preemptive rights.

Right to Amend By-Laws

The Board of Directors has the power to adopt, amend or repeal the By-laws.  By-laws  adopted by the Board of Directors  may be repealed or changed,  and new By-laws made, by the  stockholders, and the stockholders may prescribe that any By-law made by them shall not be altered, amended or repealed by the Board of Directors.

Change in Control

Provisions of Delaware law and our Certificate of Incorporation and By-laws could make the acquisition of our company by means of a tender offer, proxy contest or otherwise, and the removal of incumbent officers and directors, more difficult. These provisions include:

•

Section 203 of the Delaware General Corporation Law, which prohibits a merger with a 15%-or-greater stockholder, such as a party that has completed a successful tender offer, until three years after that party became a 15%-or-greater stockholder;

•

The authorization in our Certificate of Incorporation of undesignated preferred stock, which could be issued without stockholder approval in a manner designed to prevent or discourage a takeover; and

•

Provisions in our By-laws regarding stockholders' rights to call a special meeting of stockholders limit such rights to stockholders holding together at least a majority of shares of the Company entitled to vote at the meeting, which could make it more difficult for stockholders to wage a proxy contest for control of our board of directors or to vote to repeal any of the anti-takeover provisions contained in our Certificate of Incorporation and By-laws.

Together, these provisions may make the removal of management more difficult and may discourage transactions that could otherwise involve payment of a premium over prevailing market prices for our common stock.

Resale of Restricted Securities under Rule 144

Rule 144 provides an exemption from registration under the Securities Act for sales by holders of “restricted securities” (i.e., securities acquired directly or indirectly from the issuer or an affiliate of the issuer in a transaction or chain of transactions not involving a public offering) and for sales of “control securities” (i.e., securities held by affiliates, regardless of how they acquired them).  The rule contains five general conditions, as summarized below:

•

Current public information. There must be adequate current public information available about the issuer. Reporting companies must have been subject to public reporting requirements for at least 90 days immediately before the Rule 144 sale and must have filed all required reports (other than Forms 8-K) during the 12 months (or shorter period that the company was subject to public reporting) before the sale. For non-reporting companies (including companies that have been subject to the public reporting requirements for less than 90 days), certain other specified public information must be available.

•

Holding period. If the issuer is, and has been for a period of at least 90 days immediately before the sale, subject to public reporting requirements, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities in reliance on Rule 144.

•

Volume limitations. In any three-month period, resales may not exceed a sales volume limitation equal to the greater of (i) the average weekly trading volume for the preceding four calendar weeks, or (ii) one percent of the outstanding securities of the class.

• Manner-of-sale requirements. Resales must be made in unsolicited “brokers’ transactions” or transactions directly with a “market maker” and must comply with other specified requirements.
• Filing of Form 144. The seller must file a Form 144 if the amount of securities being sold in any three-month period exceeds 5,000 shares or $50,000 in aggregate sales price.

•

Non-affiliates.  If the issuer is, and has been for a period of at least 90 days immediately before the sale, subject to public reporting requirements, any person who is not an affiliate of the issuer at the time of the sale, and has not been an affiliate during the preceding three months, must only comply with the current public information and holding period requirements. However the current public information requirement does not apply to restricted securities sold for the account of a person who is not an affiliate of the issuer at the time of the sale and has not been an affiliate during the preceding three months, provided a period of one year has elapsed since the later of the date the securities were acquired from the issuer or from an affiliate of the issuer.

Other Rights

Our common stock is not liable to further calls or to assessment by the registrant and for liabilities of the registrant imposed on its stockholders under state statutes.

Other Provisions

This section is a summary and may not describe every aspect of the Common Stock that may be important to you. We urge you to read applicable Delaware law, our Certificate of Incorporation and By-laws, as amended, because they, and not this description, define your rights as a holder of common stock. See “How to Get More Information” for information on how to obtain copies of these documents.

INFORMATION WITH RESPECT TO THE REGISTRANT

Overview

As used herein, “we,” “us,” “our,” the “Company”, “CopyTele” or “CTI” means CopyTele, Inc. unless otherwise indicated.  Unless otherwise indicated, all references in this prospectus to “dollars” or “$” refer to US dollars.

CTI currently owns 53 U.S. patents and 11 U.S. patent applications. Our principal operations include the development, acquisition, licensing, and enforcement of patented technologies. While in the past, the primary operations of the Company involved licensing in connection with and the development of patented technologies, the primary operations of the Company are now patent licensing in connection with the unauthorized use of patented technologies and patent enforcement. We expect to first generate revenues and related cash flows from the licensing and enforcement of patents that we currently own and thereafter also obtain the rights to license and enforce patents from third parties.  We are continuing to develop our patent portfolios through the filing and prosecution of patent applications and will initiate lawsuits, if necessary, to prevent the unauthorized use of our patented technologies. The changes in the primary operations of the Company included elimination of development efforts, accordingly, we are no longer incurring research and development expenses.  Certain of our patents are encumbered due to arrangements previously entered into by the Company.  Where we are able, we will take the steps necessary to remove any encumbrances that may inhibit our patent licensing and enforcement efforts. We expect to obtain the rights to license and enforce additional patents from third parties, and when necessary, will assist such parties in the further development of their patent portfolios through the filing of additional patent applications. In the ordinary course of our business, we will likely initiate patent enforcement actions against unauthorized users of patented technologies on our own behalf and in conjunction with such third parties.

Patent Monetization and Patent Assertion

Patent monetization is the generation of revenue and proceeds from patents and patented technologies (“Patent Monetization”).  Patent assertion is a specialized type of Patent Monetization where a patent owner, or a representative of the patent owner, seeks to prohibit or collect royalties from the unauthorized manufacture, sale, and use of the owner’s patented invention (“Patent Assertion”). CTI’s new business model is Patent Monetization and Patent Assertion.  We currently own 53 U.S. patents and 11 U.S. patent applications, which are mainly grouped into 4 patent portfolios: Key Based Encryption (“KB Encryption”); ePaper® Electrophoretic Display (“ePaper® Display”); Nano Field Emission Display (“nFED Display”); and Micro Electro Mechanical Systems Display (“MEMS Display”).

In addition, on April 3, 2013, CTI, through its newly formed, wholly owned subsidiary, CTI Patent Acquisition Corporation (“CTIPAC”), entered into an exclusive license agreement (the “CTIPAC Agreement”) pursuant to which it acquired the rights to a patent portfolio relating to loyalty awards programs commonly provided by airlines, credit card companies, hotels, retailers, casinos, and others. The patent portfolio consists of 13 patents (the “Patents”) that cover the conversion of non-negotiable, loyalty awards points into negotiable funds used to purchase goods and services from third parties, and the conversion of awards points into points and awards provided by other loyalty program providers.   Pursuant to the CTIPAC Agreement, the licensors will receive a percentage of all amounts received by CTIPAC from licensing and enforcement of the Patents along with an immaterial number of shares of CTI’s common stock.

On April 17, 2013, CopyTele, Inc., a Delaware corporation (“CTI”), through its newly formed, wholly owned subsidiary, CTIPAC, entered into an exclusive license agreement (the “Agreement”) pursuant to which it acquired the rights to a patent portfolio covering window frames commonly used in manufactured housing, and replacement windows. The portfolio covers window frames that integrate a feature commonly known in the industry as a “J-channel” or “J-rail”, resulting in easier and faster assembly and installation   Pursuant to the Agreement, the licensor will receive a percentage of all amounts received by CTIPAC from licensing and enforcement of these patents.

As previously announced, CTI’s business plan is to develop and acquire patented technologies for the purposes of patent monetization and patent assertion.  The acquired patents are CTI’s first two acquisitions of patents developed by third parties.

CTI’s Patent Portfolios

Key Based Encryption

Portfolio covering the generation and management of encryption keys used for securing e-mail, text messages, data, voice and facsimile. This type of encryption technology is commonly used for cloud based storage and email archiving, to comply with HIPAA and other regulations regarding the safeguarding of personal information.  KB Encryption can also be used for protecting sensitive cellular, satellite, and local area network communications.

ePaper® Electrophoretic Display

Fundamental portfolio covering the underlying chemistry, manufacturing, assembly, and internal operations of core electrophoretic technology used in the world’s most popular eReader devices.  Coverage includes both the particles, and the suspension, which are the primary elements used to create highly reflective grey scale images to simulate reading on paper.

Nano Field Emission Display

Portfolio covering a new type of flat panel display consisting of low voltage color phosphors, specially coated carbon nanotubes, nano materials to generate secondary electrons, and ionized noble gas, resulting in a bright, sharp, high contrast color image. This is an emerging technology that would result in a flat panel display utilizing less power, with better picture quality and lower manufacturing costs.

Micro Electro Mechanical Systems Display

Portfolio covering vanadium dioxide coated pixels that electrically modulate light at extremely high speeds to form an image. Additional coverage on use of electrostatic force to move pixel sized membranes that create a color image.  These are emerging, low voltage, display technologies with numerous potential commercial applications.

Patent Monetization and Patent Assertion Activities

On January 28, 2013, CTI initiated a patent infringement lawsuit in the United States District Court for the Northern District of California against E Ink Corporation (“E Ink”), regarding certain patents owned by CTI pertaining to CTI’s  ePaper® Electrophoretic Display technology (the “E Ink Lawsuit”). CTI alleges that E Ink has infringed and continues to infringe such patents in connection with the manufacture, sale, use, and importation of electrophoretic displays.

Prior Agreements

AU Optronics Corp.

In May 2011, we entered into an Exclusive License Agreement (the “EPD License Agreement”) and a License Agreement (the “Nano Display License Agreement”) with AU Optronics Corp. (“AUO”) (together the “AUO License Agreements”).  Under the EPD License Agreement, we provided AUO with an exclusive, non-transferable, worldwide license of our E-Paper® Display patents and technology, in connection with AUO jointly developing products with CopyTele, including the right to sublicense the technology to third parties in connection with the joint development of such products.  Under the Nano Display License Agreement, we provided AUO with a non-exclusive, non-transferable, worldwide license of our nFED Display patents and technology, in connection with AUO jointly developing products with CopyTele, with the right to consent to the granting of licenses of the technology to third parties.

On January 28, 2013, we terminated the AUO License Agreements due to numerous alleged material and continual breaches of the agreements by AUO.  On January 28, 2013, we also filed a lawsuit in the United States District Court for the Northern District of California against AUO and E Ink in connection with the AUO License Agreements, alleging breach of contract, breach of the implied covenant of good faith and fair dealing, fraudulent inducement, unjust enrichment, unfair business practices, attempted monopolization, and other charges, and we are seeking compensatory, punitive, and treble damages (the “AUO/E Ink Lawsuit”).  A copy of the Complaint filed in the AUO/E Ink Lawsuit is available at www.CopyTele.com.  For more details on the AUO/E Ink Lawsuit, please see the “Legal Proceedings.”  section below.

Videocon Industries Limited

In November 2007, we entered into a Technology License Agreement (as amended in May 2008), (the “Videocon License Agreement”) with Videocon.  In April 2008, the Indian Government approved the Videocon License Agreement.  Under the Videocon License Agreement, we provided Videocon with a non-transferable, worldwide license of our nFED Display technology, for Videocon to produce and market products incorporating nFED Displays.   With the approval and support of Videocon, we entered into the Nano Display License Agreement for AUO to utilize their production facilities to produce nFED Displays for their own products and potentially for Videocon products.  Additional licenses of the nFED Display technology require the joint agreement of CTI and Videocon, and may require the consent of AUO, depending upon the outcome of CTI’s termination of the Nano Display License Agreement and the AUO/E Ink Lawsuit. We have entered into discussions with Videocon regarding the disposition of the Videocon License Agreement.

Under the terms of the Videocon License Agreement, we were scheduled to receive a license fee of $11 million from Videocon, payable in installments over a 27 month period and an agreed upon royalty from Videocon based on display sales by Videocon.  The initial installment was received in May 2008 however certain license fee payments were subsequently deferred.  The deferral of the license fee payments is no longer in effect; however, we cannot give any assurance that additional license fees will be received.  No such license fee payments were received from Videocon during the three months ended January 31, 2013 and the fiscal years ended October 31, 2012 and 2011.  As of January 31, 2013, we have received aggregate license fee payments from Videocon of $3.2 million and $7.8 million remains owed to us.

At the same time we entered into the Videocon License Agreement in November 2007, we also entered into a Share Subscription Agreement (the “Share Subscription Agreement”) with Mars Overseas Limited, an affiliate of Videocon (“Mars Overseas”).  Under the Share Subscription Agreement, Mars Overseas purchased 20,000,000 unregistered shares of our common stock (the “CopyTele Shares”) from us for an aggregate purchase price of $16,200,000.  Also in November 2007, our wholly-owned subsidiary, CopyTele International Ltd. (“CopyTele International”), entered into a GDR Purchase Agreement with Global EPC Ventures Limited (“Global”), for CopyTele International to purchase from Global 1,495,845 global depository receipts of Videocon (the “Videocon GDRs”) for an aggregate purchase price of $16,200,000.

For the purpose of effecting a lock up of the Videocon GDRs and CopyTele Shares (collectively, the “Securities”) for a period of seven years, and therefore restricting both parties from selling or transferring the Securities during such period, CopyTele International and Mars Overseas entered into two Loan and Pledge Agreements in November 2007.  The Videocon GDRs are to be held as security for a loan in the principal amount of $5,000,000 from Mars Overseas to CopyTele International, and the CopyTele Shares are similarly held as security for a loan in the principal amount of $5,000,000 from CopyTele International to Mars Overseas.  The loans are for a period of seven years, do not bear interest, and prepayment of the loans will not release the lien on the Securities prior to end of the seven year period.  The loan agreements provide for customary events of default, which may result in forfeiture of the Securities by the defaulting party, and also provide for the transfer to the respective parties, free and clear of any encumbrances under the agreements, any dividends, distributions, rights or other proceeds or benefits in respect of the Securities.  The loan receivable from Mars Overseas is classified as a contra-equity under shareholders’ deficiency in the accompanying condensed consolidated balance sheet, because the loan receivable is secured by the CopyTele Shares and the Share Subscription Agreement and Loan and Pledge Agreement were entered into concurrently. We have entered into discussions with Videocon regarding the disposition of the Share Subscription Agreement, GDR Purchase Agreement and Loan and Pledge Agreements.  The outcome of these discussions and the disposition of the related assets and liabilities may have a material effect on our financial statements.  We cannot presently estimate the timing or impact of any such resolution.

Volga Svet Ltd.

In September 2009, we entered into a Technology License Agreement with Volga Svet Ltd., (the “Volga License Agreement”) to produce and market our thin, flat, low voltage phosphor, Nano Displays in Russia.  In addition, in September 2009, we entered into a separate agreement with Volga whereby we obtained a 19.9% ownership interest in Volga in exchange for 150,000 unregistered shares of our common stock. Since we do not anticipate that we will continue to develop our Nano Displays, we are re-evaluating the Volga License Agreement and our ownership interest in Volga.

ZQX Advisors LLC

In August of 2009, we initiated an evaluation of our ePaper® Electrophoretic Display technology under an agreement with ZQX Advisors LLC (“ZQX”) and took a 19.5% ownership interest in ZQX.  On January 21, 2013, we terminated our agreement with ZQX, but currently retain our 19.5% interest in ZQX.

Encryption Products

We continue to look for opportunities to sell off our remaining inventory of encryption products and have arrangements to support those products as necessary in connection with any such sales. We do not anticipate developing any additional encryption products.

Competition

CTI expects to encounter competition in the areas of patent acquisitions and enforcement from both private and publicly traded companies that engage in Patent Monetization and Patent Assertion. This includes competition from companies seeking to acquire the same patents and patent rights that we may seek to acquire.  Entities such as Acacia Research Corporation, Allied Security Trust, Altitude Capital Partners, Coller IP, Intellectual Ventures, Millennium Partners, Open Innovation Network, RPX Corporation,  Rembrandt IP Management, and others derive all or a substantial portion of their revenue from Patent Assertion and we expect more entities to enter the market.

We also compete with venture capital firms, strategic corporate buyers and various industry leaders for patent and technology acquisitions and licensing opportunities.  Many of these competitors have more financial and human resources than our company.

Research and Development

Research and development expenses were approximately $2,212,000 and $3,125,000 for the fiscal years ended October 31, 2012 and 2011, respectively.  In accordance with the changes in the primary operations of the Company during the fourth quarter of fiscal year 2012, we are no longer incurring research and development expenses.  Accordingly, research and development expenses have decreased to $-0- in the three months ended January 31, 2013 from approximately $650,000 during the prior year period.  See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” below, our Consolidated Financial Statements for the fiscal year ended October 31, 2012 and our Condensed Consolidated Financial Statements for the three months ended January 31, 2013.

Employees

As of March 15, 2013, we had 6 full-time employees and 1 part-time employee.

Regulation

Our international sales of our encryption devices, technology and software solutions are subject to U.S. and foreign regulations such as the International Traffic in Arms Regulations (“ITAR”) and Export Administration Regulations and may require licenses (including export licenses) from U.S. government agencies or require the payment of certain tariffs.  In addition, in accordance with applicable regulations, we file the requisite semiannual reports on exports of these products with the applicable U.S. government agencies.  Our ability to export in the future is dependent upon our ability to obtain the export authorizations from the appropriate U.S. government agency. In addition, in accordance with Export Administration Regulations, without a valid export license, we are prohibited from exporting these products to any country that the U.S. State Department has identified as state sponsors of terrorism and are subject to U.S. economic sanctions and export controls, which include Cuba, Iran, Sudan and Syria. However, neither we nor any of our subsidiaries have ever exported, or currently anticipate exporting, any goods or services to any such countries either directly or to our knowledge, indirectly through any distributor or licensee, nor have we ever had, or anticipate in the future having, any direct or indirect arrangements or other contacts with the governments of those countries or entities controlled by those governments. Furthermore, before we make any domestic or international shipments of encryption equipment, software or technology, we confirm that the recipient is not on any denied person or similar list maintained by the U.S. Department of Commerce, Bureau of Industry and Security.

Properties

We lease approximately 12,000 square feet of office and laboratory research facilities at 900 Walt Whitman Road, Melville, New York (our principal offices) from an unrelated party pursuant to a lease that expires November 30, 2014. Our base rent is approximately $312,000 per annum and the lease provides an escalation clause for increases in certain operating costs.  See Note 7 to our Consolidated Financial Statements for the fiscal year ended October 31, 2012.

We have begun to vacate and return certain portions of our facilities to the landlord for possible re-letting.

Legal Proceedings

On January 28, 2013, we filed a lawsuit in the United States Federal District Court for the Northern District of California against AUO and E Ink in connection with the EPD License Agreement and the Nano Display License Agreement, alleging breach of contract, breach of the implied covenant of good faith and fair dealing, fraudulent inducement, unjust enrichment, unfair business practices, attempted monopolization, and other charges, and we are seeking compensatory, punitive, and treble damages. A copy of the Complaint filed in the AUO/E Ink Lawsuit is available at www.CopyTele.com.

In addition to numerous and continual material breaches by AUO of the EPD License Agreement, and the Nano Display License Agreement, the Complaint alleges that AUO and E Ink conspired to obtain rights to CTI’s ePaper® Electrophoretic Display technology, and CTI’s Nano Field Emission Display technology, through an elaborate scheme whereby AUO obtained certain rights to the technologies under the guise of jointly developing products with CTI, which products would compete with certain products manufactured by AUO and certain products manufactured and sold by E Ink. Instead of jointly developing products with CTI and competing with E Ink, AUO clandestinely agreed to sell its electrophoretic display business to E Ink,  and attempted to include a license to CTI’s ePaper® Electrophoretic Display technology as part of the sale, with CTI receiving no consideration. CTI alleges that such activities violated several State and Federal anti-trust and unfair competition statutes for which punitive and/or treble damages are applicable.

On January 28, 2013, we also filed a separate lawsuit against E Ink for patent infringement.  See “CTI’s Patent Portfolios – Patent Monetization and Patent Assertion Actions”.

Other than the foregoing, we are not a party to any material pending legal proceedings.  We are party to claims and complaints that arise in the ordinary course of business.  We believe that any liability that may ultimately result from the resolution of these matters will not, individually or in the aggregate, have a material adverse effect on our financial position or results of operations.

Other

On November 30, 2012, our stockholders approved an amendment to our certificate of incorporation to increase the number of shares of common stock we are authorized to issue from 240 million to 300 million.

We were incorporated on November 5, 1982 under the laws of the State of Delaware.  Our principal executive offices are located at 900 Walt Whitman Road, Melville, New York 11747, our telephone number is 631-549-5900, and our Internet website address is www.copytele.com. We make available free of charge on or through our Internet website our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements on Schedule 14A, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the Securities and Exchange Commission (the “Commission”). Alternatively, you may also access our reports at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, NE, Washington, DC 20549, on official business days during the hours of 10:00 a.m. and 3:00 p.m. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

 MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock trades on the Over-the-Counter Bulletin Board (the “OTCBB”) under the symbol “COPY”.  The high and low sales prices as reported by the OTCBB for each quarterly fiscal period through May 31, 2013, including our fiscal years ended October 31, 2012 and 2011, have been as follows:

Fiscal Period	High	Low
3rd quarter 2013 (through May 31, 2013) 2nd quarter 2013 1st quarter 2013	$0.40 0.28 0.31	$0.22 0.17 0.11
4th quarter 2012 3rd quarter 2012 2nd quarter 2012 1st quarter 2012	$0.34 0.16 0.29 0.17	$0.07 0.08 0.10 0.10
4th quarter 2011 3rd quarter 2011 2nd quarter 2011 1st quarter 2011	$0.25 0.50 0.35 0.35	$0.13 0.17 0.13 0.15

Record Holders

As of May 31, 2013, there were 1,170 registered holders of record of our Common Stock.

Dividend Policy

No cash dividends have been paid on our common stock since our inception.  We have no present intention to pay any cash dividends in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

See “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Information included in this prospectus may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not statements of historical facts, but rather reflect our current expectations concerning future events and results.  We generally use the words “believes,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “will” and similar expressions to identify forward-looking statements.  Such forward-looking statements, including those concerning our expectations, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.   These risks, uncertainties and factors include, but are not limited to, those factors set forth in this prospectus under “Risk Factors” above.  Except as required by applicable law, including the securities laws of the United States, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this prospectus.

General

As used herein, “we,” “us,” “our,” the “Company”, “CopyTele” or “CTI” means CopyTele, Inc. unless otherwise indicated. CTI currently owns 53 U.S. patents and 11 U.S. patent applications. Our principal operations include the development, acquisition, licensing, and enforcement of patented technologies. While in the past, the primary operations of the Company involved licensing in connection with and the development of patented technologies, the primary operations of the Company are now patent licensing in connection with the unauthorized use of patented technologies and patent enforcement. We expect to first generate revenues and related cash flows from the licensing and enforcement of patents that we currently own and thereafter also obtain the rights to license and enforce patents from third parties. We are continuing to develop our patent portfolios through the filing and prosecution of patent applications and will initiate lawsuits, if necessary, to prevent the unauthorized use of our patented technologies. The changes in the primary operations of the Company included elimination of development efforts, accordingly, we are no longer incurring research and development expenses. Certain of our patents are encumbered due to arrangements previously entered into by the Company.

 Where we are able, we will take the steps necessary to remove any encumbrances that may inhibit our patent licensing and enforcement efforts. We expect to obtain the rights to license and enforce additional patents from third parties, and when necessary, will assist such parties in the further development of their patent portfolios through the filing of additional patent applications. In the ordinary course of our business we will likely initiate patent enforcement actions against unauthorized users of patented technologies on our own behalf and in conjunction with such third parties.

Our past operations also included the development, production and marketing of encryption products for use over several communications media.  We do not anticipate developing or marketing any additional encryption products.  During the three months ended January 31, 2013, we wrote-off our remaining inventory of encryption products of approximately $26,000.

In connection with the change in the primary operations of the Company during the fourth quarter of fiscal year 2012, we have discontinued research and development activities, reduced our employee count from 19 to 7, and begun to vacate and return portions of our facilities to the landlord for possible re-letting.

Patent Monetization and Patent Assertion

Patent monetization is the generation of revenue and proceeds from patents and patented technologies (“Patent Monetization”).  Patent assertion is a specialized type of Patent Monetization where a patent owner, or a representative of the patent owner, seeks to prohibit or collect royalties from the unauthorized manufacture, sale, and use of the owner’s patented invention (“Patent Assertion”). CTI’s new business model is Patent Monetization and Patent Assertion. We currently own 53 U.S. patents and 11 U.S. patent applications, which are mainly grouped into 4 patent portfolios: Key Based Encryption (“KB Encryption”); ePaper® Electrophoretic Display (“ePaper® Display”); Nano Field Emission Display (“nFED Display”); and Micro Electro Mechanical Systems Display (“MEMS Display”).

Key Based Encryption

Portfolio covering the generation and management of encryption keys used for securing e-mail, text messages, data, voice and facsimile. This type of encryption technology is commonly used for cloud based storage and email archiving, to comply with HIPAA and other regulations regarding the safeguarding of personal information.  KB Encryption can also be used for protecting sensitive cellular, satellite, and local area network communications.

ePaper® Electrophoretic Display

Fundamental portfolio covering the underlying chemistry, manufacturing, assembly, and internal operations of core electrophoretic technology used in the worlds’ most popular eReader devices.  Coverage includes both the particles, and the suspension, which are the primary elements used to create highly reflective grey scale images to simulate reading on paper.

Nano Field Emission Display

Portfolio covering a new type of flat panel display consisting of low voltage color phosphors, specially coated carbon nanotubes, nano materials to generate secondary electrons, and ionized noble gas, resulting in a bright, sharp, high contrast color image. This is emerging technology that would result in a flat panel display utilizing less power, with better picture quality and lower manufacturing costs.

Micro Electro Mechanical Systems Display

Portfolio covering vanadium dioxide coated pixels that electrically modulate light at extremely high speeds to form an image. Additional coverage on use of electrostatic force to move pixel sized membranes that create a color image.  These are emerging, low voltage, display technologies with numerous potential commercial applications.

Patent Monetization and Patent Assertion Activities

On January 28, 2013, CTI initiated a patent infringement lawsuit in the United States District Court for the Northern District of California against E Ink, regarding certain patents owned by CTI pertaining to CTI’s  ePaper® Electrophoretic Display technology. CTI alleges that E Ink has infringed and continues to infringe such patents in connection with the manufacture, sale, use, and importation of electrophoretic displays.

Prior Agreements

AU Optronics Corp.

In May 2011, we entered into an Exclusive License Agreement (the “EPD License Agreement”) and a License Agreement (the “Nano Display License Agreement”) with AU Optronics Corp. (“AUO”) (together the “AUO License Agreements”).  Under the EPD License Agreement, we provided AUO with an exclusive, non-transferable, worldwide license of our E-Paper® Display patents and technology, in connection with AUO jointly developing products with CTI, including the right to sublicense the technology to third parties in connection with the joint development of such products.  Under the Nano Display License Agreement, we provided AUO with a non-exclusive, non-transferable, worldwide license of our nFED Display patents and technology, in connection with AUO jointly developing products with CTI, with the right to consent to the granting of licenses of the technology to third parties.

On January 28, 2013, we terminated the AUO License Agreements due to numerous alleged material and continual breaches of the agreements by AUO.  On January 28, 2013, we also filed a lawsuit in the United States District Court for the Northern District of California against AUO and E Ink in connection with the AUO License Agreements, alleging breach of contract, breach of the implied covenant of good faith and fair dealing, fraudulent inducement, unjust enrichment, unfair business practices, attempted monopolization, and other charges, and we are seeking compensatory, punitive, and treble damages (the “AUO/E Ink Lawsuit”).  A copy of the Complaint filed in the AUO/E Ink Lawsuit is available at www.CopyTele.com.  For more details on the AUO/E Ink Lawsuit, please see “Legal Proceedings” above in this prospectus.  We can give no assurance as to the potential outcome of this litigation.

Videocon Industries Limited

In November 2007, we entered into a Technology License Agreement (as amended in May 2008), (the “Videocon License Agreement”) with Videocon.  In April 2008, the Indian Government approved the Videocon License Agreement.  Under the Videocon License Agreement, we provided Videocon with a non-transferable, worldwide license of our nFED Display technology, for Videocon to produce and market products incorporating nFED Displays.   With the approval and support of Videocon, we entered into the Nano Display License Agreement for AUO to utilize their production facilities to produce nFED Displays for their own products and potentially for Videocon products.  Additional licenses of the nFED Display technology require the joint agreement of CTI and Videocon, and may require the consent of AUO, depending upon the outcome of CTI’s termination of the Nano Display License Agreement and the AUO/E Ink Lawsuit.  We have entered into discussions with Videocon regarding the disposition of the Videocon License Agreement.

Under the terms of the Videocon License Agreement, we were scheduled to receive a license fee of $11 million from Videocon, payable in installments over a 27 month period and an agreed upon royalty from Videocon based on display sales by Videocon.  The initial installment was received in May 2008 however; certain license fee payments were subsequently deferred.  The deferral of the license fee payments is no longer in effect; however, we cannot give any assurance that additional license fees will be received.   No such license fee payments were received from Videocon during the three months ended January 31, 2013 and the fiscal years ended October 31, 2012 and 2011.  As of January 31, 2013, we have received aggregate license fee payments from Videocon of $3.2 million and $7.8 million remains owed to us.

At the same time we entered into the Videocon License Agreement in November 2007, we also entered into a Share Subscription Agreement (the “Share Subscription Agreement”) with Mars Overseas Limited, an affiliate of Videocon (“Mars Overseas”).  Under the Share Subscription Agreement, Mars Overseas purchased 20,000,000 unregistered shares of our common stock (the “CopyTele Shares”) from us for an aggregate purchase price of $16,200,000.  Also in November 2007, our wholly-owned subsidiary, CopyTele International Ltd. (“CopyTele International”), entered into a GDR Purchase Agreement with Global EPC Ventures Limited (“Global”), for CopyTele International to purchase from Global 1,495,845 global depository receipts of Videocon (the “Videocon GDRs”) for an aggregate purchase price of $16,200,000.

For the purpose of effecting a lock up of the Videocon GDRs and CopyTele Shares (collectively, the “Securities”) for a period of seven years, and therefore restricting both parties from selling or transferring the Securities during such period, CopyTele International and Mars Overseas entered into two Loan and Pledge Agreements in November 2007.  The Videocon GDRs are to be held as security for a loan in the principal amount of $5,000,000 from Mars Overseas to CopyTele International, and the CopyTele Shares are similarly held as security for a loan in the principal amount of $5,000,000 from CopyTele International to Mars Overseas.  The loans are for a period of seven years, do not bear interest, and prepayment of the loans will not release the lien on the Securities prior to end of the seven year period.  The loan agreements provide for customary events of default, which may result in forfeiture of the Securities by the defaulting party, and also provide for the transfer to the respective parties, free and clear of any encumbrances under the agreements, any dividends, distributions, rights or other proceeds or benefits in respect of the Securities.  The loan receivable from Mars Overseas is classified as a contra-equity under shareholders’ deficiency in the accompanying condensed consolidated balance sheet, because the loan receivable is secured by the CopyTele Shares and the Share Subscription Agreement and Loan and Pledge Agreement were entered into concurrently.  We have entered into discussions with Videocon regarding the disposition of the Subscription Agreement, GDR Purchase Agreement, and Loan and Pledge Agreements.  The outcome of these discussions and the disposition of the related assets and liabilities may have a material effect on our financial statements.  We cannot presently estimate the timing or impact of any such resolution.

Volga Svet Ltd.

In September 2009, we entered into a Technology License Agreement with Volga Svet Ltd., (the “Volga License Agreement”) to produce and market our thin, flat, low voltage phosphor, Nano Displays in Russia.  In addition, in September 2009, we entered into a separate agreement with Volga whereby we obtained a 19.9% ownership interest in Volga in exchange for 150,000 unregistered shares of our common stock. Since we do not anticipate that we will continue to develop our Nano Displays and have discontinued utilizing Volga for contract research and development work, we are re-evaluating the Volga License Agreement and our ownership interest in Volga.

ZQX Advisors LLC

In August of 2009, we initiated an evaluation of our ePaper® Electrophoretic Display technology under an Engagement Agreement with ZQX Advisors LLC (“ZQX”) and took a 19.5% ownership interest in ZQX.  On January 21, 2013, we terminated the Engagement Agreement with ZQX, but currently retain our 19.5% interest in ZQX.

Other

In reviewing Management’s Discussion and Analysis of Financial Condition and Results of Operations, you should refer to our Consolidated Financial Statements for the fiscal year ended October 31, 2012 and the notes related thereto and our Condensed Consolidated Financial Statements for the three months ended January 31, 2013 and the notes related thereto.

Critical Accounting Policies

Our consolidated financial statements for the fiscal year ended October 31, 2012 and 2011 and our condensed consolidated financial statements for the three months ended January 31, 2013 are prepared in conformity with accounting principles generally accepted in the United States of America.  As such, we are required to make certain estimates, judgments and assumptions that management believes are reasonable based upon the information available.  These estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the condensed consolidated financial statements and the reported amounts of revenue and expenses during the reporting periods.

We believe the following critical accounting polices affect the more significant judgments and estimates used in the preparation of our condensed consolidated financial statements.  For additional discussion on the application of these and other accounting policies, you should refer to our Consolidated Financial Statements for the fiscal year ended October 31, 2012 and the notes related thereto and our Condensed Consolidated Financial Statements for the three months ended January 31, 2013 and the notes related thereto.

Revenue Recognition

Revenues from sales are recorded when all four of the following criteria are met: (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred and title has transferred or services have been rendered; (iii) our price to the buyer is fixed or determinable; and (iv) collectability is reasonably assured.

We have assessed the revenue guidance of Accounting Standards Codification (“ASC”) 605-25 “Multiple-Element Arrangements” (“ASC 605-25”) to determine whether multiple deliverables in our arrangements with AUO represent separate units of accounting.  Under the AUO License Agreements, we received initial license fees of $3 million, of aggregate license fees of up to $10 million.  The additional $7 million in license fees are payable upon completion of certain conditions for the respective technologies.  We have determined that the transfer of the licensed patents and technology and the effort involved in completion of the conditions for the respective technologies represent a single unit of accounting for each technology.  Accordingly, using a proportional performance method, during the third quarter of fiscal year 2011 we began recognizing the $3 million initial license fees over the estimated periods that we expected to complete the conditions for the respective technologies.  We have not recognized any portion of the $7 million of additional license fees as either deferred revenue or revenue as it was considered contingent revenue.

At each reporting period we assess the progress in completing our performance obligations under the AUO License Agreements and recognize license fee revenue over the remaining estimated period that we expect to complete the conditions for the respective technologies.  On this basis, we reassessed the revenue recognition and commencing in the fourth quarter of fiscal year 2012, revenue recognition under the AUO License Agreements is suspended pending resolution of the AUO/E Ink Lawsuit. For more details on the AUO/E Ink Lawsuit, please see “Legal Proceedings” above in this prospectus.

During the years ended October 31, 2012 and 2011 we recognized approximately $940,000 and $873,000, respectively, of license fee revenue from AUO.  During the three month periods ended January 31, 2013 and 2012 we recognized approximately $-0- and $447,000, respectively, of license fee revenue from AUO.  License fee payments received from AUO which are in excess of the amounts recognized as revenue (approximately $1,187,000 as of October 31, 2012 and January 31, 2013) are recorded as non-refundable deferred revenue on the accompanying consolidated balance sheet.  The AUO License Agreements also provide for the basis for royalty payments on future production, if any, by AUO to CTI, which we have determined represent separate units of accounting.  We have not recognized any royalty income under the AUO License Agreements.

Investment Securities

We classify our investment securities as available-for-sale.  Available-for-sale securities are recorded at fair value.  Unrealized gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a component of accumulated other comprehensive income (loss) until realized.  Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis.  Dividend and interest income are recognized when earned.

We monitor the value of our investments for indicators of impairment, including changes in market conditions and the operating results of the underlying investment that may result in the inability to recover the carrying value of the investment.  During fiscal year 2012 we discontinued utilizing Volga–Svet, Ltd., a Russian corporation (“Volga”), for contract research and development work.  In evaluating our investment in Volga at October 31, 2012, we determined that the discontinuation of funding from CTI and lack of available financial information from Volga has impaired the value of our investment in Volga.

Stock-Based Compensation

We account for stock options granted to employees and directors using the accounting guidance in ASC 718 “Stock Compensation” (“ASC 718”).  We recognize compensation expense for stock option awards over the requisite or implied service period of the grant.  We recorded stock-based compensation expense, related to stock options granted to employees and directors, of approximately $473,000 and $81,000 during the three-month periods ended January 31, 2013 and 2012, respectively.  We recorded stock-based compensation expense, related to stock options granted to employees and non-employee directors, of approximately $615,000 and $742,000 during fiscal years ended October 31, 2012 and 2011, respectively, in accordance with ASC 718.  We account for stock options granted to consultants using the accounting guidance under ASC 505-50 “Equity-Based Payments to Non-Employees”.  We recognized consulting expense for stock options granted to non-employee consultants during the three-month periods ended January 31, 2013 and 2012, of approximately $242,000 and $-0-, respectively, and during the fiscal years ended October 31, 212 and 2011, of approximately $110,000 and $44,000, respectively.  See Note 2 to the Consolidated Financial Statements for the fiscal year ended October 31, 2012 and Note 3 to the Condensed Consolidated Financial Statements for the three months ended January 31, 2013 for additional information.

During the fourth quarter of fiscal year 2012 the company decreased the option price for options to purchase 1,840,000 shares from the original exercise price to $0.145 per share for eleven employees and recorded stock-based compensation expense related to this re-pricing of approximately $85,000.

We use the Black-Scholes pricing model in estimating the fair value of stock options which vest over a specific period of time or upon achieving cash milestones.  For options vesting if the trading price of the Company’s common stock exceeds price targets we use the Monte Carlo Simulation in estimating the fair value at grant date.

We account for stock awards granted to employees and consultants based on their grant date fair value, in accordance with ASC 718 and ASC 505-50, respectively.  We recorded stock-based compensation expense for the three-month periods ended January 31, 2013 and 2012, of approximately $-0- and $406,000, respectively, for the shares of common stock issued to employees.  In addition, we recorded consulting expense for the three-month periods ended January 31, 2013 and 2012 of approximately $26,000 and $37,000, respectively, for the shares of common stock issued to consultants.

Determining the appropriate fair value model and calculating the fair value of stock-based awards requires judgment, including estimating stock price volatility, forfeiture rates and expected term.  If factors change and we employ different assumptions in the application of ASC 718 and ASC 505-50 in future periods, the compensation expense that we record may differ significantly from what we have recorded in the current period.

Convertible Debentures

We account for hybrid contracts that feature conversion options in accordance with applicable generally accepted accounting principles (“GAAP”).  ASC  815 “Derivatives and Hedging Activities,” (“ASC 815”) requires companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria includes circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

Conversion options that contain variable settlement features such as provisions to adjust the conversion price upon subsequent issuances of equity or equity linked securities at exercise prices more favorable than that featured in the hybrid contract generally result in their bifurcation from the host instrument.

We account for convertible instruments, when we have determined that the embedded conversion options should not be bifurcated from their host instruments, in accordance with ASC 470-20 “Debt with Conversion and Other Options” (“ASC 470-20”). Under ASC 470-20 we record, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. We account for convertible instruments (when we have determined that the embedded conversion options should be bifurcated from their host instruments) in accordance with ASC 815.  Under ASC 815, a portion of the proceeds received upon the issuance of the hybrid contract are allocated to the fair value of the derivative. The derivative is subsequently marked to market at each reporting date based on current fair value, with the changes in fair value reported in results of operations.

The conversion feature of the convertible debenture issued on January 25, 2013 qualified as an embedded derivative instrument and was bifurcated from the host convertible debenture.  Accordingly, this instrument has been classified as a derivative liability in the accompanying condensed consolidated balance sheet as of January 31, 2013.  Derivative liabilities are initially recorded at fair value and are then re-valued at each reporting date, with changes in fair value recognized in earnings during the reporting period.

Results of Operations

In light of the change in our primary operations to Patent Monetization and Patent Assertion from research, development and licensing, the comparison of our results of operations may have limited future value

Three months ended January 31, 2013 compared with three months ended January 31, 2012

Net Revenue

Net revenue decreased by approximately $447,000 in the three months ended January 31, 2013, to approximately $2,000, as compared to approximately $449,000 in the comparable prior-year period. Revenue during the prior year period from display technology license fees of approximately $447,000 was related to the AUO License Agreements.  We did not record revenue from display technology license fees during the current year period. Revenue recognition of license fees has been suspended pending resolution of the AUO/E Ink Lawsuit. See “- Revenue Recognition” above. Revenue from sales of encryption products was approximately $2,000 in the three months ended January 31, 2013, as compared to approximately $3,000 in the comparable prior-year period.

Cost of Encryption Products Sold

The cost of encryption products sold increased by approximately $26,000 in the three months ended January 31, 2013, to approximately $27,000, as compared to approximately $1,000 in the comparable prior-year period.  During the three months ended January 31, 2013 we wrote-off our remaining inventory of encryption products of approximately $26,000.

Research and Development Expenses

We have discontinued all research and development activity during the fourth quarter of fiscal year 2012.  Accordingly, research and development expenses have decreased to $-0- in the three months ended January 31, 2013 from approximately $650,000 during the prior year period.

Selling, General and Administrative Expenses

Selling, general and administrative expenses increased by approximately $1,362,000 to approximately $2,048,000 in the three months ended January 31, 2013, from approximately $686,000 in the comparable prior-year period.  The increase in the current period reflected the effect of discontinuing research and development activities in the fourth quarter of fiscal year 2012, including the discontinuation of allocating certain overhead cost to research and development expense.  The increase in selling, general and administrative expenses was principally due to an increase in employee stock option expense of approximately $393,000, an increase in consultant stock option expense of approximately $242,000, an increase in legal and accounting fees of approximately $189,000, an increase in shareholder relations expense of approximately $98,000, and an increase in employee compensation and related costs, other than stock option expense, of approximately $64,000.  In addition, during the first quarter of fiscal 2013 we began to vacate and return a substantial portion of our facilities to the landlord for possible re-letting and recorded an expense of approximately $186,000 related to future rentals of unused facilities.  The additional legal and accounting fees and shareholder relations expense are related to the Company’s restructuring, which commenced in the fourth quarter of the fiscal year ended October 31, 2012 and the lawsuit filed against AUO and E Ink in January 2013.

Interest Expense

Interest expense increased to approximately $22,000 in the three month period ended January 31, 2013 from $-0- in the prior year period, due to interest expense and amortization of debt discount recorded in connection with the convertible debentures issued in September 2012 and January 2013.

Interest Income

Interest income decreased to $-0- in the three months ended January 31, 2013 compared to approximately $1,000 in the three months ended January 31, 2012.

Fiscal Year Ended October 31, 2012 Compared to Fiscal Year Ended October 31, 2011

Net Revenue

Net revenue decreased by approximately $56,000 in fiscal year 2012, to approximately $947,000, as compared to approximately $1,003,000 in fiscal year 2011.  In fiscal years 2012 and 2011, revenue from display technology license fees of approximately $940,000 and $873,000, respectively, related to the AUO License Agreements. See “- Revenue Recognition” above.  Revenue from sales of encryption products decreased approximately $124,000 in fiscal year 2012, to approximately $7,000, from approximately $131,000 in fiscal year 2011.  Our encryption revenue has been limited and is sensitive to individual large transactions.

Cost of Encryption Products Sold

The cost of encryption products sold decreased by approximately $30,000 in fiscal year 2012, to approximately $4,000, as compared to approximately $34,000 in fiscal year 2011.  The cost of encryption products sold in fiscal year 2012 decreased principally due to the decrease in encryption products shipped.

Research and Development Expenses

Research and development expenses decreased by approximately $913,000 in fiscal year 2012, to approximately $2,212,000, from approximately $3,125,000 in fiscal year 2011.  The decrease in research and development expenses was principally due to a decrease in employee compensation and related costs, other than stock option expense, of approximately $365,000 primarily related to employee bonuses, a decrease in outside research and development expense of approximately $236,000 primarily due to the discontinuation of funding to Volga, a decrease in employee stock option expense of approximately $143,000, a decrease of approximately $53,000 in engineering supplies, a decrease in travel expense of approximately $37,000 and a decrease of approximately $42,000 in consulting expense.  In accordance with the changes in the primary operations of the Company during the fourth quarter of fiscal year 2012, we are no longer incurring research and development expenses.

Selling, General and Administrative Expenses

Selling, general and administrative expenses decreased by approximately $7,000 to approximately $2,866,000 in fiscal year 2012, from approximately $2,873,000 in fiscal year 2011.  The decrease in selling, general and administrative expenses was principally due to a decrease in employee compensation and related costs, other than stock option expense of approximately $168,000 primarily related to employee bonuses, offset by an increase of approximately $123,000 in consulting expense primarily related to consultant stock option expense and a decrease in the gain on the sale of Digital Info Security Co. Inc. (“DISC”) common stock of approximately $29,000.

Dividend Income

Dividend income, which was received in connection with the Videocon GDRs we acquired in December 2007, decreased by approximately $21,000 to approximately $13,000 in fiscal year 2012, compared to approximately $34,000 in fiscal year 2011.  The decrease in dividend income was due to a decrease by Videocon of dividends paid.

Interest Income

Interest income was approximately $3,000 in both fiscal years 2012 and 2011.

Interest Expense

Interest expense increased to approximately $8,000 in fiscal year 2012 from $-0- in fiscal year 2011, due to interest expense incurred in connection with the 8% convertible debentures issued in September 2012.

Impairment Loss

In fiscal year 2012 we wrote off our investment in Volga in the amount of approximately $128,000.  In fiscal year 2011 we recorded an other than temporary impairment in both our Videocon and DISC investments of approximately $1,786,000.

Provision for Income Taxes

Provision for income taxes was $-0- in fiscal year 2012 compared to $600,000 in fiscal year 2011. The provision for income taxes in fiscal year 2011 is related to the 20% withholding payment in connection with the $3,000,000 license fee payment from AUO in June 2011.

Liquidity and Capital Resources

Since our inception, we have met our liquidity and capital expenditure needs primarily through the proceeds from sales of common stock in our initial public offering and in private placements, upon exercise of warrants issued in connection with the private placements and our initial public offering, and upon the exercise of stock options.  In addition, we have generated limited cash flows from sales of our encryption products and from license fees from Videocon Industries Limited, an Indian company (“Videocon”) related to our display technology pursuant to the Videocon License Agreement (as defined below).  In May 2011, we entered into the AUO License Agreements (as defined below) with AU Optronics Corp., a Taiwanese company (“AUO”), and in June 2011 we received an initial license fee from AUO.

In February 2011, we received gross proceeds of $1,250,000 from the sale of 7,000,000 unregistered shares of our common stock in a private placement at a price of $0.1786 per share, of which 3,360,000 shares were sold to our then Chairman and Chief Executive Officer, our Chief Financial Officer and director, our current Chairman and a former director of the Company.  In conjunction with the sale of the common stock, we issued warrants to purchase 7,000,000 unregistered shares of our common stock.  Each warrant grants the holder the right to purchase one share of our common stock at the purchase price of $0.1786 per share on or before February 8, 2016.  The warrants were valued at $0.0756 per share using the Black-Scholes pricing model, adjusted for the estimated impact on fair value of the restrictions relating to the warrants. See “Prospectus Summary – Transactions with Selling Stockholders” in this prospectus for additional information.

In September 2012, we received aggregate gross proceeds of $750,000 from the issuance of 8% convertible debentures due September 12, 2016 in a private placement, of which $300,000 was sold to our current Chairman and then Chief Executive Officer and one other director of the Company.  The debentures pay interest quarterly and are convertible into shares of our common stock at a conversion price of $0.092 per share on or before September 12, 2016.  We recorded   a discount to the carrying amount of the debentures of approximately $717,000 related to the debentures’ beneficial conversion feature.  We may prepay the debentures at any time without penalty upon 30 days prior notice.  We also have the option to pay interest on the debentures in common stock.  In February 2013, $600,000 principal amount of these debentures were converted into 6,521,736 shares of common stock and an additional 68,116 shares were issued in payment of accrued interest through the conversion date.  In April 2013, the remaining $150,000 principal amount of debentures were converted into 1,630,434 shares of common stock and an additional 32,609 shares were issued in payment of accrued interest.  The conversion of the debentures will result in the recording of a material charge to interest expense during the second quarter of fiscal 2013.  See “Prospectus Summary – Transactions with Selling Stockholders” in this prospectus for additional information.

In January 2013, we received aggregate gross proceeds of $ 1,765,000 from the issuance of 8% convertible debentures due January 25, 2015, of which $250,000 was received from our current President, Chief Executive Officer and director, and two other directors of the Company.  The debentures pay interest quarterly and are convertible into shares of our common stock at a conversion price of $0.15 per share on or before January 25, 2015.  The embedded conversion feature has certain weighted average anti-dilution protection provisions which would be triggered if the Company issues its common stock, or certain common stock equivalents, (as defined) at a price below $0.15 per share.  We have the option to pay any interest on the debentures in common stock based on the average of the closing prices of  our common stock for the 10 trading days immediately preceding the interest payment date.  We also have the option to pay any interest on the debentures with additional debentures.  We may prepay the debentures at any time without penalty upon 30 days prior notice but only if the sales price of the common stock on the principal market on which the common stock is primarily listed and quoted for trading is at least $0.30 for 20 trading days in any 30-day trading period ending no more than 15 days before the Company’s prepayment notice.  In conjunction with the issuance of the debentures, we issued warrants to purchase 5,882,745 shares of our common stock.  Each warrant grants the holder the right to purchase one share of our common stock at the purchase price of $0.30 per share on or before January 25, 2016.  In connection with the sale of debentures, we paid a placement fee of approximately $41,000 and issued the placement agent a warrant to purchase 276,014 shares of common stock with identical provisions as warrants issued with the debentures.  We also agreed to register the common stock issuable upon conversion of the debentures and exercise of the warrants.  The warrants may be exercised on a cashless basis only if there is not an effective registration statement covering such shares.  See “Prospectus Summary – Transactions with Selling Stockholders” in this prospectus for additional information.

During the three months ended January 31, 2013, our cash used in operating activities was approximately $890,000.  This resulted from payments to suppliers, employees and consultants of approximately $893,000, which was offset by cash of approximately $2,000 received from collections of accounts receivable related to sales of encryption products and interest received of approximately $1,000. Our cash provided by investing activities during the three months ended January 31, 2013 was approximately $499,000, which resulted from approximately $500,000 received upon the sale or maturities of short-term investments consisting of certificates of deposit and approximately $1,000 received from the sale of Digital Info Security Co. Inc. common stock offset by purchases of equipment of approximately $2,000. Our cash provided by financing activities during the three months ended January 31, 2013 was $1,765,000, which resulted from cash received from the sale of convertible debentures and warrants in a private placement. As a result, our cash, cash equivalents and short-term investments at January 31, 2013 increased by approximately $873,000 to approximately $1,713,000 from approximately $840,000 at October 31, 2012.

During fiscal year 2012, our cash used in operating activities was $3,141,000.  This resulted from payments to suppliers, employees and consultants of approximately $3,165,000, which was offset by cash of approximately $7,000 received from collections of accounts receivable related to sales of encryption products, approximately $13,000 of dividend income received and approximately $3,000 of interest income received.  Cash provided from investing activities during fiscal year 2012 was approximately $1,748,000, which resulted from  proceeds from the maturities of short-term investments consisting of certificates of deposit and U.S. government securities of approximately $2,949,000 and approximately $1,000  received from the sale of DISC common stock offset by purchases of approximately $1,200,000 of certificates of deposit and purchases of equipment of  approximately $2,000  Our cash provided by financing activities during fiscal year 2012 was approximately $958,000, which resulted from cash of $750,000 received from the sale of convertible debentures in a private placement and approximately $208,000 received upon the exercise of stock options.  As a result, our cash, cash equivalents, and short-term investments at October 31, 2012 decreased $2,183,000 to approximately $840,000 from approximately $3,023,000 at the end of fiscal year 2011.

Prepaid expenses and other current assets decreased by approximately $15,000, to approximately $67,000 at January 31, 2013 from approximately $82,000 at October 31, 2012, primarily as a result of the write off of inventory, which was classified as other current assets, of approximately $26,000, offset by the recording of deferred convertible debenture issuance costs of approximately $17,000.  Investment in Videocon is recorded at fair value and increased by approximately $1,002,000, to approximately $5,731,000 at January 31, 2013 from approximately $4,728,000 at the end of fiscal year 2012, as a result of an increase in the underlying price of Videocon’s equity shares which are listed on the Luxembourg Stock Exchange.  Property and equipment, net of depreciation, was approximately $11,000 at January 31, 2013 and approximately $10,000 at October 31, 2012.  Accounts payable and accrued liabilities increased by approximately $436,000 from approximately $635,000 at the end of fiscal year 2012 to approximately $1,071,000 at January 31, 2013, as a result of the timing of payments and an increase in certain expenses related to the changes in our business.  The fair value of derivatives, related to the convertible debentures issued during the first quarter of fiscal year 2013, was approximately $1,180,000 at January 31, 2013 and $-0- at October 31, 2012.  Deferred revenue remained at approximately $1,187,000 at January 31, 2013 and October 31, 2012.  Convertible debentures due 2016 were approximately $33,000 at January 31, 2013 and approximately $32,000 at October 31, 2012.  Convertible debentures due 2015, which were issued during the first quarter of fiscal year 2013, were approximately $375,000 as of January 31, 2013.  Loan payable, which is due in December 2014, remained at $5,000,000 at January 31, 2013 and October 31, 2012.  Loan receivable, which is classified as a contra-equity under shareholders’ deficiency in the accompanying condensed consolidated balance sheet and is due in December 2014, remained at $5,000,000 at January 31, 2013 and October 31, 2012.  As a result of these changes, working capital deficit at January 31, 2013 was approximately $1,658,000 compared to working capital deficit of approximately $900,000 at October 31, 2012.

Prepaid expenses and other current assets decreased by approximately $15,000, to approximately $82,000 at October 31, 2012 from approximately $97,000 at October 31, 2011, as a result of the timing of payments.  Investment in Videocon is recorded at fair value and decreased by approximately $654,000, to approximately $4,728,000 at October 31, 2012 from approximately $5,382,000 at the end of fiscal year 2011, as a result of a decrease in the underlying price of Videocon’s equity shares which are listed on the Luxembourg Stock Exchange.  Investment in Volga decreased to $-0- at October 31, 2012 from approximately $128,000 at the end of fiscal year 2011, as a result of an impairment in the value of the investment.  Accounts payable and accrued liabilities increased by approximately $175,000 from approximately $460,000 at the end of fiscal year 2011 to approximately $635,000 at October 31, 2012, as a result of the timing of payments and an increase in certain expenses related to the changes in our business.  Deferred revenue decreased to approximately $1,187,000 at October 31, 2012, from approximately $2,127,000 at October 31, 2011, as a result of license fee revenue recognized during fiscal year 2012 of approximately $940,000. Loan payable, which is due in December 2014, remained at $5,000,000 at October 31, 2012 and 2011. Loan receivable, which is classified as a contra-equity under shareholders’ equity in the accompanying consolidated balance sheet and is due in December 2014, remained at $5,000,000 at October 31, 2012 and 2011. As a result of these changes, working capital deficit at October 31, 2012 was approximately $900,000 compared to working capital of approximately $1,015,000 at October 31, 2011.

Under the AUO License Agreements, AUO had agreed to pay CTI an aggregate license fee of up to $10 million, of which $3 million was paid by AUO in June 2011 and the remaining $7 million would have been payable upon completion of certain conditions for the respective technologies, in each case subject to a 20% foreign withholding tax. Accordingly, in June 2011 we received a payment from AUO, net of the withholding tax, of $2.4 million.  In addition, the AUO License Agreements also provided for the basis for royalty payments by AUO to CTI.

On January 28, 2013, we terminated the AUO License Agreements due to numerous alleged material and continual breaches of the agreements by AUO.  On January 28, 2013, we also filed a lawsuit in the United States Federal District Court for the Northern District of California against AUO and E Ink in connection with the AUO License Agreements, alleging breach of contract, breach of the implied covenant of good faith and fair dealing, fraudulent inducement, unjust enrichment, unfair business practices, attempted monopolization, and other charges, and we are seeking compensatory, punitive, and treble damages.  For more details on the AUO/E Ink Lawsuit, please see “Legal Proceedings” above in this prospectus.  We can give no assurance as to the potential outcome of this litigation.

Under the terms of the Videocon License Agreement, we were scheduled to receive a license fee of $11 million from Videocon, payable in installments over a 27 month period and an agreed upon royalty from Videocon based on display sales by Videocon.  The initial installment was received in May 2008 however; certain license fee payments were subsequently deferred.  The deferral of the license fee payments is no longer in effect; however, we cannot give any assurance that additional license fees will be received.   No such license fee payments were received from Videocon during the three months ended January 31, 2013 and the fiscal years ended October 31, 2012 and 2011.  As of January 31, 2013, we have received aggregate license fee payments from Videocon of $3.2 million and $7.8 million remains owed to us.  We are not presently involved in development efforts with Videocon and it is not anticipated that such efforts will be resumed in the future.  We have entered into discussions with Videocon regarding the disposition of the Videocon License Agreement.

Total employee compensation expense for the three-month periods ended January 31, 2013 and 2012 was approximately $819,000 and $713,000, respectively.  During the three-months ended January 31, 2013 and 2012, a significant portion of employee compensation consisted of the issuance of stock and stock options to employees in lieu of cash compensation.  We recorded stock-based compensation expense, related to stock awards granted to employees, for the three-month periods ended January 31, 2013 and 2012 of approximately $-0- and $406,000, respectively.  We recorded stock-based compensation expense, related to stock options granted to employees and directors, for the three-month periods ended January 31, 2013 and 2012 of approximately $473,000 and $81,000 respectively.

Total employee compensation expense during fiscal years 2012 and 2011 was approximately $3,001,000 and $3,661,000, respectively, including in fiscal year 2012 approximately $74,000 of expense relating to severance payments to terminated employees.  During fiscal years 2012 and 2011, a significant portion of employee compensation consisted of the issuance of stock and stock options to employees in lieu of cash compensation.  We recorded compensation expense for the fiscal years ended October 31, 2012 and 2011 of approximately $927,000 and $1,819,000, respectively, for shares of common stock issued to employees.  We recorded approximately $615,000 and $742,000 of stock-based compensation expense, related to stock options granted to employees and directors, during the years ended October 31, 2012 and 2011, respectively.  In addition, during fiscal years 2012 and 2011, we issued shares of common stock to consultants for services rendered.  We recorded consulting expense for fiscal years ended October 31, 2012 and 2011 of approximately $76,000 and $113,000, respectively, for shares of common stock issued to consultants.  In addition, during fiscal years 2012 and 2011, we recorded approximately $110,000 and $44,000, respectively, of consulting expense for stock options granted to consultants.  During the fourth quarter of fiscal year 2012, management discontinued compensating employees through the issuance of stock and does not presently anticipate instituting this practice in the future.  Management intends to continue issuing stock options to provide incentives which will attract, retain and motivate highly competent persons as officers, key employees and non-employee directors of, and consultants to, the Company.

Based on currently available information, we believe that our existing cash and cash equivalents, together with expected cash flows from patent licensing and enforcement, and other potential sources of cash flow may not be sufficient to enable us to continue our patent licensing and enforcement activities for at least 12 months.  However, our projections of future cash needs and cash flows may differ from actual results.  If current cash on hand and cash that may be generated from patent licensing and enforcement activities are insufficient to satisfy our liquidity requirements, we may seek to sell our investment securities or other financial assets or our debt or additional equity securities or obtain loans from various financial institutions where possible.  The sale of additional equity securities or convertible debt could result in dilution to our shareholders.  We can give no assurance that we will generate sufficient cash flows in the future (through licensing and enforcement of patents, or otherwise) to satisfy our liquidity requirements or sustain future operations, or that other sources of funding, such as sales of equity or debt, would be available, if needed, on favorable terms or at all.  We can also give no assurance that we will have sufficient funds to repay our convertible debt at maturity in fiscal years 2015 or 2016.  If we cannot obtain such funding if needed or if we cannot sufficiently reduce operating expenses, we would need to curtail or cease some or all of our operations.

As shown in the accompanying condensed consolidated financial statements for the three months ended January 31, 2013, we have incurred a net loss of approximately $2,095,000 during the three months ended January 31, 2013, and, as of that date, we have an accumulated deficit of approximately $127,178,000 and a net shareholders’ deficiency of approximately $1,324,000.  As shown in the accompanying consolidated financial statements for the fiscal year ended October 31, 2012, we have incurred a net loss of approximately $4,253,000 during the fiscal year ended October 31, 2012, and, as of that date, we have an accumulated deficit of approximately $125,083,000 and a net shareholders’ deficit of approximately $1,194,000.  These and the other factors described herein raise uncertainty about our ability to continue as a going concern.  Management’s plans in regard to these matters are set forth above.  The accompanying financial statements have been prepared assuming that we will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.  The report from our former independent registered public accountants, KPMG LLP, dated January 29, 2013, includes an explanatory paragraph related to our ability to continue as a going concern.

Contractual Obligations

   The following table presents our expected cash requirements for contractual obligations outstanding as of January 31, 2013:

	Payments Due by Period
Contractual Obligations	Less than 1 year	1-3 years	3-5 years	After 5 years	Total

Non-cancelable Operating Leases	$ 313,000	$ 260,000	$ -	$ -	$ 573,000

Convertible Debentures due 2016 (a)	-	-	750,000	-	750,000

Convertible Debentures due 2015	-	1,765,000	-	-	1,765,000

Secured Loan Obligation to Mars Overseas	-	$ 5,000,000	-	-	5,000,000

Total Contractual Cash Obligations	$ 313,000	$ 7,025,000	$ 750,000	$ -	$ 8,088,000

(a) In February 2013, $600,000 principal amount of these debentures were converted into 6,521,736 shares of common stock and an additional 68,116 shares were issued in payment of accrued interest through the conversion date.  The remaining $150,000 principal amount of debentures was converted in April 2013.

Off-Balance Sheet Arrangements

We have no variable interest entities or other off-balance sheet obligation arrangements.

Effect of Recent Accounting Pronouncements

In December 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update 2011-12 (“ASU 2011-12”), Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05.  This amendment defers the effective date of the requirement to present separate line items on the income statement for reclassification adjustments of items out of accumulated other comprehensive income into net income. ASU 2011-12 is effective at the same time as Accounting Standards Update 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income (“ASU 2011-05”), so that entities will not be required to comply with the presentation requirements in ASU 2011-05 that this ASU 2011-12 is deferring. ASUs 2011-12 and 2011-05 are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011.  The Company adopted ASUs 2011-05 and 2011-12 on November 1, 2012 and has presented comprehensive income using the one-statement approach.

In October 2012, the FASB issued Accounting Standards Update 2012-04 (“ASU 2012-04”), Technical Corrections and Improvements. The amendments in this update cover a wide range of topics and include technical corrections and improvements to the Accounting Standards Codification. The amendments in ASU 2012-04 will be effective for interim and annual reporting periods beginning after December 15, 2012. The Company adopted ASU 2012-04 on February 1, 2013. The Company does not expect the adoption of ASU 2012-04 to have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In October 2012, the FASB issued Accounting Standards Update 2012-03 (“ASU 2012-03”), Technical Amendments and Corrections to SEC Sections.  ASU 2012-03 is issued to amend certain SEC paragraphs in the FASB Accounting Standards Codification, including Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin, Technical Amendments, and Corrections Related to FASB Accounting Codification. The amendments in ASU 2012-03 will be effective for interim and annual reporting periods beginning after December 15, 2012. The Company adopted ASU 2012-03 on February 1, 2013. The Company does not expect the adoption of ASU 2012-03 to have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In February 2013, the FASB issued ASU 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. The amendments in ASU 2013-02 do not change the current requirements for reporting net income or other comprehensive income in financial statements.  However, ASU 2013-02 requires an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component.  In addition, an entity is required to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by respective line items of net income but only if amounts reclassified is required under GAAP to be reclassified to net income in its entirety in the same reporting period.  For other amounts that are not required under GAAP to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures required under GAAP that provide additional details about these amounts.  ASU 2013-02 is effective in the second quarter of fiscal year 2013 and is not expected to have a material effect on the Company’s consolidated financial statements.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Our Directors and Executive Officers

The following table sets forth certain information with respect to all of our directors and executive officers:

Name	Position with the Company and Principal Occupation	Age	Director and/or Executive Officer Since
Lewis H. Titterton Jr.	Chairman of the Board	68	2010
Robert A. Berman	Director, President and Chief Executive Officer	50	2012
Henry P. Herms	Director, Chief Financial Officer and Vice President – Finance	67	2000
Dr. Amit Kumar	Director, Strategic Advisor	48	2012
Bruce F. Johnson	Director	70	2012
Kent B. Williams	Director	63	2012
John Roop	Senior Vice President – Engineering	63	2012

Each of our directors have been elected to serve until the 2013 Annual Meeting of Stockholders.

There is no arrangement or understanding between the directors and executive officers and any other person pursuant to which any director or executive officer was to be selected as a director or executive officer.

Business Experience of our Directors and Executive Officers

Mr. Titterton has served as a director since August 16, 2010, the Chairman of the Board since July 20, 2012 and interim Chief Executive Officer from August 21, 2012 until September 19, 2012.  Mr. Titterton is currently Chairman of the Board of NYMED, Inc., a diversified health services company.  His background is in high technology with an emphasis on health care and he has been with NYMED, Inc. since 1989.  Mr. Titterton founded MedE America, Inc. in 1986 and was Chief Executive Officer of Management and Planning Services, Inc. from 1978 to 1986.  Mr. Titterton also served as one of our Directors from July 1999 to January 2003.  He holds a M.B.A. from the State University of New York at Albany, and a B.A. degree from Cornell University.

Mr. Berman has served as our President and Chief Executive Officer since September 19, 2012 and was elected to our Board of Directors on November 30, 2012. Mr. Berman has experience in a broad variety of areas including finance, acquisitions, marketing, and the development, licensing, and monetization of intellectual property.  He was recently the CEO of IP Dispute Resolution Corporation, a consulting company focused on patent monetization, from March 2007 to September 2012. Prior to IPDR, Mr. Berman was the Chief Operating Officer and General Counsel of Acacia Research Corporation from 2000 to March 2007.   Mr. Berman holds a J.D. from the Northwestern University School of Law and a B.S. in Entrepreneurial Management from the Wharton School of the University of Pennsylvania.

Dr. Kumar has served on our Board of Directors since November 30, 2012 and has been a strategic advisor to the Company since September 19, 2012.  Dr. Kumar has been CEO of Geo Fossil Fuels LLC, an energy company, since December 2010.  From September 2001 to June 2010, Dr. Kumar was President and CEO of CombiMatrix Corporation, a Nasdaq listed biotechnology company and also served as director from September 2000 to June 2012.  Dr. Kumar was Vice President of Life Sciences of Acacia Research Corp., a publicly traded patent monetization company, from July 2000 to August 2007 and also served as a director from January 2003 to August 2007.   Dr. Kumar has served as Chairman of the Board of Directors of Ascent Solar Technologies, Inc., a publicly-held solar energy company, since June 2007, and as a director of Aeolus Pharmaceuticals, Inc. since June 2004.  Dr. Kumar holds an A.B. in Chemistry from Occidental College and Ph.D. from Caltech.

Mr. Johnson has served on our Board of Directors since August 29, 2012.  Mr. Johnson has been a commodity trader on the Chicago Mercantile Exchange for over 40 years. He has served as a member of the board of directors of CME Group Inc. since 1998. He had previously served as President, Director and part-owner of Packers Trading Company, a former futures commissions merchant/clearing firm at the CME from 1969 to 2003. He also serves on the board of directors of the Chicago Crime Commission. Mr. Johnson holds a B.S. in Marketing from Bradley University and a J.D. from John Marshall Law School.

Mr. Williams has served on our Board of Directors since August 21, 2012.  He has the managing member of Vista Asset Management LLC, an investment advisory firm, since 2002. He has more than 40 years’ experience in the capital markets, including positions with U.S. Trust, Wood Island Associates and Merrill Lynch. In 2011, he also founded VIA Motors, a clean tech, plug-in electric vehicle company. He is a member of the CFA Institute and the CFA Society of San Francisco and received his M.B.A. from St Mary’s College of California and a B.A. from the University of California at Berkeley.

Mr. Herms has served as our Chief Financial Officer and Vice President – Finance since November 2000 and as one of our Directors since August 2001.  Mr. Herms was also our Chief Financial Officer from 1982 to 1987.  He is also a former audit manager and CPA with the firm of Arthur Andersen LLP.  He holds a B.B.A. degree from Adelphi University.

Mr. Roop has served as our Senior Vice President – Engineering since September 19, 2012.  Mr. Roop has 18 years of experience analyzing and evaluating patents for acquisition and licensing, and over 20 years of experience as a Silicon Valley design engineer and engineering executive.  From June 2008 until September 2012, he was a technology consultant and expert witness.  Prior thereto, he was Senior Vice President of Engineering at Acacia Research from November 2002 until June 2008 and was instrumental in developing Acacia's patent acquisition operations. Previously, Mr. Roop was a co-founder and Senior Vice President of Engineering at StarSight Telecast, a pioneering developer of electronic program guides, and Vice President of Engineering at VSAT Systems, Inc., a satellite telecommunications systems developer.  Mr. Roop holds a B.S.E.E degree in Electrical Engineering from University of California, Berkeley.

We believe that our board of directors represents a desirable mix of backgrounds, skills, and experiences. Below are some of the specific experiences, qualifications, attributes or skills in addition to the biographical information provided above that led to the conclusion that each person should serve as one of our directors in light of our business and structure:

Mr. Titterton has been involved with our Company as a director or investor for over nineteen years. Mr. Titterton also has substantial experience with advising on the strategic development of technology companies and over forty years of experience in various aspects of the technology industry.

Mr. Berman has experience in development, licensing, and monetization of intellectual property as well as a broad variety of other areas including finance, acquisitions, and marketing, and has served as an officer of another publicly traded patent monetization company.

Dr. Kumar has experience in development, licensing, and monetization of intellectual property as well as a broad variety of other areas including finance, acquisitions, R&D, and marketing, and has served as a director and officer of another publicly traded patent monetization company.

Mr. Johnson has been involved with the Company as an investor for over 9 years and has over 30 years’ experience in the capital markets as a result of his investment background.

Mr. Williams has been involved with the Company as an investor for over 12 years and has over 40 years’ experience in the capital markets.

Mr. Herms has served as our Chief Financial Officer and Vice President - Finance since 2000 and as our Chief Financial Officer from 1982 to 1987, and has a deep understanding of the financial aspects of our business.  He also has substantial experience as a public accountant, which is important to the Board’s ability to review our consolidated financial statements, assess potential financings and strategies and otherwise supervise and evaluate our business decisions.

Except for Dr. Kumar and Mr. Johnson, none of our current directors or executive officers have served as a director of another public company within the past five years.

              Our Significant Employees

               We have no significant employees other than our executive management team.

               Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers.

Involvement of Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of the following occurred with respect to a present or former director or executive officer of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; (4) being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated; (5) being subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree or finding relating to an alleged violation of the federal or state securities, commodities, banking or insurance laws or regulations or any settlement thereof or involvement in mail or wire fraud in connection with any business entity not subsequently reversed, suspended or vacated and (6) being subject of, or a party to, any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization.

EXECUTIVE COMPENSATION

Summary Compensation Information

The following table sets forth certain information for fiscal year ended October 31, 2012, with respect to compensation awarded to, earned by or paid to our current Chief Executive Officer, our former interim Chief Executive Officer, our former Chief Executive Officer, our Chief Financial Officer and Senior Vice President of Engineering (the “Named Executive Officers”).  No other executive officer received total compensation in excess of $100,000 during fiscal year 2012.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	All Other Compensation ($) (2)	Total Compensation ($)
Robert A. Berman (3) Chief Executive Officer and Director	2012	$32,223	$ -	$2,882,667	$ -	$2,914,890
Lewis H. Titterton Jr. (4) Interim Chief Executive Officer and Chairman of the Board	2012	$ -	$ -	$136,575	$ -	$136,575
Denis A. Krusos (5) former Chairman of the Board and Chief Executive Officer	2012 2011 2010	$208,333 $250,000 $250,000	$ - $200,000 $ -	$ - $179,356 $ -	$29,145 $34,813 $37,524	$237,478 $664,169 $287,524
Henry P. Herms Chief Financial Officer, Vice President- Finance and Director	2012 2011 2010	$150,000 $129,167 $125,000	$ - $12,500 $12,500	$69,219 $29,893 $ -	$15,033 $18,508 $16,244	$234,252 $190,068 $153,744
John Roop (6) Senior Vice President of Engineering	2012	$25,000	$ -	$1,441,333	$ -	$1,466,333

(1)

Amounts in the Option Awards column represent the aggregate grant date fair value of stock option awards made during the fiscal years ended October 31, 2012, 2011 and 2010 for each Named Executive Officer in accordance with ASC 718 and also reflects the repricing of certain options on September 5, 2012. See “Option Repricing,” below”.   A discussion of assumptions used in valuation of option awards may be found in Note 2 to our Consolidated Financial Statements for fiscal year ended October 31, 2012, included elsewhere in this prospectus.

(2)

Amounts in the All Other Compensation column reflect, for each Named Executive Officer, the sum of the incremental cost to us of all perquisites and personal benefits, which consisted solely of auto allowance and related expenses for fiscal years ended October 31, 2012, 2011 and 2010.

(3)

Mr. Berman was elected as President and Chief Executive Officer on September 19, 2012 and elected as a director on November 30, 2012.  Pursuant to the terms of his employment agreement, while Mr. Berman’s salary accrued, it is not payable until the milestone set forth in his employment agreement is achieved.  See “Employment and Consulting Agreements” below in this section.

(4)

Mr. Titterton served as our interim Chief Executive Officer from August 21, 2012 to September 19, 2012.  On September 19, 2012, the Board approved a grant to Lewis H. Titterton, Jr. of a stock option to purchase 750,000 shares of Company common stock in compensation for his service as interim Chief Executive Officer of the Company and as compensation for his prior service as a Director of the Company.

(5)

Mr. Krusos was terminated as the Chief Executive Officer of the Company on August 21, 2012 and he resigned as a director on October 8, 2012.

(6)

Mr. Roop was elected as Senior Vice President of Engineering on September 19, 2012.  Pursuant to the terms of his employment agreement, while Mr. Roop’s salary accrued, it is not payable until the milestone set forth in his employment agreement is achieved.  See “Employment and Consulting Agreements” below in this section.

Employment and Consulting Agreements

Employment Agreement with Robert Berman

On September 19, 2012, the Company entered into an Employment Agreement with Mr. Berman (the “Berman Agreement”) to serve as President and Chief Executive Officer of the Company.  Pursuant to the Berman Agreement, Mr. Berman will receive an annual base salary of $290,000, provided, however that payment of his salary is deferred until the Cash Milestone (as described below) has been achieved.

In addition to his base salary, Mr. Berman is entitled to a cash bonus of $50,000, if the Company generates aggregate cash payments in excess of a specified amount (the “Cash Milestone”) prior to September 19, 2013.   Mr. Berman is also entitled to two additional cash bonuses of $50,000 if the average trading price of the Company’s common stock exceeds two separate price targets (the “Stock Price Targets”) prior to September 19, 2013.

The Company also granted Mr. Berman options to purchase 16,000,000 shares of the Company’s common stock, with an exercise price equal $0.2175 (the average of the high and the low sales price of the common stock on the trading day immediately preceding the approval of such options by the Board).  Half of the options vest in 36 equal monthly installments commencing on October 31, 2012, provided that if the Berman Agreement is terminated or constructively terminated by the Company without cause (as defined below), an additional 12 months of vesting will be accelerated and such accelerated options will become immediately exercisable.  The balance of the options will vest in three equal installments upon achievement of the Cash Milestone and the Stock Price Targets (without regard to the 12 month period).  The options otherwise have the same terms and conditions as options granted under the Company’s 2010 Share Incentive Plan (as defined below).

If Mr. Berman’s employment is terminated by the Company or he terminates his employment for any reason or no reason, the Company shall be obligated to pay to Mr. Berman only any earned compensation and/or bonus due under the Berman Agreement, any unpaid reasonable and necessary expenses, and any accrued and unpaid benefits due to him in accordance with the terms and conditions of the Company’s benefit plans and policies including any accrued but unpaid vacation up to the cap of 20 days through the date of termination.  All such payments shall be made in a lump sum immediately following termination as required by law.

“Cause” means (i) commission of or entrance of a plea of guilty or nolo contendere to a felony; (ii) conviction for engaging or having engaged in fraud, breach of fiduciary duty, a crime of moral turpitude, dishonesty, or other acts of willful misconduct or gross negligence in connection with the business affairs of the Company or its affiliates; (iii) a conviction for theft, embezzlement, or other intentional misappropriation of funds by employee from the Company or its affiliates; (iv) a conviction in connection with the willful engaging by employee in conduct which is demonstrably and materially injurious to the Company or its affiliates, monetarily or otherwise.

Employment Agreement with John Roop

On September 19, 2012, the Company entered into an Employment Agreement with John Roop (the “Roop Agreement”) to serve as Senior Vice President of Engineering of the Company.  Pursuant to the Roop Agreement, Mr. Roop will receive an annual base salary of $225,000, provided, however that payment of his salary is deferred until the Cash Milestone (as described below) has been achieved.

In addition to his base salary, Mr. Roop is entitled to a cash bonus of $50,000, if the Company generates aggregate cash payments in excess of a specified amount (the “Cash Milestone”) prior to September 19, 2013.   Mr. Roop is also entitled to two additional cash bonuses of $50,000 if the average trading price of the Company’s common stock exceeds two separate price targets (the “Stock Price Targets”) prior to September 19, 2013.

In addition to his base salary, Mr. Roop is entitled to receive the same cash bonuses granted to Mr. Berman and was granted options to purchase 8,000,000 shares of the Company’s common stock and upon the same terms as those granted to Mr. Berman.

If Mr. Roop’s employment is terminated by the Company or he terminates his employment for any reason or no reason, the Company shall be obligated to pay to Mr. Roop only any earned compensation and/or bonus due under the Roop Agreement, any unpaid reasonable and necessary expenses, and any accrued and unpaid benefits due to him in accordance with the terms and conditions of the Company’s benefit plans and policies including any accrued but unpaid vacation up to the cap of 20 days through the date of termination.  All such payments shall be made in a lump sum immediately following termination as required by law.

Consulting Agreement with Amit Kumar

On September 19, 2012, Company entered into a consulting agreement with Dr. Kumar pursuant to which Dr. Kumar will provide business consulting services for an annual consulting fee of $120,000, provided, however that payment of the consulting fee is deferred until the Cash Milestone has been achieved.

In addition to his consulting fee, Dr. Kumar is entitled to receive the same cash bonuses granted to Mr. Berman and was granted options in the same amount and upon the same terms and those granted to Mr. Berman.

If Dr. Kumar’s consulting services are terminated by the Company or by Dr. Kumar for any reason or no reason, the Company shall be obligated to pay to Dr. Kumar only any consulting fees and/or bonus due under his consulting agreement and any unpaid reasonable and necessary expenses through the date of termination.  All such payments shall be made in a lump sum immediately following termination.

Restrictions on Exercise of Certain Options

In order to permit the Company to reserve and have available up to 20,000,000 shares for issuance under the Purchase Agreement with Aspire Capital, certain members of our management, consisting of Robert A. Berman,

John Roop and Dr. Amit Kumar have agreed not to exercise any of their options to acquire shares of common stock until the Company has notified them that a sufficient number of shares are otherwise available.

Stock Options

The following table sets forth certain information with respect to unexercised stock options held by the Named Executive Officers outstanding on October 31, 2012:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un -Exercisable	Option Exercise Price ($)	Option Expiration Date
Robert A. Berman	222,230 (1) –	7,777,770 8,000,000(2)	$0.2175 $0.2175	9/19/2022 9/19/2022
Lewis H. Titterton Jr.	250,000(3)	500,000(3)	$0.2225	9/19/2022
Denis A. Krusos (4)	500,000 250,000 1,000,000 1,500,000 1,000,000 1,000,000 700,000 1,000,000 1,000,000 600,000		$0.430 $0.810 $1.040 $0.650 $0.520 $0.830 $0.700 $1.170 $0.920 $0.370	2/22/2014 5/10/2014 10/25/2014 2/17/2015 10/30/2015 5/31/2016 11/20/2016 8/21/2017 8/21/2017 8/21/2017
Henry P. Herms	5,000(5) 45,000 70,000(5) 100,000 100,000 50,000(5) 50,000 75,000(5) 100,000(5) 100,000 8,345(6)	291,655(6)	$0.145 $0.810 $0.145 $0.650 $0.520 $0.145 $0.700 $0.145 $0.145 $0.370 $0.235	5/10/2014 5/10/2014 10/25/2014 2/17/2015 10/30/2015 5/31/2016 11/20/2016 11/11/2017 10/7/2019 6/01/2021 9/19/2022
John Roop	111,115 (7) –	3,888,885 4,000,000(8)	$0.2175 $0.2175	9/19/2022 9/19/2022

(1)

222,230 options vested and became exercisable on October 31, 2012 and the remaining 7,777,770 shares shall vest and become exercisable in 35 consecutive monthly installments on the last day of each month, beginning November 30, 2012 and continuing through September 30, 2015.

(2)

Options will vest in three equal installments upon achievement of the Cash Milestone and the Stock Price Targets.

(3)

250,000 options immediately vested on September 19, 2012, and the remaining 500,000 options shall vest and become exercisable in two consecutive annual installments of 250,000 options each beginning on September 19, 2013.

(4)

Mr. Krusos’ employment was terminated effective August 21, 2012. The exercisability of Mr. Krusos’ options will be subject to the results of the Company’s ongoing review of the facts underlying his termination, which results shall be presented to the Board upon completion.

(5)

Options were repriced on September 4, 2012.   See “Options Repricing”, below.

(6)

8,345 options vested and became exercisable on October 31, 2012 and the remaining 291,655 shares shall vest and become exercisable in 35 consecutive monthly installments on the last day of each month, beginning November 30, 2012 and continuing through September 30, 2015.

(7)

111,115 options vested and became exercisable on October 31, 2012 and the remaining 3,888,885 shares shall vest and become exercisable in 35 consecutive monthly installments on the last day of each month, beginning November 30, 2012 and continuing through September 30, 2015.

(8)

Options will vest in three equal installments upon achievement of the Cash Milestone and the Stock Price Targets.

The following table sets forth certain information with respect to grants of stock options to the Named Executive Officers during fiscal year 2012:

GRANTS OF PLAN BASED AWARDS TABLE
Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value ($) (1)
Robert A. Berman	9/19/2012(2)	16,000,000	$0.2175(4)	$2,882,667
Lewis H. Titterton Jr.	9/19/2012	750,000	$0.2225(5)	$136,575
Denis A. Krusos	--	--	--	--
Henry P. Herms	9/19/2012(3) 9/4/2012(7)	300,000 300,000	$0.235(6) $0.145	$57,930 $11,289
John Roop	9/19/2012(8)	8,000,000	$0.2175(4)	$1,441,333

(1)

In accordance with ASC 718, the aggregate grant date fair value of stock option awards for each Named Executive Officer reflects the repricing of certain options on September 5, 2012.  See “Option Repricing,” below.

(2)

Reflects options granted to Mr. Berman under the Berman Agreement.

(3)

Reflects options granted to Mr. Herms under the 2010 Share Incentive Plan.

(4)

The exercise price was determined by calculating the average of the high and the low sales price of the Common Stock on the trading day immediately preceding the approval of such options by the Board.

(5)

The exercise price was based on the average of the high and the low sales price of the Common Stock on the second trading day immediately following the approval of such options by the Board.

(6)

The exercise price was based on the closing trading price of the Common Stock on the second trading day immediately following the approval of such options by the Board.

(7)

Options were repriced on September 4, 2012.   See “Options Repricing”, below.

(8)

Reflects options granted to Mr. Roop under the Roop Agreement.

There were no stock options exercised during fiscal year 2012 by Named Executive Officers.

Option Repricing

On September 4, 2012, the Board approved a re-pricing of options to purchase a total of 1,840,000 shares of the Company’s common stock granted under the Company’s 2003 Share Incentive Plan, which were granted from May 11, 2004 to October 8, 2009 with exercise prices ranging from $0.65 to $1.46 and are held by 11 persons, including Henry P. Herms and George Larounis.  Pursuant to the re-pricing, the option agreements were unilaterally amended by the Board to reduce the exercise price of each option to $0.145, which was the closing sales price of the Company’s common stock on September 4, 2012. The number of shares, the vesting commencement date and the length of the vesting period, and expiration period for each of these options were not altered.

The following stock option grants and related stock option agreements issued to the Company’s Named Executive Officers and directors are affected by the re-pricing:

		Old	New
Grant	# of	Option	Option	Exercise	Expiration
Date	Shares	Price	Price	Date	Date
Henry P. Herms
5/11/04	5,000	$0.81	$0.145	9/4/12	5/10/14
10/26/04	70,000	$1.04	$0.145	9/4/12	10/25/14
6/1/06	50,000	$0.83	$0.145	9/4/12	5/31/16
11/12/07	75,000	$1.17	$0.145	9/4/12	11/11/17
10/8/09	100,000	$0.92	$0.145	9/4/12	10/7/19
	300,000

George Larounis
10/26/04	60,000	$1.04	$0.145	9/4/12	10/25/14
6/1/06	120,000	$0.83	$0.145	9/4/12	5/31/16
11/13/07	60,000	$1.21	$0.145	9/4/12	11/12/17
10/8/09	60,000	$0.92	$0.145	9/4/12	11/30/17
	300,000

Potential Payments upon Termination or Change in Control

Robert A. Berman

As more fully described in “Employment Agreement with Robert Berman,” if Mr. Berman is terminated without cause, an additional 12 months of vesting of his options will be accelerated and such accelerated options will become immediately exercisable. The value of such options would be $110,667, which was calculated by multiplying (a) 2,666,664 options (being the number of options granted to him on September 19, 2012 that would be accelerated) by (b) an amount equal to the excess of the (x) our closing share price on October 31, 2012 of $0.259 and (y) the options’ exercise price of $0.2175 per share.

In addition to the acceleration of the options upon termination of employment without cause, if Mr. Berman’s employment is terminated by the Company or he terminates his employment for any reason or no reason, the Company shall be obligated to pay to Mr. Berman only any earned compensation and/or bonus due under the Berman Agreement, any unpaid reasonable and necessary expenses, and any accrued and unpaid benefits due to him in accordance with the terms and conditions of the Company’s benefit plans and policies including any accrued but unpaid vacation up to the cap of 20 days through the date of termination (which accrued and unpaid benefits would have a maximum value of $22,308).

Mr. Berman’s outstanding unvested options would immediately vest and become exercisable upon a change in control as defined in the 2010 Share Incentive Plan.  The value of Mr. Berman’s outstanding options would be $654,777, which was calculated by multiplying (a) 15,777,770 options (being the number of options granted to him on September 19, 2012 that were unvested and outstanding on October 31, 2012) by (b) an amount equal to the excess of the (x) our closing share price on October 31, 2012 of $0.259 and (y) the options’ exercise price of $0.2175 per share.

John Roop

As more fully described in “Employment Agreement with John Roop,” if Mr. Roop is terminated without cause, an additional 12 months of vesting of his options will be accelerated and such accelerated options will become immediately exercisable.  The value of such options would be $55,333, which was calculated by multiplying (a) 1,333,332 options (being the number of options granted to him on September 19, 2012 that would be accelerated options by (b) an amount equal to the excess of the (x) our closing share price on October 31, 2012 of $0.259 and (y) the options’ exercise price of $0.2175 per share.

In addition to the acceleration of the options upon termination of employment without cause, if Mr. Roop’s employment is terminated by the Company or he terminates his employment for any reason or no reason, the Company shall be obligated to pay to Mr. Roop only any earned compensation and/or bonus due under the Roop Agreement, any unpaid reasonable and necessary expenses, and any accrued and unpaid benefits due to him in accordance with the terms and conditions of the Company’s benefit plans and policies including any accrued but unpaid vacation up to the cap of 20 days through the date of termination (which accrued and unpaid benefits would have a maximum value of $ 17,308).

Mr. Roop’s outstanding unvested options would immediately vest and become exercisable upon a change in control as defined in the 2010 Share Incentive Plan.  The value of Mr. Roop’s outstanding options would be $327,389 which was calculated by multiplying (a) 7,888,885 options (being the number of options granted to him on September 19, 2012 that were unvested and outstanding on October 31, 2012) by (b) an amount equal to the excess of the (x) our closing share price on October 31, 2012 of $0.259 and (y) the options’ exercise price of $0.2175 per share.

Henry P. Herms

Mr. Herms’ outstanding unvested stock option awards granted under the 2010 Share Incentive Plan would immediately vest and become exercisable upon a change in control as defined below.  The value of Mr. Herms’ outstanding options would be $7,000, which was calculated by multiplying (a) 291,655 options (being the unvested portion of options granted to him on September 19, 2012 that he held on October 31, 2012) by (b) an amount equal to the excess of the (x) our closing share price on October 31, 2012 of $0.259 and (y) the options’ exercise price of $0.235 per share.

Under the 2010 Share Incentive Plan, “change in control” means:

•

Change in Ownership: A change in ownership of the Company occurs on the date that any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company, excluding the acquisition of additional stock by a person or more than one person acting as a group who is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company.

•

Change in Effective Control: A change in effective control of the Company occurs on the date that either:

o

Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company; or

o

A majority of the members of the Board of Directors of the Company is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the board of directors before the date of the appointment or election; provided, that this paragraph will apply only to the Company if no other corporation is a majority shareholder.

•

Change in Ownership of Substantial Assets: A change in the ownership of a substantial portion of the Company's assets occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of the assets of the Company immediately before such acquisition or acquisitions. For this purpose, “gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

It is the intent that this definition be construed consistent with the definition of “Change of Control” as defined under Code Section 409A and the applicable treasury regulations, as amended from time to time.

Compensation Committee Interlocks and Insider Participation

The Board of Directors is primarily responsible for overseeing our compensation and employee benefit plans and practices.  We do not have a compensation committee or other Board committee that performs equivalent functions.  During the last fiscal year, no officer or employee of the Company (other than officers who are also directors of the Company), nor any former officer of the Company, participated in deliberations of the Company’s Board of Directors concerning executive compensation.

Directors’ Compensation

There is no present arrangement for cash compensation of directors for services in that capacity.  Under the CopyTele, Inc. 2003 Share Incentive Plan (the “2003 Share Incentive Plan”) and subsequently under the 2010 Share Incentive Plan (the “2010 Share Incentive Plan”), each non-employee director is entitled to receive nonqualified stock options to purchase 60,000 shares of common stock upon their election to the Board of Directors and 60,000 shares of common stock at the time of each annual meeting of our stockholders at which they are elected to the Board of Directors.  Accordingly, each of Messrs. Johnson and Williams received such an award upon his appointment to the Board in August 2012 and an additional option to purchase 60,000 shares upon re-election to our Board of Directors at our 2012 annual meeting of stockholders.  In addition, the Board awarded Mr. Williams (a) an option to purchase 750,000 shares of common stock on September 19, 2012 and (b) an option to purchase 1,000,000 shares of common stock on November 30, 2012 in recognition of his efforts to identify and bring on the new management team.  On September 19, 2012, the Board approved a grant to Lewis H. Titterton of a stock option to purchase 750,000 shares of Company common stock in compensation for his service as interim Chief Executive Officer of the Company and as compensation for his prior service as a Director of the Company and an option to purchase an additional 60,000 shares upon re-election to our Board of Directors at our 2012 annual meeting of stockholders.

On March 28, 2013, the Board of Directors approved an increase in the annual stock option grant to non-employee directors and granted Messrs. Titterton, Johnson and Williams non-qualified stock options to purchase 400,000, 300,000 and 300,000 shares of our common stock, respectively. These stock options (i) will vest in four equal installments on March 31, 2013, June 30, 2013, September 30, 2013 and December 31, 2013, (ii) will terminate on December 31, 2022 and (iii) have an exercise price of $0.195.

Our employee directors, Denis A. Krusos and Henry P. Herms, did not receive any additional compensation for services provided as a director during fiscal year 2012.  Prior to his appointment as interim Chief Executive Officer of the Company on August 21, 2012 until September 19, 2012, Mr. Titterton was a non-employee director.   The following table sets forth compensation of Messrs. Larounis, Titterton, Johnson and Williams, our non-employee directors for fiscal year 2012:

DIRECTORS COMPENSATION
Name	Option Awards ($) (1) (4)	Bonus ($)	All Other Compensation ($)
George P. Larounis (2)	$13,348	-	-
Lewis H. Titterton Jr.	(3)	(3)	(3)
Bruce F. Johnson	$5,118	-	-
Kent B. Williams	$139,617		-

(1)

Amounts in the Option Awards column represent the aggregate grant date fair value of stock option awards made during the fiscal year ended October 31, 2012, in accordance with ASC 718 and also reflects the incremental fair value with respect to the repricing of certain options on September 5, 2012.   A discussion of assumptions used in valuation of option awards may be found in Note 2 to our Consolidated Financial Statements for fiscal year ended October 31, 2012, included elsewhere in this prospectus.  At October 31, 2012, Mr. Larounis (our former non-employee director) Messrs. Johnson, Titterton and Williams (our current non-employee directors) held unexercised stock options to purchase 720,000, 60,000, 750,000 and 810,000  shares respectively, of our common stock.

(2)

Mr. Larounis determined to retire and not stand for re-election at our 2012 annual meeting of stockholders.

(3)

Mr. Titterton’s compensation as the Company’s interim Chief Executive Officer and as a director of the Company is fully disclosed in the Summary Compensation Table.

(4)

As of October 31, 2012, Mr. Larounis had 720,000 outstanding stock options, Mr. Titterton had 750,000 outstanding stock options, Mr. Johnson had 60,000 outstanding stock options, and Mr. Williams had 810,000 outstanding stock options.

COMPENSATION DISCUSSION AND ANALYSIS

The following discusses our executive compensation philosophy, decisions and practices for fiscal year 2012.  As a small company with only 7 employees and a small management team, we have implemented a simple and modest compensation structure based on our overall goal to ensure that the total compensation paid to our executives is fair, reasonable and competitive.  Our Board of Directors deems such a simple, less formula-based compensation structure advisable and consistent with the Company’s overall compensation objectives and philosophies.  Accordingly, the method of compensation decision-making actually employed by the Company does not lend itself to extensive analytical and quantitative analysis, but rather is based on the business judgment of the Company’s Chief Executive Officer and our Board of Directors as described in more detail below.

Philosophy and Objectives

Our philosophy towards executive compensation is to create both short-term and long-term incentives based on the following principles:

•

Total compensation opportunities should be competitive.  We believe that our overall compensation program should be competitive so that we can attract, motivate and retain highly qualified executives.

•

Total compensation should be related to our performance.  We believe that our executives’ total compensation should be linked to achieving specified financial objectives which we believe will create stockholder value.

•

Total compensation should be related to executive’s performance.  We believe that our executives’ total compensation should reward individual performance achievements and encourage individual contributions to achieve better performance.

•

Equity awards help executives think like stockholders.  We believe that our executives’ total compensation should have an equity component because stock based equity awards help reinforce the executives’ long-term interest in our overall performance and thereby align the interests of the executive with the interests of our stockholders.

Role of our Board of Directors

Our Board of Directors is primarily responsible for determining executive compensation and employee benefit plans for fiscal year 2012.  Our Board of Directors evaluates the performance of our Chief Executive Officer directly.  The Chief Executive Officer is not present during the Board of Directors deliberations as to his compensation.

With respect to senior management other than the Chief Executive Officer, Mr. Berman, our current Chief Executive Officer, participates in the decision-making by making recommendations to the Board of Directors. After informal discussion regarding such recommendations, the Board of Directors vote on any recommended compensation changes.  Our Board of Directors do not utilize any particular formula in determining any compensation changes but instead exercises its business judgment in view of our overall compensation philosophy and objectives.

Elements of Executive Compensation

Our executive compensation consists primarily of two elements: (1) base salary and (2) stock options under our stock equity incentive plans and, when appropriate, performance based bonus.  Our Board of Directors does not follow a specific set of guidelines or formulas in determining the amount and mix of compensation elements.  We seek to reward shorter-term performance through base salary and, when appropriate, performance based bonus and longer-term performance through stock options granted under our stock equity incentive plans.

Base Salary

In setting salaries for fiscal year 2012, the Board of Directors considered several factors to help evaluate the reasonableness and competitiveness of the Company’s base salaries.  The Board of Directors initially determines base salary for each executive based on the executive’s salary for the prior fiscal year.  The Board of Directors then considers the level of job responsibilities, the executive’s experience and tenure and the executive’s performance in helping the Company achieve certain goals, including (i) development of its flat panel technology, (ii) making business arrangements for licensing its technology, (iii) development of encryption products and (iv) making business arrangements to license and market its encryption products.   In light of our transition to a company whose primary business is Patent Monetization and Patent Assertion, in considering the base salary for our new management team, we considered (a) the executive’s role in such transition, (b) his level of job responsibilities, (c) the executive’s experience and tenure with other companies in that business, (d) the executive’s performance in helping in the (x)  monetization and assertion of the Company’s existing patent portfolios, and (y) acquisition of patents and patent enforcement rights from third parties.  The Board of Directors give no specific weight to any of the above factors so it is not possible to provide a complete qualitative and quantitative discussion linking the Company’s compensation objectives and policies with the actual salaries paid to our executives.

Because the market for talented executives is extremely competitive, the Board of Directors also considers, from time to time, the form and amount of compensation paid to executives of other companies, compiled from publicly available information.  While the Company takes into account competitive market data, it does not target a specific benchmark for compensation from the other companies whose compensation it reviews.  To maintain flexibility, the Company also does not target base salary at any particular percent of total compensation.  While the Board of Directors can engage compensation consultants to assist with this task, the Board of Directors did not retain any third party consultants or engaged in any formal comparison of compensation of the Company to compensation at other companies during fiscal year 2012.    Individual base salaries are reviewed annually.

Equity Based Incentives

Our use of equity compensation is driven by our goal of aligning the long-term interests of our executives with our overall performance and the interests of our stockholders.  The Board of Directors believes it is important to provide our senior management with stock-based incentive compensation that increases in value in direct correlation with improvement in the performance of our common stock.  The fundamental philosophy is to link the amount of compensation for an executive to his or her contribution to the Company’s success in achieving financial and other objectives.  Equity incentives are not set at any particular percentage of total compensation.

In general, we grant stock options under stock equity incentive plans to directors, officers, and other employees upon commencement of their employment with us and periodically thereafter.  We generally grant stock options at regularly scheduled Board meetings.  The option awards are granted at an exercise price equal to the closing price of common stock on the grant date (the date the grant is approved.)  Options for directors and officers generally vest on the date of grant or after a period ranging from 6 months to 3 years following the grant date, provided the directors or officers remain employed on the vesting date, so that such compensation is at risk of forfeiture based on the directors or officers’ continued service with us.

As with other elements of executive compensation, the determination of stock options granted were not based on complex or extensive quantitative or qualitative factors that lend themselves to substantive disclosure.  Instead, the awards granted in fiscal year 2012 were based primarily on the business judgment of the Board of Directors.

The stock equity incentive plans also provide for the award of restricted stock, although such awards have not been used in any material respect.  No restricted stock was awarded during fiscal year 2012.

Shareholder Advisory Vote

As a smaller reporting company, the Company has not previously sought a shareholder advisory vote on executive compensation and, therefore our Board of Directors has not considered the results of such vote in determining executive compensation policies and decisions.

Other Benefits

We provide our executives with customary, broad-based benefits that are provided to all employees, including medical insurance, life, and disability insurance.  We also provide our executives with certain perquisites which are not a significant element of executive compensation.

Policy on Ownership of Stock and Options

We do not have any policy regarding levels of equity ownership (stock or options) by our executive officers or directors.

Policy on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to certain executive officers named in the proxy statement, unless certain requirements are met.  To maintain flexibility in compensating executive officers in a manner designed to aid in retention and promote varying corporate performance objectives, the Board of Directors has not adopted a policy of meeting the Section 162(m) requirements.

Compensation Committee Interlocks and Insider Participation

As disclosed above, the Board of Directors is primarily responsible for overseeing our compensation and employee benefit plans and practices.  We do not have a compensation committee or other Board committee that performs equivalent functions.  During the last fiscal year, no officer or employee of the Company (other than officers who are also directors of the Company), nor any former officer of the Company, participated in deliberations of the Company’s Board of Directors concerning executive compensation.

Compensation Committee Report

The Board of Directors has reviewed and discussed the above “Compensation Discussion and Analysis” with management.  Based upon this review and discussion, the Board has recommended that the “Compensation Discussion and Analysis” be included in this prospectus.

Lewis H. Titterton Jr.

Robert A. Berman

Henry P. Herms

Bruce F. Johnson

Dr. Amit Kumar

Kent B. Williams

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

As more fully disclosed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Prior Agreements,” Videocon and Mars Overseas are related persons under Item 404 of Regulation S-K due to Mars Overseas’ beneficial ownership of more than five percent (5%) of our outstanding Common Stock.  Under the terms of the Videocon License Agreement, we were scheduled to receive a license fee of $11 million from Videocon, payable in installments over a 27 month period and an agreed upon royalty from Videocon based on display sales by Videocon.  The initial installment was received in May 2008 however certain license fee payments were subsequently deferred.  The deferral of the license fee payments is no longer in effect; however, we cannot give any assurance that additional license fees will be received.  No license fee payments were received from Videocon during the fiscal years ended October 31, 2012 and 2011.  As of October 31, 2012, we have received aggregate license fee payments from Videocon of $3.2 million and $7.8 million remains owed to us.  We have entered into discussions with Videocon regarding the disposition of the Videocon License Agreement.

As more fully disclosed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Prior Agreements” we are parties to a Technology License Agreement with Volga-Svet Ltd., a Russian corporation (“Volga”), to produce and market our thin, flat, low voltage phosphor, Nano Displays in Russia.  Volga is considered a related party under item 404 of Regulation S-K due to our 19.9% ownership interest in Volga.  We have been working with Volga for the past fourteen years to assist us with our low voltage phosphor displays.  During fiscal year 2012 we discontinued utilizing Volga for contract research and development work.   In evaluating our investment in Volga at October 31, 2012, we determined that the discontinuation of funding by CopyTele and the lack of available financial information from Volga has impaired the value of our investment in Volga and accordingly, a write-off of our investment of approximately $128,000 was recorded as of October 31, 2012.

On February 8, 2011, we sold 7,000,000 unregistered shares of our common stock in a private placement to 10 accredited investors, including Denis A. Krusos, the Company’s former Chairman and Chief Executive Officer,  Peri D. Krusos (Mr. Denis Krusos' adult daughter), Henry P. Herms, the Company’s Chief Financial Officer and a director, and Lewis H. Titterton, a director and now the current Chairman, and George P. Larounis, former director of the Company, at a price of $0.1786 per share, for proceeds of $1,250,000.  In conjunction with the sale of the common stock, we issued the investors warrants to purchase 7,000,000 unregistered shares of our common stock.  Each warrant grants the holder the right to purchase one share of our common stock (or 7,000,000 shares of common stock in the aggregate) at the purchase price of $0.1786 per share on or before February 8, 2016. Certain of the investors are officers and/or directors of the Company and the warrants issued to such persons included a “cashless exercise” provision. Mr. Denis Krusos, Ms. Krusos. Mr. Herms, Mr. Titterton and Mr. Larounis purchased $250,000, $100,000, $50,000, $250,000 and $50,000, respectively, of securities in this offering.

As more fully described in “Selling Stockholders,” on September 12, 2012, we completed a private placement of $750,000 principal amount of 8% Convertible Debentures due 2016 (the “Debentures”).  Lewis H. Titterton, Jr. the Company’s Chairman and then Chief Executive Officer, and Bruce Johnson, a director of the Company, each purchased $250,000 principal amount of the securities in this offering.

As more fully described in “Selling Stockholders,” on January 25, 2013, we completed a private placement of $1,765,000 principal amount of 8% Convertible Debentures due 2015 (the “Debentures”) and warrants (the “Warrants”) to purchase 5,882,745 shares of common stock.  Robert A. Berman, the Company’s President, Chief Executive Officer and a director, Dr. Amit Kumar, a consultant and director of the Company, and Bruce Johnson, a director of the Company, purchased $50,000, $100,000, and $100,000, respectively, of securities in this offering. Jeffery Titterton and Christopher Titterton, the adult sons of Lewis H. Titterton, Jr. our Chairman of the Board, purchased $25,000 and $25,000, respectively, of securities in this offering.

As more fully described in “Executive Compensation - Employment and Consulting Agreements,” on September 19, 2012, we entered into employment or consulting agreements with each of Robert A. Berman, the Company’s President, Chief Executive Officer and a director, Dr. Amit Kumar, a consultant and director of the Company, and John Roop, the Company’s Senior Vice President of Engineering and concurrently issued to them options to purchase 16,000,000, 16,000,000 and 8,000,000 shares of the Company’s common stock, respectively.

Related Person Transaction Approval Policy

While we have no written policy regarding approval of transactions between us and a related person, our Board of Directors, as matter of appropriate corporate governance, reviews and approves all such transactions, to the extent required by applicable rules and regulations.  Generally, management would present to the Board of Directors for approval at the next regularly scheduled Board meeting any related person transactions proposed to be entered into by us.  The Board may approve the transaction if it is deemed to be in the best interests of our stockholders and the Company.

Director Independence

Our Board of Directors oversees the activities of our management in the handling of the business and affairs of our company.  We are not subject to listing requirements of any national securities exchange or inter-dealer quotation system which require that our Board be comprised of a majority of “independent” directors.  Notwithstanding, Bruce F. Johnson and Kent B. Williams  currently meet the definition of “independent” as promulgated by the rules and regulations of Nasdaq.  The Board of Directors does not have separately designated audit, nominating or compensation committees, and Mr. Titterton would not be independent under the Nasdaq’s audit committee independence rules due to his service as our interim Chief Executive Officer and his participation in the preparation of the Company’s financial statements for the quarter ended July 31, 2012. Our directors, Robert A. Berman, Amit Kumar and Henry Herms, are employees of, or consultants to, the Company and as such do not qualify an “independent” directors under the rules adopted by Nasdaq and other stock exchanges.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to our common stock beneficially owned as of June 3, 2013 by (a) each person who is known by our management to be the beneficial owner of more than 5% of our outstanding common stock, (b) each of our directors and executive officers, and (c) all directors and executive officers as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)(3)(4)(5)(6)	Percent of Class (8)
Mars Overseas Limited (8) P.O. Box 309, GI Ugland House South Church Street, George Town Grand Cayman, Cayman Island	20,000,000	10.00%
Denis A. Krusos (9) One Lloyd Harbor Road Lloyd Harbor, New York 1174	11,119,800	5.30%
Lewis H. Titterton, Jr. 900 Walt Whitman Road Melville, NY 11747	10,577,359	5.23%
Robert A. Berman 900 Walt Whitman Road Melville, NY 11747	2,725,567	1.34%
Dr. Amit Kumar 900 Walt Whitman Road Melville, NY 11747	3,288,106	1.62%
Bruce F. Johnson 900 Walt Whitman Road Melville, NY 11747	7,639,302	3.79%
Kent B. Williams 900 Walt Whitman Road Melville, NY 11747	1,207,244	*
Henry P. Herms 900 Walt Whitman Road Melville, NY 11747	1,348,917	*
John A. Roop 900 Walt Whitman Road Melville, NY 11747	1,111,114	*
All Directors and Executive Officers as a Group (7 persons)	27,897,609	13.11%

* Less than 1%.

(1)

A beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security or has the right to obtain such voting power and/or investment power within 60 days.  Except as otherwise noted, each designated beneficial owner in this prospectus has sole voting power and investment power with respect to the shares of Common Stock beneficially owned by such person.

(2)

Includes 778,342 shares and 778,342 shares which Henry P. Herms and all directors and executive officers as a group, respectively, have the right to acquire within 60 days upon exercise of options granted pursuant to the 2003 Share Incentive Plan and/or the 2010 Share Incentive Plan.

(3)

Includes 1,400,000 shares, 700,000 shares, 280,000 shares, and 2,380,000 shares which Lewis H. Titterton, Bruce F. Johnson, Henry P. Herms and all directors and executive officers as a group, respectively, have the right to acquire within 60 days upon exercise of warrants purchased by them in the private placement on February 8, 2011.

(4)

Includes 99,540 shares indirectly owned through the Vista Asset Management 401(k) plan, of which Kent Williams and his wife are the sole trustees, 47,700 shares owned by Mr. Williams’ wife and 215,460 shares indirectly owned by Mr. Williams’ wife through the Vista Asset Management 401(k) plan. Mr. Williams disclaims beneficial ownership of the shares owned by his wife.

(5)

Includes 500,000 shares,  1,000,000 shares, 1,000,000 shares and 2,500,000 shares that Robert A. Berman, Dr. Amit Kumar, Bruce F. Johnson and all directors and executive officers as a group, respectively, have the right to acquire within 60 days upon conversion of debentures and exercise of warrants purchased by them in the private placement on January 25, 2013.

(6)

Includes 783,334 shares, 2,222,228 shares, 733,334 shares, 1,111,114 shares, 2,222,228 shares, 150,000 shares and 7,222,238 shares which Lewis H. Titterton, Robert A. Berman, Kent B. Williams, John Roop, Dr. Amit Kumar, Bruce F. Johnson and all directors and executive officers as a group, respectively, have the right to acquire within 60 days pursuant to option agreements with the Company.  Messrs. Berman, Roop and Kumar have agreed not to exercise any of their options to acquire shares of common stock until the Company has notified them that a sufficient number of shares are otherwise available. See “Selling Stockholders - Purchase Agreement with Aspire Capital.”

(7)

Based on 199,959,796 shares of Common Stock outstanding as of June 3, 2013.

(8)

The Company has relied solely on information provided in Amendment No. 1 to the Schedule 13G which Mars Overseas Limited filed with the Securities and Exchange Commission on May 17, 2010.  As reported in the Schedule 13G/A, Mars Overseas is a joint venture controlled by six entities. The governing documents of Mars Overseas require majority voting of the six entities that are party to the joint venture with respect to the 20,000,000 CopyTele shares owned by Mars Overseas.  Four of these six entities are controlled by members of the Dhoot family, which include Messrs. Venugopal N. Dhoot, Rajkumar N. Dhoot and Pradipkumar N. Dhoot. The remaining two entities are publicly traded corporations outside of the United States, of which the above-mentioned members of the Dhoot family hold a significant percentage, although less than 50% of such publicly traded companies. Messrs. Venugopal N. Dhoot, Rajkumar N. Dhoot and Pradipkumar N. Dhoot all disclaim beneficial ownership in the shares held by Mars Overseas except to the extent of their pecuniary interest, and disclaim membership as a group.

(9)

The Company has relied solely on information provided in Amendment No. 7 to the Schedule 13G which Denis Krusos filed on February 18, 2011.  Mr. Krusos’ employment was terminated effective August 21, 2012. Includes 1,400,000 shares that Denis Krusos has the right to acquire within 60 days upon exercise of warrants purchased by him in the private placement on February 8, 2011.  Also includes 8,550,000 shares which Denis Krusos may have the right to acquire within 60 days upon exercise of options granted pursuant to the 2003 share incentive Plan and/or the 2010 Share Incentive Plan.  The exercisability of Mr. Krusos’ options will be subject to the results of the Company’s ongoing review of the facts underlying his termination, which results shall be presented to the Board upon completion.

Change in Control

We are not aware of any arrangement that might result in a change in control in the future.

Equity Compensation Plan Information

The following is information as of October 31, 2012 about shares of our common stock that may be issued upon the exercise of options, warrants and rights under all equity compensation plans in effect as of that date, including our 2003 Share Incentive Plan and our 2010 Share Incentive Plan.  See Note 6 to Consolidated Financial Statements for the fiscal year ended October 31, 2012 for more information on these plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)
Equity compensation plans not approved by security holders (1)(2)(3)(4)	60,670,045	$0.3532	1,303,565

(1)

On April 23, 2003 the Board of Directors adopted the 2003 Share Incentive Plan.  Officers, key employees and non-employee directors of, and consultants to, the Company or any of its subsidiaries and affiliates are eligible to participate in the 2003 Share Incentive Plan.  The 2003 Share Incentive Plan provides for the grant of stock options, stock appreciation rights, stock awards, performance awards and stock units (the “2003 Benefits”).  The maximum number of shares of common stock available for issuance under the 2003 Share Incentive Plan initially was 15,000,000 shares.  On October 8, 2004, February 9, 2006, August 22, 2007 and December 3, 2008, the 2003 Share Incentive Plan was amended by our Board of Directors to increase the maximum number of shares of common stock that may be granted to 30,000,000 shares, 45,000,000 shares, 55,000,000 shares and 70,000,000 shares, respectively.  The 2003 Share Incentive Plan was administered by the Stock Option Committee through June 2004, from June 2004 through July 2010, by the Board of Directors, from July 2010 through August 2012, by the Stock Option Committee, from August 2012 through November 2012, by the Executive Committee of the Board of Directors and since November 2012, by the Board of Directors, which determines the option price, term and provisions of the Benefits.  The 2003 Share Incentive Plan contains provisions for equitable adjustment of the 2003 Benefits in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, spinoff, combination of shares, exchange of shares, dividends in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company.  The 2003 Share Incentive Plan terminates on April 21, 2013.  The Board of Directors may amend, suspend or terminate the 2003 Share Incentive Plan at any time.

(2)

On July 14, 2010 the Board of Directors adopted the 2010 Share Incentive Plan. Officers, key employees and non-employee directors of, and consultants to, the Company or any of its subsidiaries and affiliates are eligible to participate in the 2010 Share Incentive Plan. The 2010 Share Incentive Plan provides for the grant of stock options, stock appreciation rights, stock awards, and performance awards and stock units (the “2010 Benefits”). The maximum number of shares of common stock available for issuance under the 2010 Share Incentive Plan was initially 15,000,000 shares.  On July 6, 2011 and August 29, 2012, the 2010 Share Incentive Plan was amended by our Board of Directors to increase the maximum number of shares of common stock that may be granted to 27,000,000 and 30,000,000 shares, respectively. Current and future non-employees directors are automatically granted nonqualified stock options to purchase up to 60,000 shares of common stock upon their initial election to the Board of Directors and 60,000 shares of common stock at the time of each subsequent annual meeting of our stockholders at which they are elected to the Board of Directors. The 2010 Share Incentive Plan was administered by the Stock Option Committee through August 2012, from August 2012 through November 2012, by the Executive Committee of the Board of Directors and since November 2012, by the Board of Directors, which determines the option price, term and provisions of each option.  The 2010 Share Incentive Plan terminates on July 14, 2020.  The Board of Directors may amend, suspend of terminate the 2010 Share Incentive Plan at any time.

(3)

On September 19, 2012, the Company granted to Messrs. Berman, Kumar and Roop options to purchase 16,000,000 shares, 16,000,000 shares, and 8,000,000 shares, respectively, of the Company’s common stock, with an exercise price equal $0.2175 (the average of the high and the low sales price of the common stock on the trading day immediately preceding the approval of such options by the Board).   Half of the options granted to each of them vest in 36 equal monthly installments commencing on October 31, 2012, provided that if such person is terminated or constructively terminated by the Company without cause (as defined in the applicable employment or consulting agreement with the Company), an additional 12 months of vesting will be accelerated and such accelerated options will become immediately exercisable. The balance of the options will vest in three equal installments if the Company generates aggregate cash payments in excess of a specified amount (the “Cash Milestone”) and if the average trading price of the Company’s common stock for a period of 15 trading days exceeds two separate price targets (the “Stock Price Targets”). The options otherwise have the same terms and conditions as options granted under the Company’s 2010 Share Incentive Plan.

(4)

On September 19, 2012, the Board approved a grant to Lewis H. Titterton of a stock option to purchase 750,000 shares of Company common stock in compensation for his service as interim Chief Executive Officer of the Company and as compensation for his prior service as a Director of the Company and also approved a grant to Kent Williams of a stock option to purchase 750,000 shares of Company common stock in compensation for his service in bringing on the Company’s new management team.  All of these stock options have an exercise price of $0.2225 (the average of the high and low sales price on September 21, 2012), vest in 3 equal annual installments of 250,000 commencing on September 21, 2012 and have an expiration date of September 19, 2022.  The options otherwise have the same terms and conditions as options granted under the Company’s 2010 Share Incentive Plan.

DESCRIPTION OF SECURITIES

The total number of shares of capital stock we are authorized to issue is 300,500,000 shares, of which (a) 300,000,000 are Common Stock, par value $0.01 per share, and (b) 500,000 are Preferred Stock, par value $0.01 per share. As of May 31, 2013, 199,959,796 shares of Common Stock and no shares of Preferred Stock were issued and outstanding.

Preferred Stock

The authorized but unissued shares of Preferred Stock may be divided into and issued in designated series from time to time by one or more resolutions adopted by the Board of Directors.  The Board of Directors, in its sole discretion, has the power to determine the relative powers, preferences, and rights of each series of Preferred Stock.

Common Stock

For a description of the common stock and warrants being registered on the registration statement, of which this prospectus forms a part, see “Description of Securities to be Registered” above.

CHANGE OF INDEPENDENT REGISTERED ACCOUNTING FIRM

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on May 10, 2013, the Board of Directors approved the replacement of KPMG LLP as the Company’s independent registered public accounting firm with Haskell & White LLP, effective May 6, 2013.  There have been no disagreements with accountants on accounting or financial disclosure matters.

EXPERTS

The consolidated financial statements of CopyTele, Inc. and subsidiaries as of October 31, 2012 and 2011, and for each of the years in the two-year period ended October 31, 2012, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, included herein, and upon the authority of said firm as experts in accounting and auditing.  The audit report covering the October 31, 2012 consolidated financial statements contains an explanatory paragraph that states that the Company’s recurring losses from operations, negative working capital, and shareholders’ deficiency raise substantial doubt about the Company’s ability to continue as a going concern and that the consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

LEGAL MATTERS

Duane Morris LLP located at 1540 Broadway, New York, NY 10036-4086 will pass on the validity of the common stock being offered pursuant to this registration statement.

HOW TO GET MORE INFORMATION

We file annual, quarter and periodic reports, proxy statements and other information with the Securities and Exchange Commission using the Commission’s EDGAR system. You may inspect these documents and copy information from them at the Commission’s offices at public reference room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov.

We have filed a registration statement with the Commission relating to the offering of the shares. The registration statement contains information which is not included in this prospectus. You may inspect or copy the registration statement at the Commission’s public reference facilities or its website.

You should rely only on the information contained in this prospectus. We have not authorized any person to provide you with any information that is different.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
(a) Consolidated Financial Statements of CopyTele, Inc.
Report of Independent Registered Public Accounting Firm	F-1
Consolidated Balance Sheets as of October 31, 2012 and 2011	F-2
Consolidated Statements of Operations for the years ended October 31, 2012 and 2011	F-3
Consolidated Statements of Shareholders’ (Deficiency) Equity for the years ended October 31, 2012 and 2011	F-4
Consolidated Statements of Cash Flows for the years ended October 31, 2012 and 2011	F-5
Notes to Consolidated Financial Statements	F-6 – F-22
(b) Unaudited Condensed Consolidated Financial Statements of CopyTele Inc.
Condensed Consolidated Balance Sheets as of January 31, 2013 (Unaudited) and October 31, 2012	F-26
Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited) for the three months ended January 31, 2013 and 2012	F-27
Condensed Consolidated Statement of Shareholders’ (Deficiency) (Unaudited) for the three months ended January 31, 2013	F-28
Condensed Consolidated Statements of Cash Flows (Unaudited) for the three months ended January 31, 2013 and 2012	F-29
Notes to Condensed Consolidated Financial Statements (Unaudited)	F-30 – F-47

Additional information required by schedules called for under Regulation S-X is either not applicable or is included in the financial statements or notes thereto.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

CopyTele, Inc. and subsidiaries:

We have audited the accompanying consolidated balance sheets of CopyTele, Inc. and subsidiaries as of October 31, 2012 and 2011, and the related consolidated statements of operations, shareholders’ (deficiency), and cash flows for each of the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CopyTele, Inc. and subsidiaries as of October 31, 2012 and 2011, and the results of their operations and their cash flows for each of the years then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations, has negative working capital, and has a shareholders’ deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KPMG LLP

Melville, New York
January 29, 2013

COPYTELE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	October 31, 2012	October 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$339,693	$774,040
Short–term investments in U.S. government securities and certificates of deposit	500,000	2,249,159
Prepaid expenses and other current assets	82,326	97,158
Total current assets	922,019	3,120,357
Investment in Videocon Industries Limited global depository receipts, at market value	4,728,367	5,382,051
Investment in Volga-Svet, Ltd., at cost	-	127,500
Property and equipment, net of accumulated depreciation of $2,185,525 and $2,178,291, respectively	10,290	15,924
Total assets	$5,660,676	$8,645,832
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$304,523	$374,691
Accrued liabilities	330,616	85,778
Deferred revenue, nonrefundable license fee	1,187,320	1,644,679
Total current liabilities	1,822,459	2,105,148
Commitments and contingencies (Note 7)
Convertible debentures, net of discount of $717,727 (Note 1)	32,273	-
Deferred revenue, nonrefundable license fee	-	482,651
Loan payable to related party (Note1)	5,000,000	5,000,000
Shareholders’ (deficiency):
Preferred stock, par value $100 per share; 500,000 shares authorized; no shares issued or outstanding	-	-
Common stock, par value $.01 per share; 240,000,000 shares authorized; 184,979,037 and 176,131,047 shares issued and outstanding, respectively	1,849,790	1,761,310
Additional paid-in capital	127,693,160	125,127,246
Loan receivable from related party (Note 1)	(5,000,000)	(5,000,000)
Accumulated deficit	(125,083,322)	(120,830,523)
Accumulated other comprehensive income	(653,684)	-
Total shareholders’ (deficiency)	(1,194,056)	1,058,033
Total liabilities and shareholders’ (deficiency)	$5,660,676	$8,645,832
The accompanying notes are an integral part of these statements.

COPYTELE, INC. AND SUBSIDIARIES

      CONSOLIDATED STATEMENTS OF OPERATIONS

	For the years ended October 31,
	2012	2011
Net revenue
Revenue from sales of encryption products, net	$7,075	$130,523
Display technology license fees	940,010	872,670
Total net revenue	947,085	1,003,193
Cost of revenue and operating expenses
Cost of encryption products sold	3,873	34,081
Research and development expenses	2,211,506	3,124,773
Selling, general and administrative expenses	2,866,262	2,872,605
Total cost of revenue and operating expenses	5,081,641	6,031,459
Loss from operations	(4,134,556)	(5,028,266)
Impairment in value of available for sale securities (Note 4)	-	(1,785,793)
Impairment in value of investment in Volga –Svet Ltd.	(127,500)	-
Interest expense	(7,664)	-
Dividend income	13,463	33,507
Interest income	3,458	2,516
Loss before income taxes	(4,252,799)	(6,778,036)
Provision for income taxes (Note 9)	-	600,000
Net Loss	$(4,252,799)	$(7,378,036)
Net loss per share:
Basic and diluted	$(.02)	$(.04)
Weighted average common shares outstanding:
Basic and diluted	181,677,334	166,859,649
The accompanying notes are an integral part of these statements.

COPYTELE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ (DEFICIENCY) EQUITY

FOR THE YEARS ENDED OCTOBER 31, 2012 and 2011

	Common Stock		Additional Paid-in Capital	Loan Receivable From Related Party	Accumulated Deficit	Accumulated Other Comprehensive Income(Loss)	Total Shareholders’ (Deficiency)
	Shares	Par Value
Balance, October 31, 2010	153,744,438	1,537,444	120,098,640	(5,000,000)	(113,452,487)	1,412,358	4,595,955
Stock option compensation to employees	-	-	741,982	-	-	-	741,982
Stock option compensation to consultants	-	-	44,034	-	-	-	44,034
Common stock issued upon exercise of stock options under stock option plans	5,620,000	56,200	1,227,900	-	-	-	1,284,100
Common stock issued to employees pursuant to stock incentive plans	9,256,045	92,560	1,726,655	-	-	-	1,819,215
Common stock issued to consultants	510,564	5,106	108,035	-	-	-	113,141
Common stock and warrants issued in a private placement	7,000,000	70,000	1,180,000	-	-	-	1,250,000
Reversal of unrealized gain as of October 31, 2010 on investment in Videocon Industries Limited Global depository receipts (Note 4)	-	-	-	-	-	(1,419,557)	(1,419,557)
Reversal of unrealized (loss) as of October 31, 2010 on investment in Digital Info Security co. Inc. common stock	-	-	-	-	-	7,199	7,199
Net loss	-	-	-	-	(7,378,036)	-	(7,378,036)
Balance, October 31, 2011	176,131,047	1,761,310	125,127,246	(5,000,000)	(120,830,523)	-	1,058,033
Stock option compensation to employees	-	-	614,914	-	-	-	614,914
Stock option compensation to consultants			110,351				110,351
Common stock issued upon exercise of stock options under stock option plans	1,290,000	12,900	195,550	-	-	-	208,450
Common stock issued to employees pursuant to stock incentive plans	7,100,818	71,008	856,348	-	-	-	927,356
Common stock issued to consultants	457,172	4,572	71,360	-	-	-	75,932
Unrealized loss on investment in Videocon Industries Limited global depository receipts (Note 4)	-	-	-	-	-	(653,684)	(653,684)
Discount on convertible debentures			717,391				717,391
Net loss	-	-	-	-	(4,252,799)	-	(4,252,799)
Balance, October 31, 2012	184,979,037	$ 1,849,790	$127,693,160	$(5,000,000)	$(125,083,322)	$ (653,684)	$(1,194,056)
The accompanying notes are an integral part of this statement.

COPYTELE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended October 31,
	2012	2011
Cash flows from operating activities:
Payments to suppliers, employees and consultants	$(3,164,613)	$(3,280,030)
Cash received from products and services	7,075	130,523
Cash received from display technology license fee, net of taxes	-	2,400,000
Dividend received	13,463	33,507
Interest received	3,327	-
Net cash used in operating activities	(3,140,748)	(716,000)
Cash flows from investing activities:
Disbursements to acquire short-term investments in U.S. government securities and certificates of deposit	(1,200,000)	(3,947,543)
Proceeds from maturities of short-term investments in U.S. government securities and certificates of deposit	2,948,551	1,699,618
Proceeds from sale of Digital Info Security Co. Inc. common stock	1,000	118,777
Payments for purchases of property and equipment	(1,600)	(9,028)
Net cash provided by (used in) investing activities	1,747,951	(2,138,176)
Cash flows from financing activities:
Proceeds from private placement	750,000	1,250,000
Proceeds from exercise of stock options	208,450	1,284,100
Net cash provided by financing activities	958,450	2,534,100
Net (decrease) in cash and cash equivalents	(434,347)	(320,076)
Cash and cash equivalents at beginning of year	774,040	1,094,116
Cash and cash equivalents at end of year	$339,693	$774,040
Reconciliation of net loss to net cash used in operating activities:
Net loss	$(4,252,799)	$(7,378,036)
Stock option compensation to employees	614,914	741,982
Stock option compensation to consultants	110,351	44,034
Common stock issued to employees pursuant to stock incentive plans	927,356	1,819,215
Common stock issued to consultants	75,932	113,141
Depreciation and amortization	7,234	7,977
Gain on sale of Digital Info Security Co., Inc. common stock	(1,000)	(30,169)
Other than temporary impairment in value of available for sale securities	-	1,785,793
Impairment in value of investment in Volga-Svet Ltd.	127,500	-
Other	1,722	(3,438)
Change in operating assets and liabilities:
Prepaid expenses and other current assets	13,382	45,823
Accounts payable and accrued liabilities	174,670	10,348
Deferred revenue	(940,010)	2,127,330
Net cash used in operating activities	$(3,140,748)	$(716,000)
The accompanying notes are an integral part of these statements.

COPYTELE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.

BUSINESS AND FUNDING

Description of Business

As used herein, “we,” “us,” “our,” the “Company” and “CopyTele” refers to CopyTele, Inc.  Our principal operations include the development, acquisition, licensing, and enforcement of patented technologies. While in the past, the primary operations of the Company involved licensing in connection with and the development of patented technologies, the primary operations of the Company going forward will be patent licensing in connection with the unauthorized use of patented technologies and patent enforcement. We expect to first generate revenues and related cash flows from the licensing and enforcement of patents that we currently own.  We are continuing to develop our patent portfolios through the filing and prosecution of patent applications and will initiate lawsuits, if necessary, to prevent the unauthorized use of our patented technologies. The changes in the primary operations of the Company included elimination of development efforts, accordingly, we are no longer incurring research and development expenses.  Certain of our patents are encumbered due to arrangements previously entered into by the Company. Where we are able, we will take the steps necessary to remove any encumbrances that may inhibit our patent licensing and enforcement efforts. We expect to obtain the rights to license and enforce additional patents from third parties, and when necessary, will assist such parties in the further development of their portfolios through the filing of additional patent applications. We will likely initiate patent enforcement actions against unauthorized users of patented technologies on our own behalf and in conjunction with such third parties.

Our past operations also included the development, production and marketing of encryption products for use over several communications media.  We continue to look for opportunities to sell off our remaining inventory of encryption products.  We do not anticipate developing any additional encryption products.

Funding and Management’s Plans

Since our inception, we have met our liquidity and capital expenditure needs primarily through the proceeds from sales of common stock in our initial public offering and in private placements, upon exercise of warrants issued in connection with the private placements and our initial public offering, and upon the exercise of stock options.  In addition, we have generated limited cash flows from sales of our encryption products and from license fees from Videocon Industries Limited, an Indian company (“Videocon”) related to our display technology pursuant to the Videocon License Agreement (as defined below).  In May 2011, we entered into the AUO License Agreements (as defined below) with AU Optronics Corp., a Taiwanese company (“AUO”), and in June 2011 we received an initial license fee from AUO.

In connection with the change in the primary operations of the Company, during the fourth quarter of fiscal 2012, we have discontinued research and development activities, reduced our employee count from 19 to 7, and begun to vacate and return portions of our facilities to the landlord for possible re-letting.

In February 2011, we received gross proceeds of $1,250,000 from the issuance of 7,000,000 unregistered shares of our common stock in a private placement at a price of $0.1786 per share, of which 3,360,000 shares were sold to our then Chairman and Chief Executive Officer, our Chief Financial Officer and director, our Current Chairman and a former director of the Company.  In conjunction with the sale of the common stock, we issued warrants to purchase 7,000,000 unregistered shares of our common stock.  Each warrant grants the holder the right to purchase one share of our common stock at the purchase price of $0.1786 per share on or before February 8, 2016.  The warrants were valued at $0.0756 per share using the Black-Scholes pricing model, adjusted for the estimated impact on fair value of the restrictions relating to the warrants.

In September 2012, we received aggregate gross proceeds of $750,000 from the issuance of 8% convertible debentures due September 12, 2016 in a private placement, of which $300,000 was sold to our current Chairman and then Chief Executive Officer and one other director of the Company.  The debentures pay interest quarterly and are convertible into shares of our common stock at a conversion price of $0.092 per share on or before September 12, 2016. We recorded a discount to the carrying amount of the debentures of approximately $717,000 related to the debentures’ beneficial conversion feature. We may prepay the debentures at any time without penalty upon 30 days prior notice.

COPYTELE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In January 2013, we received aggregate gross proceeds of $1,765,000 from the issuance of 8% convertible debentures due January 25, 2015 in a private placement, of which $250,000 was sold to our current President, Chief Executive Officer and director, and two other directors of the Company.  The debentures pay interest quarterly and are convertible into shares of our common stock at a conversion price of $0.15 per share on or before January 25, 2015.   We may prepay the debentures at any time without penalty upon 30 days prior notice but only if the sales price of the common stock on the principal market on which the common stock is primarily listed and quoted for trading is at least $0.30 for 20 trading days in any 30-day trading period ending no more than 15 days before the Company’s prepayment notice.  In conjunction with the issuance of the debentures, we issued warrants to purchase 5,882,745 unregistered shares of our common stock.  Each warrant grants the holder the right to purchase one share of our common stock at the purchase price of $0.30 per share on or before January 25, 2016.  The debentures contain a beneficial conversion feature and a down round provision which we will evaluate in the first quarter of fiscal year 2013.

During fiscal year 2012, our cash used in operating activities was approximately $3,141,000.  This resulted from payments to suppliers, employees and consultants of approximately $3,165,000, which was offset by cash of approximately $7,000 received from collections of accounts receivable related to sales of encryption products, approximately $13,000 of dividend income received and approximately $3,000 of interest income received.  Cash provided from investing activities during fiscal year 2012 was approximately $1,748,000, which resulted from  proceeds from the maturities of short-term investments consisting of certificates of deposit and U.S. government securities of approximately $2,949,000 and approximately $1,000  received from the sale of Digital Info Security Co. Inc. (“DISC”) common stock offset by purchases of approximately $1,200,000 of certificates of deposit and purchases of equipment of  approximately $2,000.  Our cash provided by financing activities during fiscal year 2012 was approximately $958,000, which resulted from cash of $750,000 received from the sale of convertible debentures in a private placement and approximately $208,000 received upon the exercise of stock options.  As a result, our cash, cash equivalents, and short-term investments at October 31, 2012 decreased $2,183,000 to approximately $840,000 from approximately $3,023,000 at the end of fiscal year 2011.

Total employee compensation expense during fiscal years 2012 and 2011 was approximately $3,001,000 and $3,661,000, respectively, including in fiscal year 2012 approximately $74,000 of expense relating to severance payments to terminated employees.  During fiscal years 2012 and 2011, a significant portion of employee compensation consisted of the issuance of stock and stock options to employees in lieu of cash compensation.  We recorded compensation expense for the fiscal years ended October 31, 2012 and 2011 of approximately $927,000 and $1,819,000, respectively, for shares of common stock issued to employees.  We recorded approximately $615,000 and $742,000 of stock-based compensation expense, related to stock options granted to employees and directors, during the fiscal years ended October 31, 2012 and 2011, respectively.   During the fourth quarter of fiscal 2012, management discontinued compensating employees through the issuance of stock.

Based on currently available information, we believe that our existing cash, cash equivalents, and short-term investments, together with expected cash flows from patent licensing and enforcement, and other potential sources of cash flow may not be sufficient to enable us to continue our patent licensing and enforcement activities for at least 12 months.  However, our projections of future cash needs and cash flows may differ from actual results.  If current cash on hand and cash that may be generated from patent licensing and enforcement activities are insufficient to satisfy our liquidity requirements, we may seek to sell our investment securities or other financial assets or our debt or additional equity securities or obtain loans from various financial institutions where possible.  The sale of additional equity securities or securities convertible into or exercisable for equity securities could result in dilution to our shareholders.  We can give no assurance that we will generate sufficient cash flows in the future (through licensing and enforcement of patents, or otherwise) to satisfy our liquidity requirements or sustain future operations, or that other sources of funding, such as sales of equity or debt, would be available, if needed, on favorable terms or at all. If we cannot obtain such funding if needed or if we cannot sufficiently reduce operating expenses, we would need to curtail or cease some or all of our operations.

COPYTELE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As shown in the accompanying consolidated financial statements, we have incurred a net loss of approximately $4,253,000 during the fiscal year ended October 31, 2012, and, as of that date, we have an accumulated deficit of approximately $125,083,000 and a net shareholders’ deficit of approximately $1,194,000.  These and the other factors described herein raise uncertainty about our ability to continue as a going concern.  Management’s plans in regard to these matters are set forth above.  The accompanying financial statements have been prepared assuming that we will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty.  The report from our independent registered public accountants, KPMG LLP, dated January 29, 2013, includes an explanatory paragraph related to our ability to continue as a going concern.

AU Optronics Corp.

In May 2011, we entered into an Exclusive License Agreement (the “EPD License Agreement”) and a License Agreement (the “Nano Display License Agreement”) with AUO (together the “AUO License Agreements”).  Under the EPD License Agreement, we provided AUO with an exclusive, non-transferable, worldwide license of our E-Paper® Display patents and technology, in connection with AUO jointly developing products with CopyTele, including the right to sublicense the technology to third parties in connection with the joint development of such products.  Under the Nano Display License Agreement, we provided AUO with a non-exclusive, non-transferable, worldwide license of our nFED Display patents and technology, in connection with AUO jointly developing products with CopyTele, with the right to consent to the granting of licenses of the technology to third parties.

Under the AUO License Agreements, AUO had agreed to pay CopyTele an aggregate license fee of up to $10 million, of which $3 million was paid by AUO in June 2011 and the remaining $7 million would have been payable upon completion of certain conditions for the respective technologies, in each case subject to a 20% foreign withholding tax. Accordingly, in June 2011 we received a payment from AUO, net of the withholding tax, of $2.4 million.  In addition, the AUO License Agreements also provided for the basis for royalty payments by AUO to CopyTele.

On January 28, 2013, we sent AUO a notice, terminating the AUO License Agreements due to numerous alleged material and continual breaches of the agreements by AUO.  On January 28, 2013, we also filed a lawsuit in the United States Federal District Court for the Northern District of California against AUO and E Ink Corporation in connection with the AUO License Agreements, alleging breach of contract and other charges, and we are seeking compensatory, punitive, and treble damages (the “AUO/E Ink Lawsuit”).  For more details on the AUO/E Ink Lawsuit, please see Note 7 “Commitments and Contingencies - Litigation Matters.  We can give no assurance as to the potential outcome of this litigation.

 Related Party Transactions with Videocon Industries Limited

In November 2007, we entered into a Technology License Agreement (as amended in May 2008), (the “Videocon License Agreement”) with Videocon.  In April 2008, the Indian Government approved the Videocon License Agreement.  Under the Videocon License Agreement, we provided Videocon with a non-transferable, worldwide license of our technology for thin, flat, low voltage phosphor, nFED Display (the “Videocon Licensed Technology”), for Videocon to produce and market products incorporating displays utilizing the Videocon Licensed Technology.  With the approval and support of Videocon, we entered into the Nano Display License Agreement for AUO to utilize their production facilities to produce our nFED Display for their own products and potentially for Videocon products.  Additional licenses of the Videocon Licensed technology require the joint agreement of CopyTele and Videocon, and may require the consent of AUO, depending upon the outcome of CopyTele’s termination of the Nano Display License Agreement and the AUO/E Ink Lawsuit.

COPYTELE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Under the terms of the Videocon License Agreement, we were scheduled to receive a license fee of $11 million from Videocon, payable in installments over a 27 month period and an agreed upon royalty from Videocon based on display sales by Videocon.  The initial installment was received in May 2008 however; certain license fee payments were subsequently deferred.  The deferral of the license fee payments is no longer in effect; however, we cannot give any assurance that additional license fees will be received.   No such license fee payments were received from Videocon during the fiscal years ended October 31, 2012 and 2011.  As of October 31, 2012, we have received aggregate license fee payments from Videocon of $3.2 million and $7.8 million remains owed to us.  We are not presently involved in development efforts with Videocon and it is not anticipated that such efforts will be resumed in the future.  We have entered into discussions with Videocon regarding the disposition of the Videocon License Agreement.

At the same time we entered into the Videocon License Agreement in November 2007, we also entered into a Share Subscription Agreement (the “Share Subscription Agreement”) with Mars Overseas Limited, an affiliate of Videocon (“Mars Overseas”).  Under the Share Subscription Agreement, Mars Overseas purchased 20,000,000 unregistered shares of our common stock (the “CopyTele Shares”) from us for an aggregate purchase price of $16,200,000.  Also in November 2007, our wholly-owned subsidiary, CopyTele International Ltd. (“CopyTele International”), entered into a GDR Purchase Agreement with Global EPC Ventures Limited (“Global”), for CopyTele International to purchase from Global 1,495,845 global depository receipts of Videocon (the “Videocon GDRs”) for an aggregate purchase price of $16,200,000.

For the purpose of effecting a lock up of the Videocon GDRs and CopyTele Shares (collectively, the “Securities”) for a period of seven years, and therefore restricting both parties from selling or transferring the Securities during such period, CopyTele International and Mars Overseas entered into two Loan and Pledge Agreements in November 2007.  The Videocon GDRs are to be held as security for a loan in the principal amount of $5,000,000 from Mars Overseas to CopyTele International, and the CopyTele Shares are similarly held as security for a loan in the principal amount of $5,000,000 from CopyTele International to Mars Overseas.  The loans are for a period of seven years, do not bear interest, and prepayment of the loans will not release the lien on the Securities prior to end of the seven year period.  The loan agreements provide for customary events of default, which may result in forfeiture of the Securities by the defaulting party, and also provide for the transfer to the respective parties, free and clear of any encumbrances under the agreements, any dividends, distributions, rights or other proceeds or benefits in respect of the Securities.  The loan receivable from Mars Overseas is classified as a contra-equity under shareholders’ equity in the accompanying consolidated balance sheet, because the loan receivable is secured by the CopyTele Shares and the Share Subscription Agreement and Loan and Pledge Agreement were entered into concurrently.  We have entered into discussions with Videocon regarding the disposition of the Subscription Agreement, GDR Purchase Agreement, and Loan and Pledge Agreements.  The outcome of these discussions and the disposition of the related assets and liabilities may have a material effect on our financial statements.  We cannot presently estimate the timing or impact of any such resolution.

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

During the fourth quarter of fiscal year 2012, the Company began operating its business as one segment – patent monetization and patent assertion.  The accompanying financial statements have been presented on that basis.  The consolidated financial statements include the accounts of CopyTele, Inc. and its wholly owned subsidiaries, CopyTele International and CopyTele Marketing Inc. (“CopyTele Marketing”).  CopyTele International and CopyTele Marketing were incorporated in the British Virgin Islands in 2007.  CopyTele International was formed for the purpose of holding the Videocon GDRs.  As of October 31, 2012, CopyTele Marketing is inactive.  All intercompany transactions have been eliminated in consolidation.

COPYTELE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 Revenue Recognition

Revenues from sales are recorded when all four of the following criteria are met: (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred and title has transferred or services have been rendered; (iii) our price to the buyer is fixed or determinable; and (iv) collectability is reasonably assured.

We have assessed the revenue guidance of Accounting Standards Codification (“ASC”) 605-25 “Multiple-Element Arrangements” (“ASC 605-25”) to determine whether multiple deliverables in our arrangements with AUO represent separate units of accounting.  Under the AUO License Agreements, we received initial license fees of $3 million, of aggregate license fees of up to $10 million.  The additional $7 million in license fees were payable upon completion of certain conditions for the respective technologies.  We determined that the transfer of the licensed patents and technology and the effort involved in completion of the conditions for the respective technologies represent a single unit of accounting for each technology.  Accordingly, using a proportional performance method, during the third quarter of fiscal year 2011 we began recognizing the $3 million initial license fees over the estimated periods that we expected to complete the conditions for the respective technologies.  We have not recognized any portion of the $7 million of additional license fees as either deferred revenue or revenue as it was considered contingent revenue.

At each reporting period we assess the progress in completing our performance obligations under the AUO License Agreements and recognize license fee revenue over the remaining estimated period that we expect to complete the conditions for the respective technologies.  On this basis, we reassessed the revenue recognition for the fourth quarter of fiscal year 2012 and, accordingly, revenue recognition under the AUO License Agreements has been suspended pending resolution of the AUO/E Ink Lawsuit; see Note 7, “Commitments and Contingencies – Litigation Matters”.

During the fiscal years ended October 31, 2012 and 2011 we recognized approximately $940,000 and $873,000, respectively, of license fee revenue from AUO.  License fee payments received from AUO which are in excess of the amounts recognized as revenue (approximately $1,187,000 as of October 31, 2012) are recorded as non-refundable deferred revenue on the accompanying consolidated balance sheet.  The AUO License Agreements also provided for the basis for royalty payments on future production, if any, by AUO to CopyTele, which we have determined represent separate units of accounting.  We have not recognized any royalty income under the AUO License Agreements.

Fair Value Measurements

ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”) defines fair value, establishes a framework for measuring fair value under GAAP, and expands disclosures about fair value measurements.  In accordance with ASC 820, we have categorized our financial assets, based on the priority of the inputs to the valuation technique, into a three-level fair value hierarchy as set forth below.  We do not have any financial liabilities that are required to be measured at fair value on a recurring basis.  If the inputs used to measure the financial instruments fall within different levels of the hierarchy, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

Financial assets recorded in the accompanying consolidated balance sheets are categorized based on the inputs to the valuation techniques as follows:

Level 1 - Financial assets whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market which we have the ability to access at the measurement date.

Level 2 - Financial assets whose values are based on quoted market prices in markets where trading occurs infrequently or whose values are based on quoted prices of instruments with similar attributes in active markets.

COPYTELE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Level 3 – Financial assets whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement.  These inputs reflect management’s own assumptions about the assumptions a market participant would use in pricing the asset.  We do not currently have any Level 3 financial assets.

The following table presents the hierarchy for our financial assets measured at fair value on a recurring basis as of October 31, 2012:

	Level 1	Level 2	Level 3	Total
Money market funds – Cash and cash equivalents	$ 339,693	$ -	$ -	$ 339,693
Certificates of deposit– Short-term investments		500,000		500,000
Videocon Industries Limited global depository receipts	4,728,367			4,728,367
Total financial assets	$5,068,060	$ 500,000	$ -	$5,568,060

The following table presents the hierarchy for our financial assets measured at fair value on a recurring basis as of October 31, 2011:

	Level 1	Level 2	Level 3	Total
Money market funds – Cash and cash equivalents	$ 5,685	$ -	$ -	$ 5,685
U.S. government securities – Cash and cash equivalents		599,994		599,994
U.S. government securities and certificates of deposit– Short-term investments		2,249,159		2,249,159
Videocon Industries Limited global depository receipts	5,382,051			5,382,051
Total financial assets	$5,387,736	$2,849,153	$ -	$8,236,889

Our non financial assets and liabilities that are measured on a non-recurring basis include our property and equipment which are measured using fair value techniques whenever events or changes in circumstances indicate a condition of impairment exists.  These assets were not presented in the preceding table.

It was impractical to determine the fair value of the investment in Volga as of October 31, 2011, given that Volga is a Russian company, operates under Russian corporate law, and Volga does not use U.S. GAAP.  This investment was not presented in the preceding table.  During the fourth quarter of fiscal year 2012, this investment was written off pursuant to our decision to discontinue our research and development activities.

The estimated fair value of accounts payable and accrued liabilities approximates their individual carrying amounts due to the short term nature of these measurements.  It is impractical to determine the fair value of the loan receivable and loan payable to the related party given the nature of these loans.   The convertible debentures have been reported net of the discount for the beneficial conversion features.  These assets and liabilities were not presented in the preceding table.  Cash and cash equivalents are stated at carrying value which approximates fair value.

COPYTELE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Short-term Investments

At October 31, 2012 we had marketable securities consisting of certificates of deposit of $500,000 that were classified as “available-for-sale securities” and reported at fair value.

Statements of Cash Flows

Cash and cash equivalents consist of highly liquid instruments that are readily convertible into cash and have original maturities of less than three months.  During the fiscal years ended October 31, 2012 and 2011, we did not pay any cash for interest expense or U.S. federal or state income tax.

Warranty Policy

We warrant that our encryption products are free from defects in material and workmanship for a period of one year from the date of initial purchase.  The warranty does not cover any losses or damage that occur as a result of improper installation, misuse or neglect.  Management has recorded a warranty liability of $5,000 as of October 31, 2012 and 2011, based upon historical experience and management’s best estimate of future warranty claims.

Investment Securities

We classify our investment securities as available-for-sale.  Available-for-sale securities are recorded at fair value.  Unrealized gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a component of accumulated other comprehensive income (loss) until realized.  Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis.  Dividend and interest income are recognized when earned.

We monitor the value of our investments for indicators of impairment, including changes in market conditions and the operating results of the underlying investment that may result in the inability to recover the carrying value of the investment.  During the fourth quarter of fiscal   year 2012, we determined that the discontinuation of funding from CopyTele for contract research and development work and lack of available financial information from Volga has impaired the value of our investment in Volga.  During the fourth quarter of fiscal year 2011, we determined that there was an other than temporary impairment in both our Videocon and DISC investments.  See Note 4 for further discussion.  We will record an additional impairment charge if and when we believe any such investment has experienced an additional decline that is other than temporary.

Operating Leases

The Company recognizes rent expense from operating leases with periods of free and scheduled rent increases on a straight-line basis over the applicable lease term.  The Company considers lease renewals in the useful life of its leasehold improvements when such renewals are reasonably assured.

Research and Development Expenses

Research and development expenses are expensed in the year incurred.  We have discontinued all research and development activity during the fourth quarter of fiscal year 2012.  Subsequent to October 31, 2012, we commenced disposing of certain fully depreciated research and development equipment.

Income Taxes

We recognize deferred tax assets and liabilities for the estimated future tax effects of events that have been recognized in our financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

COPYTELE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A valuation allowance is established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Stock-Based Compensation

We maintain stock equity incentive plans under which we may grant non-qualified stock options, incentive stock options, stock appreciation rights, stock awards, performance and performance-based awards, or stock units to employees, non-employee directors and consultants.

Stock Option Compensation Expense

During the fourth quarter of fiscal year 2012 the company decreased the option price for options to purchase 1,840,000 shares from the original exercise price to $0.145 per share for eleven employees and recorded stock-based compensation expense related to this re-pricing of approximately $85,000.  Such compensation expense is included in the accompanying statements of operations in either research and development expenses or selling, general and administrative expenses, as applicable based on the functions performed by such employees and directors.

We account for stock options granted to employees and directors using the accounting guidance included in ASC 718 “Stock Compensation” (“ASC 718”).  In accordance with ASC 718, we estimate the fair value of stock options granted on the date of grant using the Black-Scholes pricing model and for options vesting if the trading price of the Company’s common stock exceeds two separate price targets we used the Monte Carlo Simulation in estimating the fair value at grant date.  We recognize compensation expense for stock option awards on a straight-line basis over the requisite service period of the grant.  We recorded stock-based compensation expense, related to stock options granted to employees and non-employee directors, of approximately $615,000 and $742,000 during the fiscal years ended October 31, 2012 and 2011, respectively, in accordance with ASC 718, which amount in fiscal year 2012 includes approximately $112,000 of expense related to the accelerated vesting of options for employees terminated during the fourth quarter.  Such compensation expense is included in the accompanying statements of operations in either research and development expenses or selling, general and administrative expenses, as applicable based on the functions performed by such employees and directors.  Such stock-based compensation expense increased both basic and diluted net loss per share for the years ended October 31, 2012 and 2011 by $-0- and $0.01, respectively.

Included in the stock-based compensation cost related to stock options granted to employees and directors recorded during the fiscal years ended October 31, 2012 and 2011 was approximately $7,000 and $8,000, respectively, of expense related to the amortization of compensation cost for stock options granted in prior periods but not yet vested.  As of October 31, 2012, there was unrecognized compensation cost related to non-vested share-based compensation arrangements for stock options granted to employees and directors, related to service based options of approximately $2,394,000 which will be recognized over a weighted-average period of 2.8 years, performance based options of approximately $710,000 which we anticipate will be recognized over a weighted-average period of .6 years, and options subject to market conditions of approximately $1,386,000 which will be recognized over a weighted-average period of 1.9 years.  As of October 31, 2012, we have not recognized any compensation cost related to performance based options as achievement was not considered probable.

We account for stock options granted to consultants using the accounting guidance included in ASC 505-50 “Equity-Based Payments to Non-Employees” (“ASC 505-50”).  In accordance with ASC 505-50, we estimate the fair value of stock options granted on the date of grant using the Black-Scholes pricing model and for options vesting if the trading price of the Company’s common stock exceeds two separate price targets we used the Monte Carlo Simulation in estimating the fair value at grant date. We recognized consulting expense for options granted to non-employee consultants, during the fiscal years ended October 31, 2012 and 2011, of approximately $110,000 and $44,000, respectively.  Such consulting expense is included in the accompanying consolidated statements of operations in either research and development expenses or selling, general and administrative expenses, as applicable based on the functions performed by such consultants. As of October 31, 2012, there was unrecognized consulting expense related to non-vested share-based compensation arrangements for stock options granted to consultants, related to service based options of approximately $1,375,000 which will be recognized over a weighted-average period of 2.9 years, performance based options of approximately $473,000 which we anticipate will be recognized over a weighted-average period of .6 years, and options subject to market conditions of approximately $924,000 which will be recognized over a weighted-average period of 1.9 years. As of October 31, 2012, we have not recognized any consulting expense related to performance based options as achievement was not considered probable.

COPYTELE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Fair Value Determination

In September 2012 we instituted changes to our operations as more fully described in Note 1.  Prior to that date we separated the individuals we granted stock options to into three relatively homogenous groups, based on exercise and post-vesting employment termination behaviors.  To determine the weighted average fair value of stock options on the date of grant, we took a weighted average of the assumptions used for each of these groups.  Subsequent to that date individuals are included in a single group.    Stock options we granted during the fiscal years ended October 31, 2012 and 2011 consisted of awards of stock options with either 5-year terms, which vested over one year or 10-year terms, which vested immediately, over periods up to three years or upon achievement of a cash milestone or stock price targets.

The total intrinsic value of stock options exercised during fiscal years 2012 and 2011 was approximately $ 1,000- and $49,000, respectively.  The following weighted average assumptions were used in estimating the fair value of stock options granted during the fiscal years ended October 31, 2012 and 2011.

	For the Fiscal Year Ended October 31,
	2012	2011
Weighted average fair value at grant date	$ 0.18	$ 0.15
Valuation assumptions:
Expected term (in years)	5.75	3.3
Expected volatility	109%	107%
Risk-free interest rate	1.16%	0.88%
Expected dividend yield	0	0

We use the Black-Scholes pricing model in estimating the fair value of stock options which vest over a specific period of time or upon achieving cash milestones.  The expected term of stock options represents the weighted average period the stock options are expected to remain outstanding.  For options granted prior to the changes in our operations in September 2012, actual historical performance was used for awards exercised or cancelled.  For awards that remained unexercised and outstanding, even exercise over the remaining contractual term was assumed.  Each category was weighted for its relative size in the population and is then multiplied by the indicated expected term for each category to arrive at the expected term for the population.  For options granted subsequent to the changes in our operations during the fourth quarter of fiscal 2012, we used the simplified method of calculation to determine expected term.  The simplified method was adopted since we do not believe that historical experience is representative of future performance because of the impact of the changes in our operations and the change in terms of options granted from historical options which vested immediately to terms including vesting periods of up to three years.

Under the Black-Scholes pricing model we estimated the expected volatility of our shares of common stock based upon the historical volatility of our share price over a period of time equal to the expected term of the options.  We estimated the risk-free interest rate based on the implied yield available on the applicable grant date of a U.S. Treasury note with a term equal to the expected term of the underlying grants. We made the dividend yield assumption based on our history of not paying dividends and our expectation not to pay dividends in the future.

COPYTELE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For options vesting if the trading price of the Company’s common stock exceeds two separate price targets we used the Monte Carlo Simulation in estimating the fair value at grant date.

Under ASC 718, the amount of stock-based compensation expense recognized is based on the portion of the awards that are ultimately expected to vest.  Accordingly, if deemed necessary, we reduce the fair value of the stock option awards for expected forfeitures, which are forfeitures of the unvested portion of surrendered options.  Based on our historical experience we have not reduced the amount of stock-based compensation expenses for anticipated forfeitures.

We will reconsider use of the Black-Scholes pricing model if additional information becomes available in the future that indicates another model would be more appropriate.  If factors change and we employ different assumptions in the application of ASC 718 in future periods, the compensation expense that we record under ASC 718 may differ significantly from what we have recorded in the current period.

Net Loss Per Share of Common Stock

In accordance with ASC 260, “Earnings Per Share”, basic net loss per common share (“Basic EPS”) is computed by dividing net loss by the weighted average number of common shares outstanding.  Diluted net loss per common share (“Diluted EPS”) is computed by dividing net loss by the weighted average number of common shares and dilutive common share equivalents and convertible securities then outstanding.  Diluted EPS for all years presented is the same as Basic EPS, as the inclusion of the effect of common share equivalents then outstanding would be anti-dilutive.  For this reason, excluded from the calculation of Diluted EPS for the years ended October 31, 2012 and 2011, were options to purchase 60,670,045 shares  and 18,602,045 shares, respectively, warrants to purchase 7,500,000 shares and 7,500,000 shares, respectively, and debentures convertible into 8,152,170 shares and -0- shares respectively.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Estimates and assumptions are used for, but not limited to, determining the allowance for doubtful accounts, depreciation lives, asset impairment evaluations, tax assets and liabilities, license fee revenue, stock-based compensation and other contingencies.  Actual results could differ from those estimates.

Effect of Recently Issued Pronouncements

In December 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update 2011-12 (“ASU 2011-12”), Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05.  This amendment defers the effective date of the requirement to present separate line items on the income statement for reclassification adjustments of items out of accumulated other comprehensive income into net income. ASU 2011-12 is effective at the same time as Accounting Standards Update 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income (“ASU 2011-05”), so that entities will not be required to comply with the presentation requirements in ASU 2011-05 that this ASU 2011-12 is deferring. ASUs 2011-12 and 2011-05 are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011.  The Company adopted ASUs 2011-05 and 2011-12 on November 1, 2012.  We do not expect the adoption of these new disclosure requirements to have a material impact on our disclosures or consolidated financial statements.

COPYTELE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In October 2012, the FASB issued Accounting Standards Update 2012-04 (“ASU 2012-04”), Technical Corrections and Improvements. The amendments in this update cover a wide range of topics and include technical corrections and improvements to the Accounting Standards Codification. The amendments in ASU 2012-04 will be effective for interim and annual reporting periods beginning after December 15, 2012. The Company will adopt ASU 2012-04 on February 1, 2013. The Company does not expect the adoption of ASU 2012-04 to have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In October 2012, the FASB issued Accounting Standards Update 2012-03 (“ASU 2012-03”), Technical Amendments and Corrections to SEC Sections.  ASU 2012-03 is issued to amend certain SEC paragraphs in the FASB Accounting Standards Codification, including Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin, Technical Amendments, and Corrections Related to FASB Accounting Codification. The amendments in ASU 2012-03 will be effective for interim and annual reporting periods beginning after December 15, 2012.  The Company will adopt ASU 2012-03 on February 1, 2013.  The Company does not expect the adoption of ASU 2012-03 to have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

3.

CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject us to concentrations of credit risk consist principally of accounts receivable from sales in the ordinary course of business.  Management reviews our accounts receivable and other receivables for potential doubtful accounts and maintains an allowance for estimated uncollectible amounts.   Generally, no collateral is received from customers for our accounts receivable.  Our policy is to write-off uncollectable amounts at the time it is determined that collection will not occur.  During fiscal year 2012, one customer represented 99% of total net revenue.  During fiscal year 2011, one customer represented 87% of total net revenue.

4.

INVESTMENTS

Short-term Investments and Investments in U.S. Government Securities

At October 31, 2012 we had marketable securities consisting of certificates of deposit of $500,000 that were classified as "available-for-sale securities" and reported at fair value. At October 31, 2011 we had marketable securities consisting of U.S. government securities and certificates of deposit of approximately $2,249,000 that were classified as "available-for-sale securities" and reported at fair value.

Investment in Videocon

Our investment in Videocon is classified as an "available-for-sale security" and reported at fair value, with unrealized gains and losses excluded from operations and reported as component of accumulated other comprehensive income (loss) in shareholders’ equity.  The original cost basis of $16,200,000 was determined using the specific identification method.  The fair value of the Videocon GDRs is based on the price on the Luxembourg Stock Exchange, which price is based on the underlying price of Videocon’s equity shares which are traded on stock exchanges in India with prices quoted in rupees.

ASC 320 “Investments-Debt and Equity Securities” (“ASC 320”) and SEC guidance on other than temporary impairments of certain investments in equity securities requires an evaluation to determine if the decline in fair value of an investment is either temporary or other than temporary.  Unless evidence exists to support a realizable value equal to or greater than the carrying cost of the investment, an other than temporary impairment should be recorded.  At each reporting period we assess our investment in Videocon to determine if a decline that is other than temporary has occurred.  In evaluating our investment in Videocon at October 31, 2011, we determined that based on both the duration and the continuing magnitude of the market price decline compared to the carrying cost basis of approximately $7,105,000, and the uncertainty of its recovery, a write-down of the investment of approximately $1,723,000 should be recorded as of October 31, 2011, and a new cost basis of approximately $5,382,000 should be established. An other than temporary impairment of approximately $10,818,000, on a cumulative basis, has been recorded as of October 31, 2011.

COPYTELE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The fair value of investment in Videocon as of October 31, 2012 and 2011, the unrealized loss for the fiscal year ended October 31, 2012, and the other than temporary impairment as of October 31, 2011, are as follows:

Investment in Videocon
Fair Value as of October 31, 2010	$ 8,524,821
Reversal of unrealized gain as of October 31, 2010	(1,419,557)
Other than temporary impairment	(1,723,213)
Fair Value as of October 31, 2011	$ 5,382,051
Unrealized loss	(653,684)
Fair Value as of October 31, 2012	$ 4,728,367

Investment in Digital Security Co. Inc.

Our investment in DISC is classified as an “available-for-sale security” and reported at fair value, with unrealized gains and losses excluded from operations and reported as a component of accumulated other comprehensive income (loss) in shareholders’ equity.  The original cost basis was determined using the specific identification method.  DISC’s common stock is not registered under the Securities Exchange Act of 1934, as amended, but is traded in the over the counter market and quoted on the Pink Sheets.  At each reporting period we assess our investment in DISC, in accordance with ASC 320 and SEC guidance, to determine if a decline that is other than temporary has occurred. In evaluating our investment in DISC at October 31, 2011 we determined that, due to the continual decline in market value, the uncertainty of its recoverability and the decline in trading volume, the investment should be written-off.  Accordingly, a write-off of the investment of approximately $63,000 was recorded as of October 31, 2011.

The fair value of our investment in DISC as of October 31, 2012  and 2011, the unrealized loss for the fiscal year ended October 31, 2011, the cost basis of common stock sold for the fiscal year ended October 31, 2011 and the other than temporary impairment as of October 31, 2011 are as follows:

Fair Value and Cost Basis as of October 31, 2010	$143,989
DISC common stock sold in fiscal 2011	(88,608)
Reversal of unrealized loss as of October 31, 2010	7,199
Other than temporary impairment recorded in fiscal 2011	(62,580)
Fair Value as of October 31, 2012 and 2011	$-0-

During the fiscal years ended October 31, 2012 and 2011, we received proceeds of approximately $1,000 and $119,000, respectively, from the sale of 917,000 shares and 4,219,443 shares, respectively, of DISC common stock.  During the fiscal years ended October 31, 2012 and 2011, we recorded a gain of approximately $1,000 and $30,000, respectively, on such sales of DISC common stock.

Investment in and Related Party Transactions with Volga-Svet, Ltd

In September 2009, we entered into the Volga License Agreement to produce and market our thin, flat, low voltage phosphor displays in Russia.  In addition, in September 2009, we acquired a 19.9% ownership interest in Volga in exchange for 150,000 unregistered shares of our common stock.  As we do not believe that we can exercise significant influence over Volga, our investment in Volga as of October 31, 2011 was recorded at cost of approximately $128,000 based on the closing price of our common stock at the time of the acquisition.   During fiscal year 2012 we discontinued utilizing Volga for contract research and development work.   In evaluating our investment in Volga at October 31, 2012, we determined that the discontinuation of funding by CopyTele and the lack of available financial information from Volga has impaired the value of our vestment in Volga and accordingly, a write-off of our investment of approximately $128,000 was recorded as of October 31, 2012.

COPYTELE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Research and development expenses in the accompanying consolidated statements of operations include payments to Volga for the fiscal years ended October 31, 2012 and 2011 of approximately $326,000 and $518,000, respectively.

Investment in ZQX Advisors, LLC

In August 2009, we entered into an Engagement Agreement with ZQX Advisors, LLC (“ZQX”) to assist us in seeking business opportunities and licenses for our electrophoretic display technology.  Concurrently with entering into the Engagement Agreement, we acquired a 19.5% ownership interest in ZQX.  In exchange for the 19.5% ownership interest and for the services to be rendered by ZQX, we issued 800,000 unregistered shares of common stock as well as warrants to purchase an additional 500,000 unregistered shares of common stock, half of which are exercisable at $0.37 per share and the other half at $0.555 per share to ZQX.  The warrants are exercisable at any time after August 19, 2010 and expire on August 19, 2019.  We have classified our interest in ZQX of $91,000 as a reduction of additional paid-in capital within shareholders’ equity since this investment in ZQX consists entirely of our equity securities.  On January 21, 2013, we terminated the Engagement Agreement with ZQX, but currently retain our 19.5% interest in ZQX.

5.

ACCRUED LIABILITIES

Accrued liabilities consist of the following as of:

	October 31,
	2012	2011
Accrued professional fees	$ 164,075	$ 40,000
Accrued payroll and related expenses	103,451	31,043
Interest	8,000	-
Accrued other	55,090	14,735
	$ 330,616	$ 85,778

6.

SHAREHOLDERS’ EQUITY

On November 30, 2012, our shareholders approved an amendment to our certificate of incorporation to increase the authorized number of shares of common stock from 240,000,000 to 300,000,000.

Common Stock Issuances

We account for stock awards granted to employees and consultants based on their grant date fair value.  During the fiscal years ended October 31, 2012 and 2011, we issued 7,100,818             shares  and 9,256,045 shares, respectively, of common stock to certain employees for services rendered, principally in lieu of cash compensation, pursuant to the CopyTele, Inc. 2003 Share Incentive Plan (the “2003 Share Plan”) and the CopyTele, Inc. 2010 Share Incentive Plan (the “2010  Share Plan”).  We recorded compensation expense for the fiscal years ended October 31, 2012 and 2011 of approximately $927,000 and $1,819,000, respectively, for shares of common stock issued to employees.  In addition during fiscal years 2012 and 2011, we issued 457,172 shares and 510,564 shares, respectively, of common stock to consultants for services rendered, including 332,172 shares and 510,564 shares pursuant to the 2003 Share Plan and 2010 Share Plan.  We recorded consulting expense for the fiscal years ended October 31, 2012 and 2011 of approximately $76,000 and $113,000, respectively, for shares of common stock issued to consultants.

COPYTELE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Preferred Stock

In May 1986, our shareholders authorized 500,000 shares of preferred stock with a par value of $100 per share.  The shares of preferred stock may be issued in series at the direction of the Board of Directors, and the relative rights, preferences and limitations of such shares will all be determined by the Board of Directors.  As of October 31, 2012 and 2011, there was no preferred stock issued and outstanding.

Stock Option Plans

As of October 31, 2012, we have two stock option plans: the 2003 Share Plan and the 2010 Share Plan which were adopted by our Board of Directors on April 21, 2003 and July 14, 2010, respectively.

During the fiscal year ended October 31, 2011, the remaining outstanding options granted under the CopyTele, Inc. 2000 Share Incentive Plan (the “2000 Share Plan”) expired. In accordance with the provisions of the 2000 Share Plan, the plan terminated with respect to the grant of future options on May 8, 2010.  The exercise price with respect to all of the stock options granted under the 2000 Share Plan, since its inception, was equal to the fair market value of the underlying common stock at the grant date.  Information regarding the 2000 Share Plan for the two years ended October 31, 2012 is as follows:

	Shares	Weighted Average Exercise Price Per Share	Aggregate Intrinsic Value
Options Outstanding at October 31, 2010	870,466	$0.66
Expired	(870,466)	$0.66
Options Outstanding and Exercisable at October 31, 2011 and 2012	-0-	$-0-	$-0-

The 2003 Share Plan provides for the grant of nonqualified stock options, stock appreciation rights, stock awards, performance awards and stock units to key employees and consultants.  The maximum number of shares of common stock available for issuance under the 2003 Share Plan is 70,000,000 shares. The 2003 Share Plan was administered by the Stock Option Committee through June 2004, from June 2004 through July 2010, by the Board of Directors, from July 2010 through August 2012, by the Stock Option Committee and since August 2012, by the Executive Committee of the Board of Directors, which determines the option price, term and provisions of each option.  The exercise price with respect to all of the options granted under the 2003 Share Plan since its inception was equal to the fair market value of the underlying common stock at the grant date. As of October 31, 2012, the 2003 Share Plan had 48,545 shares available for future grants.  Information regarding the 2003 Share Plan for the two years ended October 31, 2012 is as follows:

	Shares	Current Weighted Average Exercise Price Per Share	Aggregate Intrinsic Value
Options Outstanding at October 31, 2010	18,112,045	$ 0.80
Expired	(60,000)	$ 0.59
Exercised	(500,000)	$ 0.25
Options Outstanding and Exercisable at October 31, 2011	17,552,045	$ 0.81
Granted	60,000	$ 0.072
Forfeited	195,000
Cancelled	(1,067,000)	$ 0.86
Options Outstanding at October 31, 2012	16,350,045	$ 0.715	$ 222,000
Options Exercisable at October 31, 2012	16,290,045	$ 0.718	$ 211,000

COPYTELE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes information about stock options outstanding under the 2003 Share Plan as of October 31, 2012:

	Options Outstanding			Options Exercisable
		Weighted			Weighted
		Average	Weighted		Average	Weighted
Range of	Number	Remaining	Average	Number	Remaining	Average
Exercise Prices	Outstanding	Contractual Life	Exercise Price	Exercisable	Contractual Life	Exercise Price
$0.072- $0.37	2,070,000	3.97	$0.154	2,010,000	3.95	$0.161
$0.43 - $0.70	5,445,970	2.92	$0.60	5,445,970	2.92	$0.60
$0.74 - $0.92	6,529,075	3.60	$0.85	6,529,075	3.60	$0.85
$1.04 - $1.46	2,305,000	3.17	$1.10	2,305,000	3.17	$1.10

During the fourth quarter of fiscal year 2012 the company decreased the option price for options to purchase 1,840,000 shares from the original exercise price to $0.145 per share for eleven employees and recorded stock-based compensation expense related to this re-pricing of approximately $85,000.  Such compensation expense is included in the accompanying statements of operations in either research and development expenses or selling, general and administrative expenses, as applicable based on the functions performed by such employees and directors.

The 2010 Share Plan provides for the grant of nonqualified stock options, stock appreciation rights, stock awards, performance awards and stock units to key employees and consultants.  The maximum number of shares of common stock available for issuance under the 2010 Share Plan was initially 15,000,000 shares. On July 6, 2011, the 2010 Share Plan was amended by our Board of Directors to increase the maximum number of shares of common stock that may be granted to 27,000,000 shares, and on August 29, 2012, the maximum number of shares was further increased to 30,000,000 shares. Current and future non-employee directors are automatically granted nonqualified stock options to purchase up to 60,000 shares of common stock upon their initial election to the Board of Directors and 60,000 shares of common stock at the time of each subsequent annual meeting of our shareholders at which they are elected to the Board of Directors.  The 2010 Share Plan was administered by the Stock Option Committee through August 2012, and since August 2012 by the Executive Committee of the Board of Directors, which determines the option price, term and provisions of each option. The exercise price with respect to the options granted under the 2010 Share Plan was equal to the fair market value of the underlying common stock at the grant date.  As of October 31, 2012, the 2010 Share Plan had 1,255,020 shares available for future grants.  Information regarding the 2010 Share Plan for the two fiscal years ended October 31, 2012 is as follows:

	Shares	Weighted Average Exercise Price Per Share	Aggregate Intrinsic Value
Options Outstanding at October 31, 2010	1,035,000	$ 0.21
Granted	5,135,000	$ 0.25
Exercised	(5,120,000)	$ 0.23
Options Outstanding at October 31, 2011	1,050,000	$ 0.31
Granted	3,060,000	$ 0.19
Exercised	(1,290,000)	$ 0 16
Options Outstanding at October 31, 2012	2,820,000	$ 0.248	$ 109,730
Options Exercisable at October 31, 2012	1,928,750	$ 0.261	$ 73,346

The following table summarizes information about stock options outstanding under the 2010 Share Plan as of October 31, 2012:

COPYTELE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Options Outstanding			Options Exercisable
		Weighted			Weighted
		Average	Weighted		Average	Weighted
Range of	Number	Remaining	Average	Number	Remaining	Average
Exercise Prices	Outstanding	Contractual Life	Exercise Price	Exercisable	Contractual Life	Exercise Price

$0.12 - $0.37	2,820,000	6.82	$0.248	1,928,750	5.57	$0.261

In addition to options granted under the stock option plans, in September 2012, in connection with our new executive team the Board of Directors approved the grant of nonqualified stock options to purchase 41.5 million shares of our common stock.

Of these stock options, options to purchase 40 million shares were issued to our new executive team, consisting of 16,000,000 stock options issued to our new President and Chief Executive Officer, 8,000,000 stock options issued to our new Senior Vice President of Engineering and 16,000,000 stock options issued to a new strategic advisor to the Company.  These stock options have an exercise price of $0.2175 (the average of the high and the low sales price of the common stock on the trading day immediately preceding the approval of such options by the Board of Directors), have a term of ten years and an aggregate intrinsic value at October 31, 2012 of $1,660,000.  Half of these stock options vest in 36 equal monthly installments commencing on October 31, 2012, provided that if the grantees are terminated by the Company without cause, an additional 12 months of vesting will be accelerated and such accelerated options will become immediately exercisable.  The balance of the stock options will vest in three equal installments upon achievement of a cash milestone and two stock price targets.   As of October 31, 2012, 555,575 of these stock options were exercisable with an aggregate intrinsic value of $23,056.  These stock options otherwise have the same terms and conditions as options granted under the Company’s 2010 Share Incentive Plan.

The remaining stock options to purchase 1.5 million shares consisted of grants of 750,000 stock options to our Chairman in compensation for his service as interim Chief Executive Officer of the Company and as compensation for his prior service as a director, and 750,000 stock options to a director in compensation for his service in recruiting the Company’s new management team.  These stock options have an exercise price of $0.2225 (the average of the high and low sales price on September 21, 2012) and have an aggregate intrinsic value at October 31, 2012 of $54,750.  The options vest in 3 equal annual installments of 250,000 commencing on September 21, 2012 and have a term of ten years.   As of October 31, 2012, 500,000 options were exercisable with an aggregate intrinsic value of $18,250.

The following table summarizes information about stock options outstanding as of October 31, 2012, which were not granted under the stock option plans:

	Options Outstanding			Options Exercisable
		Weighted			Weighted
		Average	Weighted		Average	Weighted
Range of	Number	Remaining	Average	Number	Remaining	Average
Exercise Prices	Outstanding	Contractual Life	Exercise Price	Exercisable	Contractual Life	Exercise Price

$0.2175 - $0.2225	41,500,000	9.89	$0.2178	1,055,575	9.89	$0.2199

7.

COMMITMENTS AND CONTINGENCIES

Leases

We lease space at our principal location for office and laboratory research facilities.   The current lease is for approximately 12,000 square feet and expires on November 30, 2014.  The lease contains base rentals of approximately $312,000 per annum and an escalation clause for increases in certain operating costs. As of October 31, 2012, our non-cancelable operating lease commitments are approximately $313,000 for each of the years ending October 31, 2013 and 2014. Subsequent to October 31, 2012, we have begun to vacate and return certain portions of our facilities to the landlord for possible re-letting.

COPYTELE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Rent expense for the fiscal years ended October 31, 2012 and 2011, was approximately           $305,000 and $307,000, respectively.

Litigation Matters

On January 28, 2013, we filed a lawsuit in the United States Federal District Court for the Northern District of California against AUO and E Ink in connection with the AUO License Agreements, alleging breach of contract and other charges, and are seeking compensatory, punitive, and treble damages.   In addition to numerous material breaches by AUO of the AUO License Agreements , the Complaint alleges that AUO and E Ink conspired to obtain rights to CopyTele’s ePaper® Electrophoretic Display technology, and CopyTele’s Nano Field Emission Display technology.  CopyTele alleges that such activities violated several State and Federal anti-trust and unfair competition statutes for which punitive and/or treble damages are applicable.  We can give no assurance as to the potential outcome of this litigation.

On January 28, 2013, CopyTele also initiated a patent infringement lawsuit in the Federal District Court for the Northern District of California against E Ink, regarding certain patents owned by CopyTele pertaining to CopyTele’s  ePaper® Electrophoretic Display technology.  CopyTele alleges that E Ink has infringed and continues to infringe such patents in connection with the manufacture, sale, use, and importation of eReaders, and other devices with electrophoretic displays. We can give no assurance as to the potential outcome of this litigation.

Commencing in the fourth quarter of fiscal year 2012 the primary operations of the Company involved patent licensing in connection with the unauthorized use of patented technologies and patent enforcement.   In connection with any of our patent enforcement actions, it is possible that a defendant may request and/or a court may rule that we have violated statutory authority, regulatory authority, federal rules, local court rules, or governing standards relating to the substantive or procedural aspects of such enforcement actions.  In such event, a court may issue monetary sanctions against us or award attorney's fees and/or expenses to a defendant(s), which could be material.

Other than the foregoing, we are not a party to any material pending legal proceedings.  We are party to claims and complaints that arise in the ordinary course of business.  We believe that any liability that may ultimately result from the resolution of these matters will not, individually or in the aggregate, have a material adverse effect on our financial position or results of operations.

8.

EMPLOYEE PENSION PLAN

We adopted a qualified noncontributory defined contribution pension plan, effective November 1, 1983, covering all of our present employees.  Contributions, which were made to a trust and funded on a current basis, were based upon specified percentages of compensation, as defined in the plan.  During fiscal year 2001, we amended the plan to suspend benefit accruals as of November 1, 2000.  The plan was terminated as of December 31, 2011 and the individual employee account balances will be distributed upon acceptance of termination filings with the Internal Revenue Service.  Accordingly, we did not incur any pension expense for the fiscal years ended October 31, 2012 and 2011.

COPYTELE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.

INCOME TAXES

Income tax provision (benefit) consists of the following:

	Year Ended October 31,
	2012	2011
Federal:
Current	$ -	$ -
Deferred	992,000	5,653,000
State:
Current	-	-
Deferred	32,000	(10,000)
Foreign:
Current	-	600,000
Adjustment to valuation allowance related to net deferred tax assets	(1,024,000)	(5,643,000)
	$ -	$ 600,000

The tax effects of temporary differences that give rise to significant portions of the deferred tax asset, net, at October 31, 2012 and 2011, are as follows:

	2012	2011
Long-term deferred tax assets:
Federal and state NOL and tax credit carryforwards	$ 24,284,000	$ 25,062,000
Unrealized gain (loss) on available for sale securities	-	-
Deferred Compensation	2,255,000	2,244,000
Deferred Revenue	404,000	724,000
Other	448,000	385,000
Subtotal	27,391,000	28,415,000
Less: valuation allowance	(27,391,000)	(28,415,000)
Deferred tax asset, net	$ -	$ -

As of October 31, 2012, we had tax net operating loss and tax credit carryforwards of approximately $69,327,000 and $1,358,000, respectively, available, within statutory limits (expiring at various dates between 2013 and 2032), to offset any future regular Federal corporate taxable income and taxes payable.  If the tax benefits relating to deductions of option holders’ income are ultimately realized, those benefits will be credited directly to additional paid-in capital.  Certain changes in stock ownership can result in a limitation on the amount of net operating loss and tax credit carryovers that can be utilized each year.

We had tax net operating loss and tax credit carryforwards of approximately $69,228,000 and $21,000, respectively, as of October 31, 2012, available, within statutory limits, to offset future New York State corporate taxable income and taxes payable, if any, under certain computations of such taxes.  The tax net operating loss carryforwards expire at various dates between 2013 and 2031 and the tax credit carryforwards expire between 2013 and 2027.

During the fiscal year ended October 31, 2011, we received a $3,000,000 license fee from AUO which was subject to a 20% foreign withholding tax. The $600,000 withholding tax, at the election of the Company, could be deducted as an operating expense for US income tax purposes or credited against future US income tax.

We have provided a valuation allowance against our deferred tax asset due to our current and historical pre-tax losses and the uncertainty regarding their realizability.  The primary differences from the Federal statutory rate of 34% and the effective rate for the fiscal years ended October 31, 2012 and 2011 of 0% and 8.85%, respectively, is attributable to certain permanent differences, a change in the valuation allowance and foreign taxes. The following is a reconciliation of income taxes at the Federal statutory tax rate to income tax expense (benefit):

COPYTELE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Year Ended October 31,
	2012		2011
Income tax benefit at U.S. Federal statutory income tax rate	$ (1,446,000)	(34%)	$ (2,305,000)	(34%)
State income taxes	(2,000)	(.06%)	(4,000)	(.06%)
Permanent differences	8,000.19%		10,000.15%
Credits	(63,000)	(1.48%)	(89,000)	(1.31%)
Expiring net operating losses, credits and other	2,527,000	59.44%	7,444,000	109.83%
Foreign rate difference on impairment	-	-	587,000	8.65%
Foreign withholding tax	-	-	600,000	8.85%
Change in valuation allowance	(1,024,000)	(24.09%)	(5,643,000)	(83.26%)
Income tax provision	$ -	0%	$ 600,000	8.85%

During the two fiscal years ended October 31, 2012, we incurred no Federal and no State income taxes.  We account for interest and penalties related to income tax matters in selling, general and administrative expenses.

10.

SEGMENT INFORMATION

We follow the accounting guidance of ASC 280 “Segment Reporting” (“ASC 280”).  Reportable operating segments are determined based on management’s approach.  The management approach, as defined by ASC 280, is based on the way that the chief operating decision-maker organizes the segments within an enterprise for making operating decisions and assessing performance.  In the past, the primary operations of the Company involved licensing in connection with and the development of patented technologies.  Commencing in the fourth quarter of fiscal year 2012 the primary operations of the Company involved patent licensing in connection with the unauthorized use of patented technologies and patent enforcement.   Prior to the change in the primary operations of the Company, the chief operating decision-maker managed the enterprise in two segments: (i) Display Technology and (ii) Encryption Products and Services.  Subsequent to the change, chief operating decision-maker manages the enterprise as a single segment which includes the licensing and enforcement of patents from both of the previous segments.

Geographic Information

We generate revenue both domestically (United States) and internationally.  International revenue is based on the country in which our customer (distributor) is located.  For the fiscal years ended October 31, 2012 and 2011, and as of each respective year-end, revenue and accounts receivable by geographic area are as follows:

Geographic Data	2012	2011
Net revenue:
United States	$ 4,275	$ 101,823
Taiwan	940,010	872,670
Other International	2,800	28,700
	$ 947,085	$ 1,003,193

COPYTELE, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.

QUARTERLY RESULTS (UNAUDITED)

The following table sets forth unaudited financial data for each of our last eight fiscal quarters:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Year Ended October 31, 2012:
Statement of Operations Data:
Net revenue	$ 449,195	$ 248,070	$ 249,470	$ 350
Cost and operating expenses	1,336,451	1,126,268	892,808	1,726,114
Net loss	(886,085)	(877,109)	(629,102)	(1,860,503)
Net loss per share of common stock- basic and diluted	$ (0.00)	$ (0.00)	$ (0.00)	$ (0.01)
Year Ended October 31, 2011:
Statement of Operations Data:
Net revenue	$ 16,958	$ 86,915	$ 450,360	$ 448,960
Cost and operating expenses	1,543,096	1,374,469	1,658,018	1,455,876
Net loss	(1,526,109)	(1,287,040)	(1,773,498)	(2,791,389)
Net loss per share of common stock- basic and diluted	$ (0.01)	$ (0.01)	$ (0.01)	$ (0.02)

COPYTELE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
ASSETS	January 31, 2013	October 31, 2012
Current assets:
Cash and cash equivalents	$1,713,353	$339,693
Short-term investment in certificates of deposit	-	500,000
Prepaid expenses and other current assets	67,008	82,326
Total current assets	1,780,361	922,019

Investment in Videocon Industries Limited global depository receipts, at market value	5,730,583	4,728,367

Property and equipment, net of accumulated depreciation of $43,357 and $2,185,525 respectively	11,331	10,290

Total assets	$7,522,275	$5,660,676

LIABILITIES AND SHAREHOLDERS' DEFICIENCY
Current liabilities:
Accounts payable	$489,219	$304,523
Accrued liabilities	582,062	330,616
Derivative liability, at fair value	1,180,000	-
Deferred revenue, non-refundable license fees	1,187,320	1,187,320
Total current liabilities	3,438,601	1,822,459

Contingencies (Note 10)

Convertible debentures due September 2016, net of discount of $717,274 and $717,727, respectively	32,726	32,273

Convertible debentures due January 2015, net of discount of $1,390,038	374,962	-

Loan payable to related party (Note 1)	5,000,000	5,000,000

Shareholders’ deficiency:
Preferred stock, par value $100 per share; 500,000 shares authorized; no shares issued or outstanding	-	-
Common stock, par value $.01 per share; 300,000,000 shares authorized; 185,104,037 and 184,979,037 shares issued and outstanding, respectively	1,851,040	1,849,790
Additional paid-in capital	128,654,723	127,693,160
Loan receivable from related party (Note 1)	(5,000,000)	(5,000,000)
Accumulated deficit	(127,178,309)	(125,083,322)
Accumulated other comprehensive income (loss)	348,532	(653,684)
Total shareholders’ deficiency	(1,324,014)	(1,194,056)

Total liabilities and shareholders’ deficiency	$7,522,275	$5,660,676

The accompanying notes are an integral part of these condensed consolidated financial statements.

COPYTELE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS (UNAUDITED)

	For the Three Months Ended January 31,
	2013	2012

Net revenue
Revenue from sales of encryption products, net	2,130	2,525
Display technology license fee	-	446,670
Total net revenue	2,130	449,195

Cost of revenue and operating expenses
Cost of encryption products sold	27,067	737
Research and development expenses	-	649,679
Selling, general and administrative expenses	2,047,862	686,035
Total cost of revenue and operating expenses	2,074,929	1,336,451

Loss from operations	(2,072,799)	(887,256)

Interest expense	(22,195)	-

Interest income	7	1,171

Loss before income taxes	(2,094,987)	(886,085)

Provision for income taxes	-	-

Net loss	(2,094,987)	(886,085)

Other comprehensive income (loss):
Unrealized gain (loss) on investment in Videocon Industries Limited
global depository receipts	1,002,216	(104,709)

Total comprehensive loss	(1,092,771)	(990,794)

Net loss per share:
Basic and diluted	(0.01)	(0.00)

Weighted average common shares outstanding:
Basic and diluted	184,998,059	178,298,858

The accompanying notes are an integral part of these condensed consolidated financial statements.

COPYTELE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS’ DEFICIENCY

FOR THE THREE MONTHS ENDED JANUARY 31, 2013 (UNAUDITED)

				Loan	Accumulated
			Additional	Receivable	Other		Total
	Common Stock		Paid-in	From	Accumulated	Comprehensive	Shareholders’
	Shares	Par Value	Capital	Related Party	Deficit	Income (Loss)	Deficiency

Balance, October 31, 2012	184,979,037	$ 1,849,790	$ 127,693,160	$ (5,000,000)	$ (125,083,322)	$ (653,684)	$ (1,194,056)
Stock option compensation to employees	-	-	473,275	-	-	-	473,275
Stock option compensation to consultants	-	-	241,928	-	-	-	241,928
Common stock issued to consultants	125,000	1,250	24,375	-	-	-	25,625
Unrealized gain on investment in Videocon Industries Limited global depository receipts (Note 4)	-	-	-	-	-	1,002,216	1,002,216
Warrants issued in connection with issuance of convertible debentures	-	-	221,985	-	-	-	221,985
Net loss	-	-	-	-	(2,094,987)	-	(2,094,987)
Balance, January 31, 2013	185,104,037	$ 1,851,040	$ 128,654,723	$ (5,000,000)	$ (127,178,309)	$ 348,532	$ (1,324,014)

The accompanying notes are an integral part of these condensed consolidated financial statements.

COPYTELE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the three months ended January 31,
	2013	2012
Cash flows from operating activities:
Payments to suppliers, employees and consultants	$ (892,902)	$ (659,782)
Cash received from sales of products and services	2,130	2,525
Interest received	762	-
Net cash used in operating activities	(890,010)	(657,257)

Cash flows from investing activities:
Disbursements to acquire short-term investments in certificates of deposit	-	(250,000)
Proceeds from maturities of short-term investments in U.S. government securities and certificates of deposit	500,000	449,854
Proceeds from sale of Digital Info Security Co. Inc. common stock	1,135	-
Payments for purchases of property and equipment	(2,465)	(850)
Net cash provided by investing activities	498,670	199,004

Cash flows from financing activities:
Proceeds from issuance of convertible debentures	1,765,000	-
Proceeds from exercise of stock options	-	147,250
Net cash provided by financing activities	1,765,000	147,250

Net increase (decrease) in cash and cash equivalents	1,373,660	(311,003)
Cash and cash equivalents at beginning of year	339,693	774,040
Cash and cash equivalents at end of period	$ 1,713,353	$ 463,037

Reconciliation of net loss to net cash used in operating activities:
Net loss	$ (2,094,987)	$ (886,085)
Stock option compensation to employees	473,275	80,757
Stock option compensation to consultants	241,928	-
Common stock issued to employees pursuant to stock incentive plans	-	405,991
Common stock issued to consultants	25,625	36,719
Warrants issued for fees in connection with issuance of convertible debentures	7,166	-
Provision for excess inventory	26,490	-
Amortization of convertible debenture discount	5,234	-
Depreciation and amortization	1,424	2,077
Gain on sale of Digital Info Security Co., Inc. common stock	(1,135)	-
Other	-	(274)
Change in operating assets and liabilities:
Prepaid expenses and other current assets	(11,172)	-
Accounts payable and accrued liabilities	436,142	150,228
Deferred revenue	-	(446,670)
Net cash used in operating activities	$ (890,010)	$ (657,257)

The accompanying notes are an integral part of these statements.

COPYTELE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

1.

BUSINESS AND FUNDING

Description of Business and Basis of Presentation

As used herein, “we,” “us,” “our,” the “Company” and “CopyTele” refers to CopyTele, Inc.  Our principal operations include the development, acquisition, licensing, and enforcement of patented technologies. While in the past, the primary operations of the Company involved licensing in connection with the development of patented technologies, the primary operations of the Company are now patent licensing in connection with the unauthorized use of patented technologies and patent enforcement. We expect to first generate revenues and related cash flows from the licensing and enforcement of patents that we currently own.  We are continuing to develop our patent portfolios through the filing and prosecution of patent applications and will initiate lawsuits, if necessary, to prevent the unauthorized use of our patented technologies. The changes in the primary operations of the Company included elimination of development efforts, accordingly, we are no longer incurring research and development expenses.  Certain of our patents are encumbered due to arrangements previously entered into by the Company. Where we are able, we will take the steps necessary to remove any encumbrances that may inhibit our patent licensing and enforcement efforts. We expect to obtain the rights to license and enforce additional patents from third parties, and when necessary, will assist such parties in the further development of their portfolios through the filing of additional patent applications. We will likely initiate patent enforcement actions against unauthorized users of patented technologies on our own behalf and in conjunction with such third parties.

Our past operations also included the development, production and marketing of encryption products for use over several communications media.  We do not anticipate developing or marketing any additional encryption products.  During the three months ended January 31, 2013, we wrote-off our remaining inventory of encryption products of approximately $26,000.

During the first quarter of fiscal 2013, we commenced disposing of approximately $2,144,000 of fully depreciated assets, which primarily related to research and development activities.  In addition, during the first quarter of fiscal 2013, we began to vacate and return a substantial portion of our facilities to the landlord for possible re-letting and recorded an expense of approximately $186,000 related to future rentals of unused facilities.

The condensed consolidated financial statements include the accounts of CopyTele, Inc. and its wholly owned subsidiaries, CopyTele International Ltd. (“CopyTele International”) and CopyTele Marketing Inc. (“CopyTele Marketing”).  CopyTele International and CopyTele Marketing were incorporated in the British Virgin Islands in fiscal year 2007.  CopyTele International was formed for the purpose of holding an investment in global depository receipts of Videocon Industries Limited, an Indian company (“Videocon”).  As of January 31, 2013, CopyTele Marketing was inactive. All significant intercompany transactions have been eliminated in consolidation.

The results of operations for interim periods presented are not necessarily indicative of the results that may be expected for a full year or any interim period.  Reference is made to the audited consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the fiscal year ended October 31, 2012, for more extensive disclosures than contained in these condensed consolidated financial statements.

Unless otherwise indicated, all references in this Form 10-Q to “dollars” or “$” refer to US dollars.

Funding and Management’s Plans

Since our inception, we have met our liquidity and capital expenditure needs primarily through the proceeds from sales of common stock in our initial public offering and in private placements, upon exercise of warrants issued in connection with the private placements and our initial public offering, and upon the exercise of stock options.  In addition, we have generated limited cash flows from sales of our encryption products and from license fees from Videocon related to our display technology pursuant to the Videocon License Agreement (as defined below). In May 2011, we entered into the AUO License Agreements (as defined below) with AU Optronics Corp., a Taiwanese company (“AUO”), and in June 2011 we received an initial license fee from AUO.

COPYTELE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

During the three months ended January 31, 2013, our cash used in operating activities was approximately $890,000.  This resulted from payments to suppliers, employees and consultants of approximately $893,000, which was partially offset by cash of approximately $2,000 received from collections of accounts receivable related to sales of encryption products and interest received of approximately $1,000.  Our cash provided by investing activities during the three months ended January 31, 2013 was approximately $499,000, which resulted from approximately $500,000 received upon the sale or maturities of short-term investments consisting of certificates of deposit and approximately $1,000 received from the sale of Digital Info Security Co. Inc. common stock partially offset by purchases of equipment of approximately $2,000.  Our cash provided by financing activities during the three months ended January 31, 2013 was $1,765,000, which resulted from cash received from the issuance of convertible debentures and warrants in a private placement.  As a result, our cash, cash equivalents and short-term investments at January 31, 2013 increased by approximately $873,000 to approximately $1,713,000 from approximately $840,000 at October 31, 2012.

Total employee compensation expense for the three-month periods ended January 31, 2013 and 2012 was approximately $819,000 and $713,000, respectively.  During the three-months ended January 31, 2013 and 2012, a significant portion of employee compensation consisted of the issuance of stock and stock options to employees.  We recorded stock-based compensation expense, related to stock awards granted to employees, for the three-month periods ended January 31, 2013 and 2012 of approximately $-0- and $406,000, respectively.  We recorded stock-based compensation expense, related to stock options granted to employees and directors, for the three-month periods ended January 31, 2013 and 2012 of approximately $473,000 and $81,000 respectively.

Based on currently available information, we believe that our existing cash and cash equivalents, together with expected cash flows from patent licensing and enforcement, and other potential sources of cash flow may not be sufficient to enable us to continue our patent licensing and enforcement activities for at least 12 months.  However, our projections of future cash needs and cash flows may differ from actual results.  If current cash on hand and cash that may be generated from patent licensing and enforcement activities are insufficient to satisfy our liquidity requirements, we may seek to sell our investment securities or other financial assets or our debt or additional equity securities or obtain loans from various financial institutions where possible.  The sale of additional equity securities or convertible debt could result in dilution to our shareholders.  We can give no assurance that we will generate sufficient cash flows in the future (through licensing and enforcement of patents, or otherwise) to satisfy our liquidity requirements or sustain future operations, or that other sources of funding, such as sales of equity or debt, would be available, if needed, on favorable terms or at all.  We can also give no assurance that we will have sufficient funds to repay our convertible debt at maturity in fiscal years 2015 or 2016.  If we cannot obtain such funding if needed or if we cannot sufficiently reduce operating expenses, we would need to curtail or cease some or all of our operations.

As shown in the accompanying condensed consolidated financial statements, we have incurred a net loss of approximately $2,095,000 during the three months ended January 31, 2013, and, as of that date, we have an accumulated deficit of approximately $127,178,000 and a net shareholders’ deficiency of approximately $1,324,000.  These and the other factors described herein raise uncertainty about our ability to continue as a going concern.  Management’s plans in regard to these matters are set forth above.  The accompanying condensed financial statements have been prepared assuming that we will continue as a going concern and do not include any adjustments that might result from the outcome of this uncertainty. The report from our independent registered public accountants, KPMG LLP, dated January 29, 2013, included in our Annual Report on Form10-K for the fiscal year ended October 31, 2012, includes an explanatory paragraph related to our ability to continue as a going concern.

COPYTELE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

AU Optronics Corp.

In May 2011, we entered into an Exclusive License Agreement (the “EPD License Agreement”) and a License Agreement (the “Nano Display License Agreement”) with AUO (together the “AUO License Agreements”).  Under the EPD License Agreement, we provided AUO with an exclusive, non-transferable, worldwide license of our E-Paper ® Display patents and technology, in connection with AUO jointly developing products with CopyTele, including the right to sublicense the technology to third parties in connection with the joint development of such products.  Under the Nano Display License Agreement, we provided AUO with a non-exclusive, non-transferable, worldwide license of our nFED Display patents and technology, in connection with AUO jointly developing products with CopyTele, with the right to consent to the granting of licenses of the technology to third parties.

Under the AUO License Agreements, AUO has agreed to pay CopyTele an aggregate license fee of up to $10 million, of which $3 million was paid by AUO in June 2011 and the remaining $7 million would have been payable upon completion of certain conditions for the respective technologies, in each case subject to a 20% foreign withholding tax. Accordingly, in June 2011 we received a payment from AUO, net of the withholding tax, of $2.4 million.  In addition, the AUO License Agreements also provided for the basis for royalty payments by AUO to CopyTele.

On January 28, 2013, we terminated the AUO License Agreements due to numerous alleged material and continual breaches of the agreements by AUO.  On January 28, 2013, we also filed a lawsuit in the United States Federal District Court for the Northern District of California against AUO and E Ink Corporation in connection with the AUO License Agreements, alleging breach of contract and other charges, and we are seeking compensatory, punitive, and treble damages (the “AUO/E Ink Lawsuit”).  For more details on the AUO/E Ink Lawsuit, please see Note 9, “Contingences” herein.  We can give no assurance as to the outcome of this litigation.

 Related Party Transactions with Videocon Industries Limited

In November 2007, we entered into a Technology License Agreement (as amended in May 2008), (the “Videocon License Agreement”) with Videocon.  In April 2008, the Indian Government approved the Videocon License Agreement.  Under the Videocon License Agreement, we provided Videocon with a non-transferable, worldwide license of our technology for thin, flat, low voltage phosphor, nFED Display (the “Videocon Licensed Technology”), for Videocon to produce and market products incorporating displays utilizing the Videocon Licensed Technology.  With the approval and support of Videocon, we entered into the Nano Display License Agreements for AUO to utilize their production facilities to produce our nFED Display for their own products and potentially for Videocon products.  Additional licenses of the Videocon Licensed Technology to third parties require the joint agreement of CopyTele and Videocon and may require the consent of AUO, depending upon the outcome of CopyTele’s termination of the Nano Display License Agreement and the AUO/E Ink Lawsuit.

Under the terms of the Videocon License Agreement, we were scheduled to receive a license fee of $11 million from Videocon, payable in installments over a 27 month period and an agreed upon royalty from Videocon based on display sales by Videocon.  The initial installment was received in May 2008 however; certain license fee payments were subsequently deferred.  The deferral of the license fee payments is no longer in effect; however, we cannot give any assurance that additional license fee payments will be received.   No such license fee payments were received from Videocon during the three months ended January 31, 2013 and fiscal years ended October 31, 2012 and 2011.  As of January 31, 2013, we have received aggregate license fee payments from Videocon of $3.2 million and $7.8 million remains owed to us.   We are not presently involved in development efforts with Videocon and it is not anticipated that such efforts will be resumed in the future.  We have entered into discussions with Videocon regarding the disposition of the Videocon License Agreement.

At the same time we entered into the Videocon License Agreement in November 2007, we also entered into a Share Subscription Agreement (the “Share Subscription Agreement”) with Mars Overseas Limited, an affiliate of Videocon (“Mars Overseas”).  Under the Share Subscription Agreement, Mars Overseas purchased 20,000,000 unregistered shares of our common stock (the “CopyTele Shares”) from us for an aggregate purchase price of $16,200,000. Also in November 2007, our wholly-owned subsidiary, CopyTele International Ltd. (“CopyTele International”), entered into a GDR Purchase Agreement with Global EPC Ventures Limited (“Global”), for CopyTele International to purchase from Global 1,495,845 global depository receipts of Videocon (the “Videocon GDRs”) for an aggregate purchase price of $16,200,000.

COPYTELE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

For the purpose of effecting a lock up of the Videocon GDRs and CopyTele Shares (collectively, the “Securities”) for a period of seven years, and therefore restricting both parties from selling or transferring the Securities during such period, CopyTele International and Mars Overseas entered into two Loan and Pledge Agreements in November 2007.  The Videocon GDRs are to be held as security for a loan in the principal amount of $5,000,000 from Mars Overseas to CopyTele International, and the CopyTele Shares are similarly held as security for a loan in the principal amount of $5,000,000 from CopyTele International to Mars Overseas.  The loans are for a period of seven years, do not bear interest, and prepayment of the loans will not release the lien on the Securities prior to end of the seven year period.  The loan agreements provide for customary events of default, which may result in forfeiture of the Securities by the defaulting party, and also provide for the transfer to the respective parties, free and clear of any encumbrances under the agreements, any dividends, distributions, rights or other proceeds or benefits in respect of the Securities.  The loan receivable from Mars Overseas is classified as a contra-equity under shareholders’ deficiency in the accompanying condensed consolidated balance sheet because the loan receivable is secured by the CopyTele Shares and the Share Subscription Agreement and Loan and Pledge Agreement were entered into concurrently. We have entered into discussions with Videocon regarding the disposition of the Subscription Agreement, GDR Purchase Agreement, and Loan and Pledge Agreements. The outcome of these discussions and the disposition of the related assets and liabilities may have a material effect on our financial statements. We cannot presently estimate the timing or impact of any such resolution.

Revenue Recognition

Revenues from sales are recorded when all four of the following criteria are met: (i) persuasive evidence of an arrangement exists; (ii) delivery has occurred and title has transferred or services have been rendered; (iii) our price to the buyer is fixed or determinable; and (iv) collectability is reasonably assured.

We have assessed the revenue guidance of Accounting Standards Codification (“ASC”) 605-25 “Multiple-Element Arrangements” (“ASC 605-25”) to determine whether multiple deliverables in our arrangements with AUO represent separate units of accounting.  Under the AUO License Agreements, we received initial license fees of $3 million, of aggregate license fees of up to $10 million.  The additional $7 million in license fees are payable upon completion of certain conditions for the respective technologies.  We have determined that the transfer of the licensed patents and technology and the effort involved in completion of the conditions for the respective technologies represent a single unit of accounting for each technology.  Accordingly, using a proportional performance method, during the third quarter of fiscal year 2011 we began recognizing the $3 million initial license fees over the estimated periods that we expected to complete the conditions for the respective technologies. We have not recognized any portion of the $7 million of additional license fees as either deferred revenue or revenue as it is considered contingent revenue.

At each reporting period we assess the progress in completing our performance obligations under the AUO License Agreements and recognize license fee revenue over the remaining estimated period that we expect to complete the conditions for the respective technologies.  On this basis, we reassessed the revenue recognition and commencing in the fourth quarter of fiscal year 2012, revenue recognition under the AUO License Agreements is suspended pending resolution of the AUO/E Ink Lawsuit.  For more details on the AUO/E Ink Lawsuit, please see Note 9, “Contingencies” herein.

During the three month periods ended January 31, 2013 and 2012 we recognized approximately $-0- and $447,000, respectively, of license fee revenue from AUO.  License fee payments received from AUO which are in excess of the amounts recognized as revenue (approximately $1,187,000 as of January 31, 2013) are recorded as non-refundable deferred revenue on the accompanying consolidated balance sheet. The AUO License Agreements also provide for the basis for royalty payments on future production, if any, by AUO to CopyTele, which we have determined represent separate units of accounting. We have not recognized any royalty income under the AUO License Agreements.

COPYTELE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

2.

CONVERTIBLE DEBENTURES

Convertible Instruments

The Company accounts for hybrid contracts that feature conversion options in accordance with applicable generally accepted accounting principles (“GAAP”).  ASC  815 “Derivatives and Hedging Activities,” (“ASC 815”) requires companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria includes circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

Conversion options that contain variable settlement features such as provisions to adjust the conversion price upon subsequent issuances of equity or equity linked securities at exercise prices more favorable than that featured in the hybrid contract generally result in their bifurcation from the host instrument.

The Company accounts for convertible instruments, when the Company has determined that the embedded conversion options should not be bifurcated from their host instruments, in accordance with ASC 470-20 “Debt with Conversion and Other Options” (“ASC 470-20”). Under ASC 470-20 the Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. The Company accounts for convertible instruments (when the Company has determined that the embedded conversion options should be bifurcated from their host instruments) in accordance with ASC 815.  Under ASC 815, a portion of the proceeds received upon the issuance of the hybrid contract are allocated to the fair value of the derivative. The derivative is subsequently marked to market at each reporting date based on current fair value, with the changes in fair value reported in results of operations.

The conversion feature of the convertible debenture issued on January 25, 2013 qualified as an embedded derivative instrument and was bifurcated from the host convertible debenture.  Accordingly, this instrument has been classified as a derivative liability in the accompanying condensed consolidated balance sheet as of January 31, 2013.  Derivative liabilities are initially recorded at fair value and are then re-valued at each reporting date, with changes in fair value recognized in earnings during the reporting period.

Common Stock Purchase Warrants

The Company classifies as equity any contracts that (i) require physical settlement or net-share settlement or (ii) provides a choice of net-cash settlement or settlement in the Company’s own shares (physical settlement or net-share settlement) providing that such contracts are indexed to the Company's own stock as defined in ASC 815-40 "Contracts in Entity's Own Equity". The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the Company’s control) or (ii) gives the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement).  The Company assesses classification of common stock purchase warrants and other free standing derivatives at each reporting date to determine whether a change in classification between assets and liabilities or equity is required.

COPYTELE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Convertible Debenture due September 2016

In September 2012, the Company received aggregate gross proceeds of $750,000 from the issuance of 8% convertible debentures due September 12, 2016 in a private placement, of which $300,000 was sold to the Company’s current Chairman and then Chief Executive Officer and one other director of the Company.  The debentures pay interest quarterly and are convertible into shares of our common stock at a conversion price of $0.092 per share on or before September 12, 2016.  The Company recorded a discount to the carrying amount of the debentures of approximately $717,000 related to the debentures’ beneficial conversion feature.  The Company may prepay the debentures at any time without penalty upon 30 days prior notice.  The Company also has the option to pay interest on the debentures in common stock.  In February 2013, $600,000 principal amount of these debentures were converted into 6,521,736 shares of common stock and an additional 68,116 shares were issued in payment of accrued interest through the conversion date.  The conversion of the debentures will result in the recording of a material charge to interest expense during the second quarter of fiscal 2013.  $150,000 principal amount of debentures remain outstanding.

Convertible Debenture due January 2015

In January 2013, the Company received aggregate gross proceeds of $1,765,000 from the issuance of 8% convertible debentures due January 25, 2015 (“Convertible Debenture due January 2015”), of which $250,000 was received from our current President, Chief Executive Officer and director, and two other directors of the Company.  The debentures pay interest quarterly and are convertible into shares of our common stock at a conversion price of $0.15 per share on or before January 25, 2015.  The embedded conversion feature has certain weighted average anti-dilution protection provisions which would be triggered if the Company issues its common stock, or certain common stock equivalents, (as defined) at a price below $0.15 per share.  The Company has the option to pay any interest on the debentures in common stock based on the average of the closing prices of  our common stock for the 10 trading days immediately preceding the interest payment date.  The Company also has the option to pay any interest on the debentures with additional debentures.  The Company may prepay the debentures at any time without penalty upon 30 days prior notice but only if the sales price of the common stock is at least $.30 for 20 trading days in any 30-day trading period ending no more than 15 days before the Company’s prepayment notice.  In conjunction with the issuance of the debentures, the Company issued warrants (the “Convertible Debenture Warrant”) to purchase 5,882,745 shares of its common stock.  Each warrant grants the holder the right to purchase one share of the Company’s common stock at the purchase price of $0.30 per share on or before January 25, 2016.  The Convertible Debenture Warrant may be exercised on a cashless basis only if there is not an effective registration statement covering such shares.

The Company determined, based upon authoritative guidance, that the conversion feature embedded within the Convertible Debenture due January 2015 should be valued separately and bifurcated from the host instrument and accounted for as a free-standing derivative liability and that the Convertible Debenture Warrant should also be valued and accounted for separately as an equity instrument.

The Company determined the fair value of each of the three elements included within the Convertible Debenture due January 2015.  The debenture portion (without the conversion feature) bearing interest at 8% was determined to be a debt instrument with a fair value of $1,490,000.  The embedded conversion feature was determined to be a derivative with a fair value of $1,180,000.  The Convertible Debenture Warrant was determined to be an equity instrument with a fair value of $370,000.  The Company determined the fair value of each of these instruments based upon the assumptions and methodologies as discussed below.

Since the Convertible Debenture Warrant was determined to be an equity instrument, the Company first computed the relative fair value of the Convertible Debenture due January 2015 (including the value of its conversion feature) with a fair value of $2,670,000 and the Convertible Debenture Warrant with a fair value of $370,000.   Accordingly, the relative fair value of the Convertible Debenture Warrant and the Convertible Debenture due January 2015 (including the value of its conversion feature) was determined to be $214,819 and $1,550,181, respectively.  Then, from the relative fair value of the Convertible Debenture due January 2015, the Company deducted in full the fair value of the embedded conversion feature of $1,180,000. The discount of $1,394,819 applied to the face value of the Convertible Debenture due January 2015 consists of the sum of the relative fair value of the Convertible Debenture Warrant of $214,819 and the full value of the bifurcated conversion option derivative liability of $1,180,000. The Convertible Debenture due January 2015 was recorded at a net value of $370,181, representing its face value of $1,765,000, less aggregate discounts for the derivative liability and warrant of $1,394,819, as summarized in the table below.

COPYTELE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Face value of Convertible Debenture due January 2015		$ 1,765,000
Fair value of embedded conversion feature	$ 1,180,000
Relative fair value of Convertible Debenture Warrant	214,819
Discount	$ 1,394,819	(1,394,819)
Proceeds attributable to the Convertible Debenture due January 2015		$ 370,181

Accordingly, the Company accounted for the full amount of the discount as an offset to the Convertible Debenture due January 2015, amortizable under the effective interest method over the term of the debenture.

The Company calculated the fair value of the embedded conversion feature of the Convertible Debenture due January 2015 using a Monte Carlo simulation, with the observable assumptions as provided in the table below.   The significant unobservable inputs used in the fair value measurement of the reporting entity’s embedded conversion feature are expected stock prices, levels of trading and liquidity of the Company stock, probability of default of the host instrument, and loss severity in the event of such default. Significant increases in the expected stock prices and expected liquidity would result in a significantly higher fair value measurement.  Significant increases in either the probability or severity of default of the host instrument would result in a significantly lower fair value measurement.

As of January 25, 2013 and January 31, 2013
Stock price on valuation date	$ 0.21
Conversion price	$ 0.15
Stock premium for liquidity	57%
Term (years)	2.00
Expected volatility	110%
Weighted average risk-free interest rate	0.3%
Trials	100,000
Aggregate fair value	$ 1,180,000

The Company calculated the fair value of the Convertible Debenture Warrant issued on January 25, 2013 using the Black-Scholes option pricing model with the following assumptions:

As of January 25, 2013
Stock price on valuation date	$ 0.21
Exercise price	$ 0.30
Stock premium for liquidity	38%
Term (years)	3.00
Warrant exercise trigger price	41%
Expected volatility	95%
Weighted average risk-free interest rate	0.4%
Number of warrants	5,882,745
Aggregate fair value	$ 370,000

The Company determined the fair value of the Convertible Debenture due January 2015 by preparing an analysis of discounted cash flows, using a discount rate of 18.6%, which the Company deemed appropriate given the Company’s current risk scenarios.

The amortization of debt discount related to the Convertible Debenture due January 2015 was $4,781 for the three months ended January 31, 2013. The derivative liability related to the embedded conversion feature is revalued at each reporting period.  There was no change in the fair value of the derivative liability at January 31, 2013 and accordingly during the three months ended January 31, 2013, no change in the fair value of the derivative was reported within the consolidated statement of operations.

In connection with the issuance of the Convertible Debenture due January 2015, the Company provided compensation to the placement agent consisting of a cash fee of $41,400 and a warrant for the purchase of 276,014 shares of the Company’s common stock (“Placement Agent Warrant”).  The terms of the Placement Agent Warrant are identical to the terms of the Convertible Debenture Warrant, and using Black-Scholes, upon issuance, was determined to have a fair value of $17,360.  Assumptions for the valuation of the Placement Agent Warrant were identical to those provided above for the Convertible Debenture Warrant.  In addition, issuance costs included legal fees of approximately $25,000.

The sum of the issuance costs was $83,760, and this cost was allocated as provided below:

Attributable to:	Accounting Treatment	Amount
The embedded conversion feature (derivative)	Expensed as incurred	$ 55,999
The 8% Convertible Debenture Warrant	Charged to additional paid-in capital	10,194
The 8% Convertible Debenture	Recorded as deferred issuance costs and amortized under the interest method over the term of the 8% Convertible Debenture.	17,567
Total		$ 83,760

During the three months ended January 31, 2013, the Company amortized $-0- of deferred issuance costs, which when recorded, will be recorded as interest expense.

In connection with the issuance of the Convertible Debenture due January 2015, the Company has agreed to prepare and file a registration statement registering for resale the shares of its common stock which may be issued upon the conversion of the debenture consistent with the terms and conditions of the registration rights agreement the Company entered into with the holders of the registrable shares listed above. The company has agreed to file the registration statement by April 25, 2013 and use its best efforts to ensure that such registration statement would be declared effective by July 24, 2013.

COPYTELE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

If the Company is late in filing the registration statement, monetary penalties payable by the Company to each holder of registrable securities will commence to accrue and cumulate at a rate equal to one percent (1.0%) of the purchase price per share paid by such holder for the registrable securities for each full period of 30 days that the Company is late in filing the registration statement.

The Company has agreed to maintain the effectiveness of the registration statement through the earlier of three years from the date of the issuance of the Convertible Debenture due January 2015 or until Rule 144 of the Securities Act is available to the holders to allow them to sell all of their registrable securities thereunder.

3.

STOCK BASED COMPENSATION

We maintain stock equity incentive plans under which we may grant non-qualified stock options, stock appreciation rights, stock awards, performance awards, or stock units to employees, directors and consultants.

Stock Option Compensation Expense

We account for stock options granted to employees and directors using the accounting guidance in ASC 718 “Stock Compensation” (“ASC 718”).  In accordance with ASC 718, we estimate the fair value of service based stock options on the date of grant, and performance based options when the achievement is considered probable, using the Black-Scholes pricing model.  For options vesting if the trading price of the Company’s common stock exceeds two separate price targets we use a Monte Carlo Simulation in estimating the fair value at grant date. We recognize compensation expense for stock option awards over the requisite or implied service period of the grant.  We recorded stock-based compensation expense of approximately $72,000 and $79,000, related to stock options granted to employees and directors during the three-month periods ended January 31, 2013 and 2012, respectively.

In addition, we recorded stock-based compensation cost during the three months ended January 31, 2013 and 2012 of approximately $401,000 and $2,000, respectively, related to the amortization of compensation cost for stock options granted to employees and directors in prior periods but not yet vested.  As of January 31, 2013, there was unrecognized compensation cost related to non-vested share-based compensation arrangements for stock options granted to employees and directors, related to service based options of approximately $2,305,000 which will be recognized over a weighted-average period of 2.5 years, related to options subject to market conditions of approximately $1,201,000 which will be recognized over a weighted-average period of 1.7 years and related to performance based options of approximately $795,000.  As of January 31, 2013, we have not recognized any compensation cost related to performance based options as achievement was not considered probable.

We account for stock options granted to consultants using the accounting guidance included in ASC 505-50 “Equity-Based Payments to Non-Employees” (“ASC 505-50”).  In accordance with ASC 505-50, we estimate the fair value of service based stock options at each reporting period, and performance based options at each reporting period when the achievement is considered probable, using the Black-Scholes pricing model.  For options vesting if the trading price of the Company’s common stock exceeds two separate price targets we estimate the fair value at each reporting period using a Monte Carlo Simulation.  We did not issue any stock options to consultants during the three-month periods ended January 31, 2013 and 2012.

We recorded consulting expense during the three months ended January 31, 2013 and 2012 of approximately $242,000 and $-0-, respectively, related to stock options granted in prior periods but not yet vested.  As of January 31, 2013, there was unrecognized consulting expense related to non-vested share-based compensation arrangements for stock options granted to consultants, related to service based options of approximately $1,405,000 which will be recognized over a weighted-average period of 2.7 years, related to options subject to market conditions of approximately $881,000 which will be recognized over a weighted-average period of 2.1 years and related to performance based options of approximately $530,000.  As of January 31, 2013, we have not recognized any compensation cost related to performance based options as achievement was not considered probable.

COPYTELE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Fair Value Determination

In September 2012 we instituted changes to our operations as more fully described in Note 1.  Prior to that date we separated the individuals we granted stock options to into three relatively homogenous groups, based on exercise and post-vesting employment termination behaviors.  To determine the weighted average fair value of stock options on the date of grant, we took a weighted average of the assumptions used for each of these groups.  Subsequent to that date individuals are included in a single group.  The fair value of stock options granted to consultants is determined on an individual basis.  The stock options we granted during the three months ended January 31, 2013 consisted of awards of options with 5-year terms, which vest over one year or options with 10-year terms which vest in three annual installments commencing November 30, 2013.  The stock options we granted during the three months ended January 31, 2012 consisted of awards of options with 10-year terms which vested immediately.

The following weighted average assumptions were used in estimating the fair value of stock options granted during the three months ended January 31, 2013 and 2012.

	For the Three Months Ended January 31,
	2013	2012
Weighted average fair value at grant date	$ .17	$ 0.08
Valuation assumptions:
Expected life ( years)	5.12	1.6
Expected volatility	115.7%	124%
Risk-free interest rate	.58%	.20%
Expected dividend yield	0	0

We use the Black-Scholes pricing model in estimating the fair value of stock options which vest over a specific period of time or upon achieving cash milestones.  The expected term of stock options represents the weighted average period the stock options are expected to remain outstanding.  For options granted prior to the change in our operations in September 2012, actual historical performance was used for awards exercised or cancelled.  For awards that remained unexercised and outstanding, even exercise over the remaining contractual term was assumed.  Each category was weighted for its relative size in the population and was then multiplied by the indicated expected term for each category to arrive at the expected term for the population.  For options granted subsequent to the changes in our operations during the fourth quarter of fiscal 2012, we used the simplified method to determine expected term.  The simplified method was adopted since we do not believe that historical experience is representative of future performance because of the impact of the changes in our operations and the change in terms from historical options which vested immediately to terms including vesting periods of up to three years.

Under the Black-Scholes pricing model we estimated the expected volatility of our shares of common stock based upon the historical volatility of our share price over a period of time equal to the expected term of the options.  We estimated the risk-free interest rate based on the implied yield available on the applicable grant date of a U.S. Treasury note with a term equal to the expected term of the underlying grants.  We made the dividend yield assumption based on our history of not paying dividends and our expectation not to pay dividends in the future.

For options vesting if the trading price of the Company’s common stock exceeds two separate price targets we used a Monte Carlo Simulation in estimating the fair value.

Under ASC 718, the amount of stock-based compensation expense recognized is based on the portion of the awards that are ultimately expected to vest.  Accordingly, if deemed necessary, we reduce the fair value of the stock option awards for expected forfeitures, which are forfeitures of the unvested portion of surrendered options.  Based on our historical experience we have not reduced the amount of stock-based compensation expenses for anticipated forfeitures.

COPYTELE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

We will reconsider use of the Black-Scholes pricing model if additional information becomes available in the future that indicates another model would be more appropriate.  If factors change and we employ different assumptions in the application of ASC 718 in future periods, the compensation expense that we record under ASC 718 may differ significantly from what we have recorded in the current period.

Stock Option Activity

During the three-month periods ended January 31, 2013 and 2012, we granted options to employees and directors to purchase 1,180,000 and 950,000 shares, respectively, of common stock at weighted average exercise prices of $0.21 and $0.15 per share, respectively, pursuant to the CopyTele, Inc. 2010 Share Incentive Plan (the "2010 Share Plan).  During the three-month periods ended January 31, 2013 and 2012, stock options to purchase -0- shares and 950,000 shares, respectively, of common stock were exercised with aggregate proceeds of approximately $-0- and $148,000, respectively.

Stock Option Plans

As of January 31, 2013, we have two stock option plans:  the CopyTele, Inc. 2003 Share Incentive Plan (the "2003 Share Plan") and the 2010 Share Plan, which were adopted by our Board of Directors on April 21, 2003 and July 14, 2010, respectively.

The 2003 Share Plan provides for the grant of nonqualified stock options, stock appreciation rights, stock awards, performance awards and stock units to key employees and consultants.  The maximum number of shares of common stock available for issuance under the 2003 Share Plan is 70,000,000 shares. The 2003 Share Plan was administered by the Stock Option Committee through June 2004, from June 2004 through July 2010, by the Board of Directors, from July 2010 through August 2012, by the Stock Option Committee, from August 2012 through November 2012, by the Executive Committee of the Board of Directors and since November 2012, by the Board of Directors, which determines the option price, term and provisions of each option.  The exercise price with respect to all of the options granted under the 2003 Share Plan since its inception was equal to the fair market value of the underlying common stock at the grant date.  As of January 31, 2013, the 2003 Share Plan had 489,745 shares available for future grants.  Information regarding the 2003 Share Plan for the three months ended January 31, 2013 is as follows:

	Shares	Weighted Average Exercise Price Per Share	Aggregate Intrinsic Value
Options Outstanding at October 31, 2012	16,350,045	$ 0.72
Forfeited	(441,200)	$ 0.83
Options Outstanding at January 31, 2013	15,908,845	$ 0.71	$ 185,000
Options Exercisable at January 31, 2013	15,848,845	$ 0.71	$ 175,000

The following table summarizes information about stock options outstanding under the 2003 Share Plan as of January 31, 2013:

COPYTELE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

StockOptions Outstanding				StockOptions Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price
$0.07 - $0.37	2,070,000	3.72	$0.15	2,010,000	3.69	$0.16
$0.43 - $0.70	5,384,770	2.70	$0.60	5,384,770	2.70	$0.60
$0.74 - $0.92	6,199,075	3.52	$0.85	6,199,075	3.52	$0.85
$1.04 - $1.46	2,255,000	2.98	$1.10	2,255,000	2.98	$1.10

The 2010 Share Plan provides for the grant of nonqualified stock options, stock appreciation rights, stock awards, performance awards and stock units to key employees and consultants.  The maximum number of shares of common stock available for issuance under the 2010 Share Plan was initially 15,000,000 shares. On July 6, 2011, the 2010 Share Plan was amended by our Board of Directors to increase the maximum number of shares of common stock that may be granted to 27,000,000 shares, and on August 29, 2012, the maximum number of shares was further increased to 30,000,000 shares. Current and future non-employee directors are automatically granted nonqualified stock options to purchase up to 60,000 shares of common stock upon their initial election to the Board of Directors and 60,000 shares of common stock at the time of each subsequent annual meeting of our shareholders at which they are elected to the Board of Directors.  The 2010 Share Plan was administered by the Stock Option Committee through August 2012, from August 2012 through November 2012, by the Executive Committee of the Board of Directors and since November 2012, by the Board of Directors, which determines the option price, term and provisions of each option. The exercise price with respect to all of the options granted under the 2010 Share Plan was equal to the fair market value of the underlying common stock at the grant date.  As of January 31, 2013, the 2010 Share Plan had 1,075,020 shares available for future grants.  Information regarding the 2010 Share Plan for the three months ended January 31, 2013 is as follows:

	Shares	Weighted Average Exercise Price Per Share	Aggregate Intrinsic Value

Options Outstanding at October 31, 2012	2,820,000	$0.25
Granted	180,000	$0.20
Options Outstanding at January 31, 2013	3,000,000	$0.24	$76,000
Options Exercisable at January 31, 2013	2,000,000	$0.26	$51,000

The following table summarizes information about stock options outstanding under the 2010 Share Plan as of January 31, 2013:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price

$0.12 - $0.37	3,000,000	6.47	$0.24	2,000,000	5.47	$0.26

COPYTELE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

In addition to options granted under the 2003 Share Plan and the 2010 Share Plan, in September 2012, the Board of Directors approved the grant of stock options to purchase 41,500,000 shares and, during the three months ended January 31, 2013, the Board of Directors approved the grant of stock options to purchase 1 million shares.

Of the stock options granted in September 2012, nonqualified options to purchase 40,000,000 shares were issued to our new executive team, consisting of 16,000,000 stock options issued to our new President and Chief Executive Officer, 8,000,000 stock options issued to our new Senior Vice President of Engineering and 16,000,000 stock options issued to a new strategic advisor to the Company.  These stock options have an exercise price of $0.2175 (the average of the high and the low sales price of the common stock on the trading day immediately preceding the approval of such options by the Board of Directors) and have a term of ten years.  Half of these stock options vest in 36 equal monthly installments commencing on October 31, 2012, provided that if the grantees are terminated by the Company without cause, an additional 12 months of vesting will be accelerated and such accelerated options will become immediately exercisable.  The balance of the stock options will vest in three equal installments upon achievement of a cash milestone and two stock price targets.   As of January 31, 2013, we have not recognized any compensation cost related to cash milestone based options as achievement was not considered probable.  As of January 31, 2013, 2,222,240 of these stock options were exercisable with an aggregate intrinsic value of approximately $50,000.  These stock options otherwise have the same terms and conditions as options granted under the Company’s 2010 Share Incentive Plan.

The remaining nonqualified stock options granted in September 2012 to purchase 1.5 million shares consisted of grants of 750,000 stock options to our Chairman in compensation for his service as interim Chief Executive Officer of the Company and as compensation for his prior service as a director, and 750,000 stock options to a director in compensation for his service in recruiting the Company’s new management team.  These stock options have an exercise price of $0.2225 (the average of the high and low sales price on September 21, 2012).  The options vest in 3 equal annual installments of 250,000 commencing on September 21, 2012 and have a term of ten years.   As of January 31, 2013, 500,000 options were exercisable with an aggregate intrinsic value of approximately $9,000.  These stock options otherwise have the same terms and conditions as options granted under the Company’s 2010 Share Incentive Plan.

During the three months ended January 31, 2013, nonqualified stock options to purchase 1 million shares were granted to a director as additional compensation for service in recruiting the Company’s new management team.  These stock options have an exercise price of $0.211 (the average of the high and low sales price on November 30, 2012 and vest 333,334 shares upon grant and 333,333 shares in two annual installments commencing November 30, 2014.  The intrinsic value of these options as of January 31, 2013 was approximately $10,000.  These stock options have a term of ten years and otherwise have the same terms and conditions as options granted under the Company’s 2010 Share Incentive Plan.

The following table summarizes information about the above stock options outstanding that were not granted under the 2003 Share Plan or the 2010 Share Plan as of January 31, 2013:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price

$0.21 - $0.22	42,500,000	9.64	$0.22	3,055,574	9.66	$0.22

COPYTELE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Stock Awards

We account for stock awards granted to employees and consultants based on their grant date fair value, in accordance with ASC 718 and ASC 505-50, respectively.  During the three-month periods ended January 31, 2013 and 2012, we issued -0- shares and 3,083,620 shares, respectively, of common stock to certain employees for services rendered, principally in lieu of cash compensation, pursuant to the 2010 Share Plan and the 2003 Share Plan.  We recorded compensation expense for the three-month periods ended January 31, 2013 and 2012, of approximately $-0- and $406,000, respectively, for the shares of common stock issued to employees.  In addition, during the three-month periods ended January 31, 2013 and 2012, we issued 125,000 shares and 290,470 shares, respectively, of common stock to consultants for services rendered pursuant to the 2010 Share Plan and the 2003 Share Plan.  We recorded consulting expense for the three-month periods ended January 31, 2013 and 2012 of approximately $26,000 and $37,000, respectively for the shares of common stock issued to consultants.

4.

FAIR VALUE MEASUREMENTS

ASC 820 “Fair Value Measurements and Disclosures” (“ASC 820”) defines fair value, establishes a framework for measuring fair value under GAAP, and expands disclosures about fair value measurements.  In accordance with ASC 820, we have categorized our financial assets, based on the priority of the inputs to the valuation technique, into a three-level fair value hierarchy as set forth below.  If the inputs used to measure the financial instruments fall within different levels of the hierarchy, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

Financial assets and liabilities recorded in the accompanying condensed consolidated balance sheets are categorized based on the inputs to the valuation techniques as follows:

Level 1 - Financial assets and liabilities whose values are based on unadjusted quoted prices for identical assets or liabilities in an active market which we have the ability to access at the measurement date.

Level 2 - Financial assets and liabilities whose values are based on quoted market prices in markets where trading occurs infrequently or whose values are based on quoted prices of instruments with similar attributes in active markets.

Level 3 – Financial assets and liabilities whose values are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement.  These inputs reflect management’s own assumptions about the assumptions a market participant would use in pricing the asset and liabilities.  We do not currently have any Level 3 financial assets.

The following table presents the hierarchy for our financial assets measured at fair value on a recurring basis as of January 31, 2013:

	Level 1	Level 2	Level 3	Total
Money market funds – Cash and cash equivalents	$ 1,713,353	$ -	$ -	$ 1,713,353
Videocon Industries Limited global depository receipts	5,730,583	-	-	5,730,583
Total financial assets	$ 7,443,936	$ -	$ -	$ 7,443,936

The following table presents the hierarchy for our financial assets measured at fair value on a recurring basis as of October 31, 2012:

COPYTELE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

	Level 1	Level 2	Level 3	Total
Money market funds – Cash and cash equivalents	$ 339,693	$ -	$ -	$ 339,693
U.S. government securities - Cash and cash equivalents	-	500,000	-	500,000
Videocon Industries Limited global depository receipts	4,728,367	-	-	4,728,367
Total financial assets	$ 5,068,060	$ 500,000	$ -	$ 5,568,060

We did not have any financial liabilities that were required to be measured at fair value on a recurring basis as of October 31, 2012.  The following table presents the hierarchy for our financial liabilities measured at fair value on a recurring basis as of January 31, 2013:

	Level 1	Level 2	Level 3	Total
Derivative liability	$ -	$ -	$ 1,180,000	$ 1,180,000

The following table sets forth a summary of the changes in the fair value of the Company’s Level 3 financial liabilities that are measured at fair value on a recurring basis:

For the Three Months Ending January 31, 2013
Beginning balance	$-
Aggregate fair value of bifurcated conversion feature issued	1,180,000
Change in fair value of bifurcated conversion feature	-
Ending balance	$1,180,000

The bifurcated conversion feature is accounted for as a derivative liability and is measured at fair value using a Monte Carlo simulation model and is classified within Level 3 of the valuation hierarchy.

The significant assumptions and valuation methods that the Company used to determine fair value and the change in fair value of the Company’s derivative financial instrument are discussed in Note 2 (Convertible Debentures). The development and determination of the unobservable inputs for Level 3 fair value measurements and fair value calculations are the responsibility of the Company’s Principal Financial Officer with support from the Company’s consultants.

In accordance with the provisions of ASC 815, the Company presents the bifurcated conversion feature liability at fair value in its condensed consolidated balance sheet, with the corresponding changes in fair value, if any, recorded in the Company’s condensed statements of operations for the applicable reporting periods.  As disclosed in Note 2, the Company computed the fair value of the derivative liability at the date of issuance and the reporting date of January 31, 2013 using the Monte Carlo simulation model.

The Company developed the assumptions that were used as follows: The stock price on the valuation date of the Company’s common stock was derived from the trading history of the Company’s common stock.  The stock premium for liquidity was computed as the premium required to adjust for the effect of the additional time that it would be expected to take for the market to absorb the converted shares and warrant exercises, given the Company’s current trading volume.  The term represents the remaining contractual term of the derivative; the volatility rate was

COPYTELE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

developed based on analysis of the Company’s historical volatility; the risk free interest rate was obtained from publicly available US Treasury yield curve rates; the dividend yield is zero because the Company has not paid dividends and does not expect to pay dividends in the foreseeable future.

Our non financial assets that are measured on a non-recurring basis include our property and equipment which are measured using fair value techniques whenever events or changes in circumstances indicate a condition of impairment exists.  The estimated fair value of accounts payable and accrued liabilities approximates their individual carrying amounts due to the short term nature of these measurements.  It is impractical to determine the fair value of the loan receivable and loan payable to the related party given the nature of these loans.  The convertible debentures have been reported net of the discount for the beneficial conversion features and related warrants.  Cash and cash equivalents are stated at carrying value which approximates fair value.  These assets and liabilities were not presented in the preceding table.

5.

INVESTMENTS

Short-term Investments

At October 31, 2012, we had marketable securities consisting of certificates of deposit of approximately $500,000, which were classified as "available-for-sale securities" and reported at fair value.

Investment in Videocon

Our investment in Videocon is classified as an "available-for-sale security" and reported at fair value, with unrealized gains and losses excluded from operations and reported as a component of accumulated other comprehensive income (loss) in shareholders’ equity.  The original cost basis of $16,200,000 was determined using the specific identification method.  The fair value of the Videocon GDRs is based on the price on the Luxembourg Stock Exchange, which price is based on the underlying price of Videocon’s equity shares which are traded on stock exchanges in India with prices quoted in rupees.

ASC 320 “Investments-Debt and Equity Securities” (“ASC 320”) and SEC guidance on other than temporary impairments of certain investments in equity securities requires an evaluation to determine if the decline in fair value of an investment is either temporary or other than temporary.  Unless evidence exists to support a realizable value equal to or greater than the carrying cost of the investment, an other than temporary impairment should be recorded.  At each reporting period we assess our investment in Videocon to determine if a decline that is other than temporary has occurred.  As of January 31, 2013, on a cumulative basis, write-down of the investment of approximately $10,818,000 was recorded and a new cost basis of approximately $5,382,000 was established.  The fair value of investment in Videocon as of January 31, 2013 and October 31, 2012, and the unrealized gain for the three month period ended January 31, 2013, are as follows:

Investment in Videocon
Fair Value as of October 31, 2012	$ 4,728,367
Reversal of unrealized loss at October 31, 2012	653,684
Unrealized gain	348,532
Fair Value as of January 31, 2013	$ 5,730,583

Investment in ZQX Advisors, LLC

In August 2009, we entered into an Engagement Agreement with ZQX Advisors, LLC (“ZQX”) to assist us in seeking business opportunities and licenses for our electrophoretic display technology.  Concurrently with entering into the Engagement Agreement, we acquired a 19.5% ownership interest in ZQX.  In exchange for the 19.5% ownership interest and for the services to be rendered by ZQX, we issued 800,000 unregistered shares of common stock as well as warrants to purchase an additional 500,000 unregistered shares of common stock, half of which are exercisable at $0.37 per share and the other half at $0.555 per share to ZQX. The warrants are exercisable at any time after August 19, 2010 and expire on August 19, 2019. We have classified our interest in ZQX of $91,000 as a reduction of additional paid-in capital within shareholders’ equity since this investment in ZQX consists entirely of our equity securities. On January 21, 2013, we terminated the Engagement Agreement with ZQX, but currently retain our 19.5% interest in ZQX.

COPYTELE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

6.

 NET LOSS PER SHARE OF COMMON STOCK

In accordance with ASC 260, “Earnings Per Share”, basic net loss per common share (“Basic EPS”) is computed by dividing net loss by the weighted average number of common shares outstanding.  Diluted net loss per common share (“Diluted EPS”) is computed by dividing net loss by the weighted average number of common shares and dilutive common share equivalents and convertible securities then outstanding.  Diluted EPS for all periods presented is the same as Basic EPS, as the inclusion of the effect of common share equivalents then outstanding would be anti-dilutive.  For this reason, excluded from the calculation of Diluted EPS for the three-month periods ended January 31, 2013 and 2012, were stock options to purchase 61,408,845 and 18,602,045 shares respectively, and warrants to purchase 13,658,759 and 7,500,000 shares, respectively and debentures convertible into 19,919,425 shares and -0- shares respectively.

7.

EFFECT OF RECENTLY ADOPTED AND ISSUED PRONOUNCEMENTS

In December 2011, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update 2011-12 (“ASU 2011-12”), Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05.  This amendment defers the effective date of the requirement to present separate line items on the income statement for reclassification adjustments of items out of accumulated other comprehensive income into net income. ASU 2011-12 is effective at the same time as Accounting Standards Update 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income (“ASU 2011-05”), so that entities will not be required to comply with the presentation requirements in ASU 2011-05 that this ASU 2011-12 is deferring. ASUs 2011-12 and 2011-05 are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011.  The Company adopted ASUs 2011-05 and 2011-12 on November 1, 2012 and has presented comprehensive income using the one-statement approach.

In February 2013, the FASB issued ASU 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. The amendments in ASU 2013-02 do not change the current requirements for reporting net income or other comprehensive income in financial statements.  However, ASU 2013-02 requires an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component.  In addition, an entity is required to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by respective line items of net income but only if amounts reclassified is required under GAAP to be reclassified to net income in its entirety in the same reporting period.  For other amounts that are not required under GAAP to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures required under GAAP that provide additional details about these amounts.  ASU 2013-02 is effective in the second quarter of fiscal year 2013 and is not expected to have a material effect on the Company’s consolidated financial statements.

In October 2012, the FASB issued Accounting Standards Update 2012-04 (“ASU 2012-04”), Technical Corrections and Improvements. The amendments in this update cover a wide range of topics and include technical corrections and improvements to the Accounting Standards Codification. The amendments in ASU 2012-04 will be effective for interim and annual reporting periods beginning after December 15, 2012. The Company adopted ASU 2012-04 on February 1, 2013. The Company does not expect the adoption of ASU 2012-04 to have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

COPYTELE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

In October 2012, the FASB issued Accounting Standards Update 2012-03 (“ASU 2012-03”), Technical Amendments and Corrections to SEC Sections.  ASU 2012-03 is issued to amend certain SEC paragraphs in the FASB Accounting Standards Codification, including Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin, Technical Amendments, and Corrections Related to FASB Accounting Codification. The amendments in ASU 2012-03 will be effective for interim and annual reporting periods beginning after December 15, 2012.  The Company adopted ASU 2012-03 on February 1, 2013.  The Company does not expect the adoption of ASU 2012-03 to have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

8.

INCOME TAXES

We file Federal and New York State income tax returns.  Due to net operating losses, the statute of limitations remains open since the fiscal year ended October 31, 1997.   We account for interest and penalties related to income tax matters in selling, general and administrative expenses. There are no unrecognized income tax benefits as of January 31, 2013 and October 31, 2012.

9.

SEGMENT INFORMATION

We follow the accounting guidance of ASC 280 “Segment Reporting” (“ASC 280”).  Reportable operating segments are determined based on management’s approach.  The management approach, as defined by ASC 280, is based on the way that the chief operating decision-maker organizes the segments within an enterprise for making operating decisions and assessing performance.  In the past, the primary operations of the Company involved licensing in connection with and the development of patented technologies.  Commencing in the fourth quarter of fiscal year 2012 the Company’s primary operations involve patent licensing in connection with the unauthorized use of patented technologies and patent enforcement.  Prior to the change in the primary operations of the Company, the chief operating decision-maker managed the enterprise in two segments: (i) Display Technology and (ii) Encryption Products and Services.  Subsequent to the change, the chief operating decision-maker manages the enterprise as a single segment which includes the licensing and enforcement of patents from both of the previous segments.

10.

CONTINGENCES

On January 28, 2013, we filed a lawsuit in the United States District Court for the Northern District of California against AUO and E Ink in connection with the AUO License Agreements, alleging breach of contract and other charges, and are seeking compensatory, punitive, and treble damages.   In addition to numerous material breaches by AUO of the AUO License Agreements, the Complaint alleges that AUO and E Ink conspired to obtain rights to CopyTele’s ePaper® Electrophoretic Display technology, and CopyTele’s Nano Field Emission Display technology.  CopyTele alleges that such activities violated several State and Federal anti-trust and unfair competition statutes for which punitive and/or treble damages are applicable.  We can give no assurance as to the potential outcome of this litigation.

On January 28, 2013, CopyTele also initiated a patent infringement lawsuit in the United States District Court for the Northern District of California against E Ink, regarding certain patents owned by CopyTele pertaining to CopyTele’s  ePaper® Electrophoretic Display technology.  CopyTele alleges that E Ink has infringed and continues to infringe such patents in connection with the manufacture, sale, use, and importation of eReaders, and other devices with electrophoretic displays. We can give no assurance as to the potential outcome of this litigation.

Commencing in the fourth quarter of fiscal year 2012 the primary operations of the Company involved patent licensing in connection with the unauthorized use of patented technologies and patent enforcement.   In connection with any of our patent enforcement actions, it is possible that a defendant may request and/or a court may rule that we have violated statutory authority, regulatory authority, federal rules, local court rules, or governing standards relating to the substantive or procedural aspects of such enforcement actions.  In such event, a court may issue monetary sanctions against us or award attorney's fees and/or expenses to a defendant(s), which could be material.

COPYTELE, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

Other than the foregoing, we are not a party to any material pending legal proceedings.  We are party to claims and complaints that arise in the ordinary course of business.  We believe that any liability that may ultimately result from the resolution of these matters will not, individually or in the aggregate, have a material adverse effect on our financial position or results of operations.

57,400,130 Shares of Common Stock

COPYTELE, INC.

PROSPECTUS